As filed with the Securities and Exchange Commission on December 7, 2006

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESSA BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	6712	Being applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Palmer Street

Stroudsburg, Pennsylvania 18360

(570) 421-0531

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Gary S. Olson

200 Palmer Street

Stroudsburg, Pennsylvania 18360

(570) 421-0531

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

John J. Gorman, Esq.

Marc P. Levy, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 400

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	15,565,825 shares (1)	$10.00	$155,658,250(2)	$16,656
Participation Interests	431,693 interests			(3)

(1)	Includes shares to be issued to the ESSA Bank & Trust Foundation, a private foundation.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	The securities of ESSA Bancorp, Inc. to be purchased by the ESSA Bank & Trust 401(k) Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

ESSA BANCORP, INC.

(Proposed Holding Company for ESSA Bank & Trust)

Up to 12,650,000 Shares of Common Stock

ESSA Bancorp, Inc., a Pennsylvania corporation, is offering shares of common stock for sale in connection with the conversion of ESSA Bank & Trust, a Pennsylvania-chartered savings association, from the mutual to the stock form of organization. All shares of common stock are being offered for sale at a price of $10.00 per share. Shares of our common stock have been approved for trading on the Nasdaq Global Market under the symbol “ESSA.” There is currently no public market for the shares of our common stock. We also intend to contribute up to 7.0% of the shares of common stock of ESSA Bancorp, Inc. that will be sold in the offering, and up to $1.5 million in cash, to a charitable foundation established by ESSA Bank & Trust.

We are offering up to 12,650,000 shares of common stock for sale on a best efforts basis. We may sell up to 14,547,500 shares of common stock because of demand for the shares, changes in market conditions or regulatory considerations without resoliciting subscribers. We must sell a minimum of 9,350,000 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:

•	First, to depositors of ESSA Bank & Trust with aggregate account balances of at least $50 as of the close of business on April 30, 2005.

•	Second, to ESSA Bank & Trust’s tax-qualified employee benefit plans.

•	Third, to depositors of ESSA Bank & Trust with aggregate account balances of at least $50 as of the close of business on _____________.

•	Fourth, to depositors of ESSA Bank & Trust as of ____________ and to borrowers of ESSA Bank & Trust as of ___________ whose borrowings remained outstanding as of _________________.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering.” We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Ryan Beck & Co., Inc.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered through a single qualifying account is 35,000 shares. The offering is expected to expire at 12:00 Noon, Eastern time, on ________. We may extend this expiration date without notice to you until _________, unless the Office of Thrift Supervision approves a later date, which may not be beyond ____________. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond __________, or the number of shares of common stock to be sold is increased to more than 14,547,500 shares or decreased to less than 9,350,000 shares. If the offering is extended beyond ___________, or if the number of shares of common stock to be sold is increased to more than 14,547,500 shares or decreased to less than 9,350,000 shares, we will resolicit subscribers, giving them an opportunity to change or cancel their orders. Funds received during the offering will be held in a segregated account at ESSA Bank & Trust and will earn interest at our passbook savings rate, which is currently __%.

Ryan Beck & Co., Inc. will assist us in selling shares of our common stock on a best efforts basis. Ryan Beck & Co., Inc. is not required to purchase any shares of the common stock that are being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

This investment involves a degree of risk, including the possible loss of your investment.

Please read “ Risk Factors” beginning on page 18.

TERMS OF THE OFFERING

Price: $10.00 per Share

	Minimum	Maximum	Adjusted Maximum
Number of shares	9,350,000	12,650,000	14,547,500
Gross offering proceeds	$93,500,000	$126,500,000	$145,475,000
Estimated offering expenses(1)	$2,017,000	$2,290,000	$2,420,000
Estimated net proceeds	$91,483,000	$124,210,000	$143,055,000
Estimated net proceeds per share	$9.78	$9.82	$9.83

(1)	Includes selling agent fees and expenses. See “The Conversion-Marketing and Distribution; Compensation” for a discussion of Ryan Beck & Co., Inc.’s compensation for this offering.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Pennsylvania Department of Banking nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, please call the Stock Information Center, toll free, at (        ) ___-____.

Ryan Beck & Co., Inc. [LOGO]

The date of this prospectus is ___________.

Prospectus Supplement

Interests in

ESSA BANK & TRUST 401(k) PLAN

Offering of Participation Interests in up to                      Shares of

ESSA BANCORP, INC.

Common Stock

In connection with the adoption of a stock issuance plan, ESSA Bancorp, Inc. is allowing participants in the ESSA Bank & Trust 401(k) Savings Plan (the “Plan”) to invest all or a portion of their accounts in a unitized account which will be invested in the common stock of ESSA Bancorp, Inc. (the “Common Stock”). ESSA Bancorp, Inc. has registered a number of participation interests through the Plan in order to enable the trustee of the Plan to purchase up to                          shares of Common Stock, based upon the value of the Plan assets at                              , 200  , and assuming a purchase price of $10.00 per share. This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in the unitized ESSA Bancorp, Inc. Stock Account at the time of the stock offering. After the stock offering, participants will continue to be able to invest in the Stock Account.

ESSA Bancorp, Inc.’s prospectus, dated                             , is attached to this prospectus supplement. It contains detailed information regarding the stock offering of ESSA Bancorp, Inc. common stock and the financial condition, results of operations and business of ESSA Bank & Trust. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus to which it is attached and keep both for future reference.

For a discussion of investment risks that you should consider, see “Risk Factors” beginning on page 18 of the prospectus.

The interests in the Plan and the offering of the Common Stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by ESSA Bancorp, Inc., in the stock offering, of stock units representing an interest in shares of Common Stock in the ESSA Bancorp, Inc. Stock Account of the Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. ESSA Bancorp, Inc., ESSA Bank & Trust and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Common Stock or stock units representing an ownership interest in Common Stock shall under any circumstances imply that there has been no change in the affairs of ESSA Bank & Trust or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is                                         .

THE OFFERING

Securities Offered

ESSA Bancorp, Inc. is offering stock units in the ESSA Bank & Trust 401(k) Plan (the “Plan”). The stock units represent indirect ownership of ESSA Bancorp, Inc.’s common stock through the ESSA Bancorp, Inc. Stock Account being established under the Plan in connection with the stock offering. Given the purchase price of $10 per share in the stock offering, the Plan may acquire up to _____ shares of ESSA Bancorp, Inc. Common Stock in the stock offering. Only employees of ESSA Bank & Trust may become participants in the Plan and only participants may purchase stock units in the ESSA Bancorp, Inc. Stock Account. Your investment in stock units in connection with the stock offering through the ESSA Bancorp, Inc. Stock Account is subject to the purchase priorities contained in the ESSA Bancorp, Inc. Stock Issuance Plan (the “Stock Issuance Plan”).

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of ESSA Bancorp, Inc. is contained in the accompanying prospectus. The address of the principal executive office of ESSA Bancorp, Inc. and ESSA Bank & Trust is 200 Palmer Street, Stroudsburg, Pennsylvania 18360.

Purchase Priorities	In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to the ESSA Bancorp, Inc. Stock Account, to be used to purchase stock units representing an ownership interest in the Common Stock issued in the stock offering. The manner in which you make this election and transfer is discussed below under “Election to Purchase Stock Units in the Stock Offering.” All Plan participants are eligible to direct a transfer of Accounts to the ESSA Bancorp, Inc. Stock Account. However, such directions are subject to the purchase priorities in the Stock Issuance Plan, which contemplates a subscription offering and, possibly, a community offering. Subscription offering categories, in descending order of purchase priorities are as follows: (1) eligible account holders; (2) tax-qualified employee benefit plans of ESSA Bank & Trust, including the employee stock ownership plan which we adopted; (3) supplemental eligible account holders; and (4) other depositors. An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on April 30, 2005. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on February , 2007. Other depositors are depositors of the Bank as of __________. If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to subscribe for stock in the subscription offering. You may do so through the Plan and/or outside of the

Plan. Stock units can be subscribed for through the Plan by using Accounts in the Plan to pay for them. You may also be able to purchase stock units in the subscription offering through the Plan even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) since ESSA Bancorp, Inc. has determined to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans.

If you choose not to direct the investment of your account balances towards the purchase of any stock units through the ESSA Bancorp, Inc. Stock Account in connection with the offering, your account balances will remain in the investment Accounts of the Plan as previously directed by you.

If you are eligible to subscribe for stock in the subscription offering through subscription categories (1), (3), or (4), you will receive a separate mailing, including a Stock Order Form. You may subscribe for stock outside of the Plan by completing the Stock Order Form and submitting it to the Stock Information Center.

Allocation of Units

The trustee of the ESSA Bancorp, Inc. Stock Account will subscribe for Common Stock in the stock offering in accordance with your directions. No later than the end of the offering period, __________ 2007, the investment amount that you have elected for the purchase of stock units in the ESSA Bancorp, Inc. Stock Account in connection with the stock offering will be removed from the various 401(k) plan investment Accounts and transferred to the ESSA Bancorp, Inc. Stock Account, pending the consummation of the stock offering. After__________, 2007 we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed, you may not receive any or all of your order, depending on your purchase priority, as described above, and whether the Plan will purchase through category 2). The amount that can be used toward your order will be applied to the purchase of stock units.

In the event the offering is oversubscribed, i.e., there are more orders for Common Stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase interests in Common Stock in the offering, the amount that cannot be invested in Common Stock will remain in cash in the ESSA Bancorp Stock Account until you reallocate it to other 401(k) plan investments. The prospectus describes the allocation procedures in the event of an oversubscription. See “The Conversion” section in the prospectus.

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Composition of and Purpose of Stock Units	The ESSA Bancorp, Inc. Stock Account, which is being established in the Plan, will invest in the Common Stock of ESSA Bancorp, Inc. Following the stock offering, the ESSA Bancorp, Inc. Stock Account will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the ESSA Bancorp, Inc. Stock Account. For purchases in the offering, there will be no cash component. A stock unit will be valued at $10. After the offering, newly issued units will consist of a percentage interest in both the Common Stock and cash held in the ESSA Bancorp, Inc. Stock Account. Unit values (similar to the stock’s share price) and the number of units (similar to number of shares) will be used to communicate the dollar value of a participant’s account. Following the stock offering, each day, the stock unit value of the ESSA Bancorp, Inc. Stock Account will be determined by dividing the total market value of the Account at the end of the day by the total number of units held in the Account by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the Account, less any investment management fees. The market value and unit holdings of your account in the ESSA Bancorp, Inc. Stock Account will be reported to you on your quarterly statements.

Value of Plan Assets	As of ___________, the market value of the assets of the Plan eligible to purchase Common Stock in the offering was approximately $_________________.

Election to Purchase Stock Units in the Stock Offering	In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan to the ESSA Bancorp, Inc. Stock Account. The amount that you wish to invest in stock units will be transferred from the various 401(k) investment alternatives to the ESSA Bancorp, Inc. Stock Account pursuant to your direction on the Special Election Form. The trustee of the Plan will subscribe for ESSA Bancorp, Inc. Common Stock offered for sale in connection with the stock offering, in accordance with each participant’s direction. In order to purchase stock units representing an ownership interest in Common Stock in the stock offering through the Plan, you must purchase stock units representing an ownership interest in at least 25 shares in the offering through the Plan. The prospectus describes maximum purchase limits for investors in the stock offering. The trustee will pay $10.00 per stock unit, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings.

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How to Order Stock in the Offering	Enclosed is a Special Election Form on which you can elect to transfer all or a portion of your account balance in the Plan to the ESSA Bancorp, Inc. Stock Account for the purchase of stock units in connection with the stock offering, provided that you purchase stock units representing an ownership interest in at least 25 shares through the Plan. If you wish to use all or part of your account balance in the Plan to purchase Common Stock issued in the stock offering, you should indicate that decision on the Special Election Form. In order to direct the Trustee to purchase stock units in the offering, you may complete a Special Election Form indicating the dollar amount that you wish to have transferred from the various 401(k) investment Accounts into the ESSA Bancorp, Inc. Stock Account. Please note that you need not invest all the amounts that you have invested in the 401(k) plan in the ESSA Bancorp, Inc. Stock Account. You will file the Special Election Form with Thomas J. Grayuski, at ESSA Bank & Trust, 200 Palmer Street, Stroudsburg, Pennsylvania 18360. You must file the Special Election Form no later than 5:00 p.m., local time, on _______________. If you do not wish to make an election, you should check Box E on the reverse side of the Special Election Form and return the form to Thomas J. Grayuski as indicated above.

Election Form Deadline	If you wish to purchase stock units with your Plan account balances, you must return your Special Election Form to Thomas J. Grayuski, at ESSA Bank & Trust, 200 Palmer Street, Stroudsburg, Pennsylvania 18360, to be received no later than 5:00 p.m., local time, on __________________. You may return your Special Election Form by hand delivery, mail or by faxing it to (570) 476-6258, so long as it is returned by the time specified. This return date is earlier than the deadline for purchases made outside of the Plan. In order to purchase shares outside the Plan, you must complete and return a Stock Order Form along with payment by check or by authorizing withdrawal from your ESSA Bank & Trust deposit account(s) to the Stock Information Center no later than 12:00 p.m., local time, on __________________.

Irrevocability of Transfer Direction	You may not change your election to transfer amounts to the ESSA Bancorp, Inc. Stock Account in connection with the stock offering. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock units among all of the other investment Accounts on a daily basis.

Future Direction to Purchase Common Stock	You will be able to purchase stock units after the offering through your investment in the ESSA Bancorp, Inc. Stock Account. You may direct that your future contributions or your account balance in the Plan be transferred to the ESSA Bancorp, Inc. Stock Account. After the offering, to the extent that shares are available, the trustee of the Plan will acquire Common Stock at your election in open

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market transactions at the prevailing price. You may change your investment allocation on a daily basis. Special restrictions may apply to transfers directed to and from the ESSA Bancorp, Inc. Stock Account by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of ESSA Bancorp, Inc.

Voting Rights of Common Stock	The Plan provides that, after the offering, you may direct the trustee how to vote any shares of ESSA Bancorp, Inc. Common Stock held by the ESSA Bancorp, Inc. Stock Account, and the interest in such shares that is credited to your account. If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

ESSA Bank & Trust adopted the ESSA Bank & Trust 401(k) Plan effective December 1, 1985 (the “Plan”). The Plan is a tax-qualified plan, with a cash or deferred compensation feature, established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

ESSA Bank & Trust intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. ESSA Bank & Trust will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which, by their terms, do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator at ESSA Bank & Trust, 200 Palmer Street, Stroudsburg, Pennsylvania 18360. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

Employees who are at least 21 years old and have completed at least one year of employment with ESSA Bank & Trust are eligible to enter the Plan (effective January 1, 2007) on the January 1 or July 1 coincident with or next following the date on which the employee meets the age and year of employment requirements (a year of employment includes the performance of at least 1,000 hours of employment). Prior to January 1, 2007, employees were eligible to enter the Plan on the December 1 or June 1 coincident with or next following the date on which the employee meets the age and year of employment requirements. Employees covered by a collective bargaining agreement and nonresident aliens who receive no income from sources within the United States are not eligible to participate in the Plan. Effective January 1, 2007, the Plan year is the calendar year (the “Plan Year”). There was a short Plan Year from December 1, 2006 to December 31, 2006 and before December 1, 2006, the Plan Year was from December 1 to November 30.

As of                     , there were approximately              employees and former employees eligible to participate in the Plan.

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Contributions under the Plan

401(k) Plan Contributions. You are permitted to defer on a pre-tax basis either a flat dollar amount or between 1% and 100% of your compensation (expressed in terms of whole percentages) for each payroll period, subject to certain restrictions imposed by the Internal Revenue Code, and to have that amount contributed to the Plan on your behalf. For purposes of the Plan, “compensation” means your compensation subject to income tax withholding at the source, as reported on your Form W-2, excluding bonuses and commissions, plus deferred income attributable to any compensation reduction agreement in connection with the Plan or compensation reduction in connection with a Section 125 plan or Internal Revenue Code Section 132(f) benefit. In 2007, the annual compensation of each participant taken into account under the Plan is limited to $225,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Internal Revenue Code). You may elect to modify the amount contributed to the Plan as of any January 1 or July 1 by filing a new elective deferral agreement with the Plan administrator.

Employer Matching Contributions. The Plan is intended to be a “safe harbor” 401(k) Plan with respect to automatically satisfying certain IRS rules with respect to nondiscrimination in the amount of contributions for highly compensated employees compared to nonhighly compensated employees. Accordingly, ESSA Bank & Trust will make matching contributions to the Plan in an amount equal to the sum of 100% of the Participant’s annual elective deferrals that do not exceed 3% of the Participant’s Compensation, plus 50% of the amount of the Participant’s annual elective deferrals that do not exceed 5% of the Participant’s Compensation. If you stop making elective deferrals for any period, ESSA Bank & Trust will also stop making matching contributions for the same period.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2007, the amount of your before-tax contributions may not exceed $15,500 per calendar year. This amount may be adjusted periodically by law, based on changes in the cost of living. In addition, if you are age 50 or older in 2007, you will be able to make a “catch-up” contribution of up to $5,000, in addition to the $15,500 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of elective deferrals and employer non-matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of elective deferrals and employer non-matching contributions made by or on behalf of all other employees eligible to participate in the Plan.

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A highly compensated employee includes any employee who (1) was a 5% owner of ESSA Bancorp, Inc. at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $100,000. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in the elective deferrals you have made under the Plan. Any employer contributions credited to your account before December 1, 2004 are subject to a 6-year graded vesting schedule pursuant to which such amounts vest in 20% increments after each completed year of service, beginning after the completion of the second year of service, until a participant becomes 100% vested upon completion of 6 years of service. Employer contributions to your account on and after December 1, 2004 are fully vested because the Plan is a “safe harbor” 401(k) plan as of that date. In addition, you will also become 100% vested in the employer contributions and earnings credited to your account upon your death, disability or attainment of age 65.

Withdrawals and Distributions from the Plan

In-service withdrawals from your 401(k) account are not permitted under the Plan until you attain age 70 1/2. Hardship withdrawals and loans are not permitted under the Plan.

Withdrawal upon Termination of Employment. You may make withdrawals from your accounts at any time after you terminate employment. If your vested account balance as of the date of your termination is $1,000 or less, distribution will be made in a lump sum. If your accounts are between $1,000 and $5,000 and you have not made any payment election, the Plan administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan administrator. If your accounts exceed $5,000 upon your termination of employment, payment will be deferred until you reach age 65 unless you elect an optional form of payment such as a lump sum payment or partial withdrawal (subject to a mandatory 20% income tax withholding), a rollover to an individual retirement account or to another employer’s plan (if permitted by that plan).

Distribution due to Disability, Death or Retirement. If your termination of employment is due to normal or postponed retirement, death or disability and your accounts exceed $5,000, distribution will be made in a lump sum payment upon your attainment of age 65 (or, if earlier, date of disability) unless you elect to defer distribution to a postponed retirement date or unless you elect an optional form of payment such as a lump sum payment or partial withdrawal (subject to a mandatory 20% income tax withholding), a rollover to an individual retirement account or to another employer’s plan (if permitted by that plan).

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are either held in insurance products or in the Plan trust (the “Trust”) which is administered by the trustee appointed by ESSA Bank & Trust’s Board of Directors.

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Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one or more of the following options:

•	Premier Money Market (Babson Capital) MKSXX

•	Premier Core Bond (Babson Capital) MCBDX

•	Premier High Yield (Babson Capital) DLHYX

•	Premier Strategic Income (OFI) MISLX

•	Conservative Journey

•	Moderate Journey

•	Aggressive Journey

•	Destination Retirement Income MDRLX

•	Destination Retirement 2020 MRTLX

•	Destination Retirement 2030 MYRLX

•	Destination Retirement 2040 MRFLX

•	Premier Core Value Eq (Babson/AllncBer/OFI Inst)

•	Select Large Cap Value (Davis) MLVSX

•	Select Indexed Equity (Northern Trust) MMIEX

•	Spectrum Growth (T. Rowe Price) PRSGX

•	Premier Capital Appreciation (OFI) MCASX

•	Growth (OFI) OGRYX

•	Ultra (American Century) TWCUX

•	Premier Small Co. Opportunities II (OFI Inst) MSCDX

•	Premier Small Cap Value (OFI Institutional) DSMVX

•	Select Mid Cap Growth II (T. Rowe Price) MMELX

•	New Horizons (T. Rowe Price) PRNHX

•	Premier International Equity (OFI) MIEDX

•	Global Opportunities (OFI) OGIYX

•	Select Focused Value (Harris/C&B) MFVSX

In connection with the offering, the Plan now provides that in addition to the Accounts specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the ESSA Bancorp, Inc. Stock Account. You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the Accounts listed above. If you fail to provide an effective investment direction in connection with the stock offering, your contributions will be invested in the various investment alternatives that you designated until such time as you change your investment directions. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. You may change your investment directions at any time by telephone or electronic medium.

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Performance History

The following table provides performance data with respect to the investment Accounts available under the Plan through November 30, 2006:

PERFORMANCE

AS OF NOVEMBER 30, 2006

Stock Accounts	1 Month	1 Year	3 Year	5 Year	10 Year	SINCE INCEPTION
Premier Money Market (Babson Capital)	0.40%	4.54%	2.62%	2.02%	3.66%	6.63%
Premier Core Bond (Babson Capital)	1.09%	5.40%	3.99%	4.86%	5.82%	8.01%
Premier High Yield (Babson Capital)	1.28%	10.73%	8.63%	11.01%	N/A	8.95%
Premier Strategic Income (OFI)	1.36%	7.47%	7.02%	8.80%	6.49%	8.43%
Conservative Journey	1.33%	7.61%	6.30%	5.54%	5.98%	7.69%
Moderate Journey	1.80%	10.10%	9.22%	6.87%	7.22%	9.25%
Aggressive Journey	2.14%	11.16%	11.12%	7.33%	8.42%	10.62%
Destination Retirement Income	1.23%	6.33%	5.48%	4.90%	5.70%	8.16%
Destination Retirement 2020	1.58%	8.32%	8.50%	6.28%	5.68%	8.20%
Destination Retirement 2030	1.90%	9.86%	10.48%	6.77%	5.35%	8.47%
Destination Retirement 2040	2.09%	10.99%	11.75%	7.39%	5.68%	9.21%
Premier Core Value Eq (Babson/AllncBer/OFI Inst)	2.30%	16.66%	14.27%	8.55%	6.45%	10.08%
Select Large Cap Value (Davis)	2.08%	13.29%	13.25%	8.90%	10.14%	14.39%
Select Indexed Equity (Northern Trust)	1.84%	13.69%	11.34%	5.61%	7.58%	10.34%
Spectrum Growth (T. Rowe Price)	2.54%	15.36%	14.61%	9.59%	8.44%	10.73%
Premier Capital Appreciation (OFI)	2.82%	7.99%	8.17%	3.47%	8.40%	14.11%
Growth (OFI)	3.20%	5.14%	7.46%	1.44%	3.20%	13.73%
Ultra (American Century)	1.42%	-5.15%	3.20%	1.19%	4.49%	12.28%
Premier Small Co. Opportunities II (OFI Inst)	2.80%	7.69%	8.75%	9.46%	8.25%	11.43%
Premier Small Cap Value (OFI Institutional)	2.07%	14.26%	11.94%	13.87%	11.38%	12.56%

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Select Mid Cap Growth II (T. Rowe Price)	3.78%	9.53%	13.56%	10.37%	11.56%	15.63%
New Horizons (T. Rowe Price)	2.23%	7.31%	12.43%	10.45%	8.30%	11.00%
Premier International Equity (OFI)	5.36%	31.77%	21.00%	12.22%	9.09%	10.39%
Global Opportunities (OFI)	3.27%	21.35%	22.20%	16.51%	16.00%	14.23%
Select Focused Value (Harris/C&B)	2.55%	17.09%	12.47%	13.59%	16.62%	18.60%

The following is a description of each of the Plan’s investment options (excerpted from each option’s own description):

Premier Money Market (Babson Capital) MKSXX. The fund seeks to maximize current income consistent with liquidity and preservation of capital. The fund normally invests in high-quality debt securities with a remaining maturity not exceeding 397 days, including corporate debt securities and U.S. government obligations. It seeks to maintain, but does not guarantee, a stable net asset value of $1.00 per share. The fund invests 95% of assets in Tier 1 securities and no more than 5% of net assets in Tier 2 securities. The former name of the fund is MassMutual Institutional Money Market. The fund is a taxable money market fund. Taxable money market funds invest in short-term money market securities in order to provide a level of current income that is consistent with the preservation of capital.

Premier Core Bond (Babson Capital) MCBDX. The fund seeks a high total rate of return consistent with prudent investment risk and preservation of capital. The fund invests at least 80% of assets in investment grade fixed-income securities which include U.S. dollar-denominated corporate obligations, securities issued or guaranteed by the U.S. government or its agencies, U.S. dollar-denominated bonds of foreign issuers, and mortgage-backed and other asset-backed securities. It may also invest up to 10% of assets in below investment grade debt securities. The fund’s former name is MassMutual Core Bond Fund. The fund is an intermediate-term bond fund. Intermediate-term bond funds have average durations that are greater than 3.5 years and less than six years. Most of the funds rotate among a variety of sectors in the bond market, based upon which appear to offer better values. Whatever types of bonds they hold, these funds are less sensitive to interest rates, and therefore less volatile, than funds that have longer durations.

Premier High Yield (Babson Capital) DLHYX. The fund seeks a high level of total return, with an emphasis on current income. The fund normally invests at least 80% of assets in lower-rated fixed-income securities. It may also invest in convertible securities, preferred stocks, warrants, bank borrowings, and other fixed-income securities. The fund has an average dollar-weighted portfolio maturity ranging from 4 to 10 years. The fund’s former name is DLB High Yield Fund. The fund is a high-yield bond fund. High-yield bond funds concentrate on lower-quality bonds. Because such bonds are riskier than those of higher-quality companies, they offer higher coupons to attract investors. Therefore, these funds generally offer higher yields than other types of funds—but they are also more vulnerable to economic and credit risk. While defaults have been rare lately, these funds can suffer losses from recessions and bankruptcies.

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Premier Strategic Income (OFI) MISLX. The fund seeks high current income. The fund invests mainly in debt securities of three market sectors: foreign governments and companies, U.S. government securities, and lower-rated high-yield securities of U.S. and foreign companies. Debt securities include foreign government and U.S. government bonds and notes, CMOs, other mortgage-related securities and asset-backed securities, participation interests in loans, “structured” notes, lower-grade, high-yield domestic and foreign corporate debt obligations, and “zero-coupon” securities. The fund is a multisector bond fund. Multisector bond funds are generally more diversified than other types of bond funds. These funds typically divide their assets among U.S. government bonds, foreign government bonds, foreign corporate bonds, and domestic corporate bonds, including high-yield issues. Some of these funds go even further and invest in municipal bonds and exotic mortgage-backed securities. By spreading assets across many different markets, these funds seek higher yields without taking on undue risk.

Conservative Journey. The fund limits exposure to risk while recognizing the importance of equity investments as a hedge against inflation. The portfolio consists of equity, fixed-income and cash investments. The mix of investments should achieve growth, stability and diversification. The fund is a conservative-allocation fund. Conservative-allocation funds seek to provide both capital appreciation and income by investing in three major areas: stocks, bonds, and cash. These funds tend to hold smaller positions in stocks than moderate-allocation funds. These funds typically have 20% to 50% of assets in equities and 50% to 80% of assets in fixed income and cash.

Moderate Journey. The fund provides both long-term growth and short-term stability. The portfolio is tilted toward equities but also includes fixed-income and cash investments to take advantage of a variety of markets. This mix offers good growth potential. The fund is a moderate-allocation fund. Moderate-allocation funds seek to provide both capital appreciation and income by investing in three major areas: stocks, bonds, and cash. These funds tend to hold larger positions in stocks than conservative-allocation funds. These funds typically have 50% to 70% of assets in equities and the remainder in fixed income and cash.

Aggressive Journey. This fund is a large-blend fund, designed for investors who can keep money invested for long periods, can tolerate market fluctuations and who desire to accumulate a substantial account balance. The fund invests in stocks but diversifies with fixed-income and cash investments. This mix offers high growth potential. Large-blend funds have portfolios that are fairly representative of the overall stock market in size, growth rates, and price. They tend to invest across the spectrum of U.S. industries and, owing to their broad exposure, the funds’ returns are often similar to those of the S&P 500 index.

Destination Retirement Income MDRLX. The fund seeks to achieve high current income and, as a secondary objective, capital appreciation. The fund primarily invests in a combination of MassMutual equity, fixed income, and money market funds, using an asset allocation strategy designed for investors already in retirement. The former name of the fund is MassMutual Destination Retirement Income. The fund is a target-date portfolio. Target-date

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portfolios provide diversified exposure to stocks, bonds, and cash for those investors who have a specific date in mind (in this case, the years 2000-2014) for retirement or another goal. These portfolios aim to provide investors with an optimal level of return and risk, based solely on the target date. These portfolios get more conservative as the goal date approaches by investing more in bonds and cash. Investment managers structure these portfolios differently; two funds with the same goal year may have different allocations to equities and therefore different levels of return and risk.

Destination Retirement 2020 MRTLX. The fund seeks to achieve as high a total rate of return on an annual basis as is considered consistent with prudent investment risk and the preservation of capital. The fund primarily invests in a combination of MassMutual equity, fixed income, and money market funds, using an asset allocation strategy designed for investors expecting to retire around the year 2020. It allocates assets among underlying MassMutual Select funds and MassMutual Premier funds. The former name of the fund is MassMutual Destination Retirement 2020. The fund is a target-date portfolio. Target-date portfolios provide diversified exposure to stocks, bonds, and cash for those investors who have a specific date in mind (in this case, the years 2015-2029) for retirement or another goal. These portfolios aim to provide investors with an optimal level of return and risk, based solely on the target date. These portfolios get more conservative as the goal date approaches by investing more in bonds and cash. Investment managers structure these portfolios differently; two funds with the same goal year may have different allocations to equities and therefore different levels of return and risk.

Destination Retirement 2030 MYRLX. The fund seeks to achieve as high a total rate of return on an annual basis as is considered consistent with prudent investment risk and the preservation of capital. The fund primarily invests in a combination of MassMutual equity, fixed income, and money market funds, using an asset allocation strategy designed for investors expecting to retire around the year 2030. It allocates assets among underlying MassMutual Select funds and MassMutual Premier funds. The former name of the fund is MassMutual Destination Retirement 2030. The fund is a target-date portfolio. Target-date portfolios provide diversified exposure to stocks, bonds, and cash for those investors who have a specific date in mind (in this case, the years 2030+) for retirement or another goal. These portfolios aim to provide investors with an optimal level of return and risk, based solely on the target date. These portfolios get more conservative as the goal date approaches by investing more in bonds and cash. Investment managers structure these portfolios differently; two funds with the same goal year may have different allocations to equities and therefore different levels of return and risk.

Destination Retirement 2040 MRFLX. The fund seeks to achieve as high a total rate of return on an annual basis as is considered consistent with prudent investment risk and the preservation of capital. The fund primarily invests in a combination of MassMutual equity, fixed income, and money market funds, using an asset allocation strategy designed for investors expecting to retire around the year 2040. It allocates assets among underlying MassMutual Select funds and MassMutual Premier funds. The former name of the fund is MassMutual Destination Retirement 2040. The fund is a target-date portfolio. Target-date portfolios provide diversified exposure to stocks, bonds, and cash for those investors who have a specific date in mind (in this case, the years 2030+) for retirement or another goal. These portfolios aim to provide investors with an optimal level of return and risk, based

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solely on the target date. These portfolios get more conservative as the goal date approaches by investing more in bonds and cash. Investment managers structure these portfolios differently; two funds with the same goal year may have different allocations to equities and therefore different levels of return and risk.

Premier Core Value Eq (Babson/AllncBer/OFI Inst). The investment seeks to achieve long-term growth of capital and income by investing primarily in a diversified portfolio of equity securities of larger, well-established companies. This investment option normally invests at least 80% of its assets in stocks, securities convertible into stocks, and other securities, such as warrants and stock rights, whose value is based on stock prices. The fund is a large-value fund. Large-value funds focus on big companies that are less expensive or growing more slowly than other large-cap stocks. These funds often feature investments in energy, financial, or manufacturing sectors.

Select Large Cap Value (Davis) MLVSX. The fund seeks both capital growth and income. The fund will normally invest at least 80% of assets in common stock of companies with market capitalizations at the time of purchase of at least $5 billion. Its strategy is to select these companies for the long-term. The fund may also invest in foreign securities and use derivatives as a hedge against currency risks. The former name of the fund is MassMutual Large Cap Value. The fund is a large-blend fund. Large-blend funds have portfolios that are fairly representative of the overall stock market in size, growth rates, and price. They tend to invest across the spectrum of U.S. industries and owing to their broad exposure, the funds’ returns are often similar to those of the S&P 500 index.

Select Indexed Equity (Northern Trust) MMIEX. The fund seeks to approximate as closely as practicable (before fees and expenses) the capitalization-weighted total rate of return of that portion of the U.S. market for publicly-traded common stocks composed of larger-capitalized companies. The fund normally invests at least 80% of assets in the equity securities of companies that make up the S&P 500 index. It generally purchases securities in proportions that match their index weights. The fund may invest in other instruments whose performance is expected to correspond to the index and may also use derivatives. It is nondiversified. The former name of the funds is MassMutual Indexed Equity. The fund is a large-blend fund. Large-blend funds have portfolios that are fairly representative of the overall stock market in size, growth rates, and price. They tend to invest across the spectrum of U.S. industries and owing to their broad exposure, the funds’ returns are often similar to those of the S&P 500 index.

Spectrum Growth (T. Rowe Price) PRSGX. The investment seeks long-term capital appreciation and growth of income with current income a secondary objective. The fund normally diversifies assets widely among a set of T. Rowe Price mutual funds representing specific market segments. It normally invests in domestic and international equity funds and a money market fund. The fund is a large-blend fund. Large-blend funds have portfolios that are fairly representative of the overall stock market in size, growth rates, and price. They tend to invest across the spectrum of U.S. industries and owing to their broad exposure, the funds’ returns are often similar to those of the S&P 500 index.

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Premier Capital Appreciation (OFI) MCASX. The fund seeks long-term capital appreciation. The fund invests primarily in common stocks of growth companies. Such companies may be newer or established companies of any capitalization range that the sub-adviser believes may appreciate in value over the long-term. It does not expect to invest more than 35% of assets in foreign securities, although it has the ability to invest in them without limit. The fund is a large-growth fund. Large-growth funds invest in big companies that are projected to grow faster than other large-cap stocks. Most of these funds focus on companies in rapidly expanding industries.

Growth (OFI) OGRYX. The fund seeks capital appreciation. The fund invests in common stocks of established growth companies that the advisor believes have above-average earnings prospects and are undervalued. It may invest up to 25% of assets in foreign securities and up to 25% of assets in any one industry. The fund is a large-growth fund. Large-growth funds invest in big companies that are projected to grow faster than other large-cap stocks. Most of these funds focus on companies in rapidly expanding industries.

Ultra (American Century) TWCUX. The fund seeks long-term capital growth. The fund typically invests in equities selected for their appreciation potential. The majority of these securities are common stocks issued by companies that meet management’s standards for earnings and revenue growth. The fund may also invest up to 5% of its assets in securities of companies that have operated continuously for three or fewer years. The fund is a large-growth fund. Large-growth funds invest in big companies that are projected to grow faster than other large-cap stocks. Most of these funds focus on companies in rapidly expanding industries.

Premier Small Co. Opportunities II (OFI Inst) MSCDX. The fund seeks long-term capital appreciation. The fund invests at least 80% of net assets in the securities of companies whose market capitalizations at the time of purchase are within the range of capitalization of companies included in the Russell 2000 index and the S&P SmallCap 600 index. It may purchase stocks offered in initial public offerings and may sell these securities without regard to how long the fund has held the securities. The former name of the fund is DLB Small Company Opportunities Fund. The fund is a small-blend fund. Small-blend funds favor firms at the smaller end of the market–capitalization range, and are flexible in the types of small caps they buy. Some aim to own an array of value and growth stocks while others employ a discipline that leads to holdings with valuations and growth rates close to the small-cap averages.

Premier Small Cap Value (OFI Institutional) DSMVX. The fund seeks long-term capital appreciation. The fund normally invests at least 80% of assets in the securities of companies whose market capitalization at the time of purchase by the fund are within the range of capitalization of companies included in the Russell 2000 index. The range of capitalization of companies included in the Russell 2000 index will fluctuate as market prices increase or decrease. The former name of the fund is DLB Small Cap Value Fund. The fund is a small-blend fund. Small-blend funds favor firms at the smaller end of the market-capitalization range, and are flexible in the types of small caps they buy. Some aim to own an array of value and growth stocks while others employ a discipline that leads to holdings with valuations and growth rates close to the small-cap averages.

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Select Mid Cap Growth II (T. Rowe Price) MMELX. The fund seeks growth of capital over the long-term. The fund normally invests at lest 80% of assets in a broadly diversified portfolio of common stocks of mid-cap companies whose earnings the fund expects to grow at a faster rate than the average company. Mid-cap companies are those whose market capitalizations at the time of purchase fall within the range of companies in either the S&P MidCap 400 index or the Russell MidCap Growth index. It may also invest in other securities, including foreign securities and derivatives. The former name of the fund is MassMutual Mid Cap Growth Equity II. The fund is a mid-cap growth fund. Some mid-cap growth funds invest in stocks of all sizes, thus leading to a mid-cap profile, but others focus on midsize companies. Mid-cap growth funds target firms that are projected to grow faster than other mid-cap stocks, therefore commanding relatively higher prices. Many of these stocks are found in the volatile technology, health-care, and services sectors.

New Horizons (T. Rowe Price) PRNHX. The fund seeks long-term capital growth. The fund will invest primarily in a diversified group of small, emerging growth companies, preferably early in the corporate life cycle before a company becomes widely recognized by the investment community. It may also invest in companies that offer the possibility of accelerating earnings growth because of rejuvenated management, new products, or structural changes in the economy. While the fund invests most assets in U.S. common stocks, it may also purchase other securities including foreign stocks, futures, and options. The fund is a small-growth fund. Small-growth funds focus on faster-growing companies whose shares are at the lower end of the market-capitalization range. These funds tend to favor companies in up-and-coming industries or young firms in their early growth stages. As a result, the category tends to move in sync with the market for initial public offerings. Many of these funds invest in the technology, health-care, and services sectors. Because these businesses are fast-growing and often richly valued, their stocks tend to be volatile.

Premier International Equity (OFI) MIEDX. The fund seeks a high total rate of return over the long term. The fund invests at least 80% of assets in stock traded primarily in foreign markets, including markets in Europe, Latin America, and Asia. It focuses on well-positioned, well-managed businesses that have strong revenue growth, sustainable profit margins, capital efficiency and/or business integrity and considers the macroeconomic outlook for various regional economies. The former name of the fund is MassMutual International Equity Fund. The fund is a foreign large-growth fund. Foreign large-growth funds focus on high-priced growth stocks, mainly outside of the United States. Most of these funds divide their assets among a dozen or more developed markets, including Japan, Britain, France, and Germany. They tend to invest the rest in emerging markets such as Hong Kong, Brazil, Mexico and Thailand. These funds typically will have less than 20% of assets invested in U.S. stocks.

Global Opportunities (OFI) OGIYX. The fund seeks capital appreciation, consistent with preservation of principal, while providing current income. The fund may invest in equities and fixed-income securities. It may invest without limit in foreign securities and normally maintains investments in at least three foreign countries. The fund may invest up to 25% of assets in bonds rated below investment-grade. The former name of the fund is Oppenheimer Global Gr & Inc. The fund is a world-stock fund. World-stock

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funds have few geographical limitations. It is common for these funds to invest the majority of their assets in the U.S., Europe, and Japan, with the remainder divided among the globe’s smaller markets.

Select Focused Value (Harris/C&B) MFVSX. The fund seeks growth of capital over the long-term. The fund invests primarily in a nondiversified portfolio of U.S. equity securities. It is managed by two sub-advisers. Harris Associates L.P. seeks out companies that are trading at significant discounts to their underlying value. It focuses on companies with market capitalizations over $1 billion. Cooke & Bieler, L.P. invests primarily in the common stocks of companies with middle market capitalizations or in companies whose market capitalizations are within the range of companies contained in the Russell Midcap Value index. The fund is nondiversified. The former name of the fund is MassMutual Focused Value. The fund is a large-blend fund. Large-blend funds have portfolios that are fairly representative of the overall stock market in size, growth rates, and price. They tend to invest across the spectrum of U.S. industries and owing to their broad exposure, the fund’s returns are often similar to those of the S&P 500 index.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Investment in Common Stock of ESSA Bancorp, Inc.

In connection with the offering, the Plan now offers the ESSA Bancorp, Inc. Stock Account as an additional choice to these investments options. The ESSA Bancorp, Inc. Stock Account invests primarily in the common stock of ESSA Bancorp, Inc. In connection with the offering, you may direct the trustee to invest up to 100% of your Plan account in the ESSA Bancorp, Inc. Stock Account as a one-time special election. Subsequent to the offering, you may elect to invest all or a portion of your payroll deduction contributions in the ESSA Bancorp, Inc. Stock Account. Subsequent to the offering, you may also elect to transfer into the ESSA Bancorp, Inc. Stock Account all or a portion of your accounts currently invested in other Accounts under the Plan.

The ESSA Bancorp, Inc. Stock Account consists primarily of investments in the Common Stock of ESSA Bancorp, Inc. After the offering, the trustee of the Plan will, to the extent practicable, use all amounts held by it in the ESSA Bancorp, Inc. Stock Account, including cash dividends paid on the Common Stock held in the Account, to purchase additional shares of Common Stock of ESSA Bancorp, Inc.

As of the date of this prospectus supplement, none of the shares of ESSA Bancorp, Inc. Common Stock have been issued or are outstanding and there is no established market for ESSA Bancorp, Inc. Common Stock. Accordingly, there is no record of the historical performance of the ESSA Bancorp, Inc. Stock Account. Performance of the ESSA Bancorp, Inc. Stock Account depends on a number of factors, including the financial condition and profitability of ESSA

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Bancorp, Inc. and ESSA Bank & Trust and market conditions for ESSA Bancorp, Inc. Common Stock generally.

Investments in the ESSA Bancorp, Inc. Stock Account involve special risks common to investments in the Common Stock of ESSA Bancorp, Inc.

For a discussion of material risks you should consider, see “Risk Factors” beginning on page 18 of the attached prospectus.

Administration of the Plan

The Trustee and Custodian. Plan assets are held in a group annuity contract, so the Plan assets are not required to be held in a trust. The stock account will not be held as part of the group annuity contract and the Plan will need a trustee for this asset. MassMutual has a directed Trustee arrangement with Investor’s Bank and Trust.

Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan Administrator, ESSA Bank & Trust. The address of the Plan Administrator is ESSA Bank & Trust, Attn: Thomas J. Grayuski, 200 Palmer Street, Stroudsburg, Pennsylvania 18360; telephone: (570) 422-0197. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA Sections 104 and 105.

Reports to Plan Participants. The Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of ESSA Bank & Trust to continue the Plan indefinitely. Nevertheless, ESSA Bank & Trust may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. ESSA Bank & Trust reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that ESSA Bank & Trust may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would, if either the Plan or the other

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plan terminates, receive a benefit immediately after the merger, consolidation or transfer that is equal to the benefit that you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

ESSA Bank & Trust will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59  1/2, and consists of the balance credited to participants under the Plan. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution you have made to this Plan.

ESSA Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes ESSA Bancorp, Inc. Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to ESSA Bancorp, Inc. Common Stock; that is, the excess of the value of ESSA Bancorp, Inc. Common Stock at the time of the distribution over its cost of the securities to the trust. The tax basis of ESSA Bancorp, Inc. Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of ESSA Bancorp, Inc. Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of ESSA Bancorp, Inc. Common Stock, to the extent of the amount of net unrealized appreciation at the

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time of distribution, will constitute long-term capital gain, regardless of the holding period of ESSA Bancorp, Inc. Common Stock. Any gain on a subsequent sale or other taxable disposition of ESSA Bancorp, Inc. Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as ESSA Bank & Trust, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in ESSA Bancorp, Inc. Common Stock, the regulations under ERISA section 404(c) require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as ESSA Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of ESSA Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported on a Form 4 within 2 business days after the change occurs. Insiders must file a Form 5 to report any transactions that should have been reported earlier on a Form 4 or were eligible for deferred reporting. If a Form 5 must be filed, it is due 45 days after the end of ESSA Bancorp, Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of the Common Stock through the ESSA Bancorp, Inc. Stock Account of the Plan by officers, directors

20

and persons beneficially owning more than 10% of the Common Stock of ESSA Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by ESSA Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of ESSA Bancorp, Inc.’s Common Stock resulting from non-exempt purchases and sales of ESSA Bancorp, Inc. Common Stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons. Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the ESSA Bancorp, Inc. Stock Account for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2006, are attached to this prospectus supplement.

LEGAL OPINION

The validity of the issuance of the Common Stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to ESSA Bank & Trust in connection with ESSA Bancorp, Inc.’s stock offering.

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ESSA BANK & TRUST

401(k) PLAN

Statement of Net Assets Available for Benefits as of December 31, 2006

December 31, 2006
	Beginning of Year	End of Year

Assets	$	$
Investments	$	$
Liabilities	$	$
Net Assets Available for Plan Benefits	$

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ESSA BANK & TRUST

401(k) PLAN

Statement of Changes in Net Assets Available For Plan Benefits

December 31, 2006

Investment Income	$
Investment Expense	$
Net Investment Income	$
Contributions	$
Total Additions	$
Benefits paid:	$
Withdrawals	$
Increase in Net Assets	$
Net Assets Available for Plan	$
Benefits: Beginning of Year	$
End of Year	$

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[MAP SHOWING ESSA BANK & TRUST’S MARKET AREA APPEARS HERE]

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SUMMARY

The following summary highlights selected information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including the Consolidated Financial Statements and the notes to the Consolidated Financial Statements.

ESSA Bank & Trust

ESSA Bank & Trust was organized in 1916. ESSA Bank & Trust is a full-service, community-oriented savings association with total assets of $725.8 million, total net loans of $556.7 million and total deposits of $402.2 million at September 30, 2006. We provide financial services to individuals, families and businesses through our 12 full-service banking offices, located in Monroe and Northampton Counties, Pennsylvania.

ESSA Bank & Trust’s business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in residential first mortgage loans (including construction mortgage loans), commercial real estate, home equity loans and lines of credit, commercial and consumer loans. In addition, we offer a variety of deposit accounts, including checking, savings and certificates of deposits. We offer asset management and trust services. We also offer investment services through our relationship with PRIMEVEST Financial Services, Inc., a third party broker/dealer and investment advisor.

ESSA Bank & Trust’s executive offices are located at 200 Palmer Street, Stroudsburg, Pennsylvania 18360. Our telephone number at this address is (570) 421-0531. Our website address is www.essabank.com.

ESSA Bancorp, Inc.

ESSA Bancorp, Inc. is a newly-formed Pennsylvania corporation that will own all of the outstanding shares of common stock of ESSA Bank & Trust upon completion of the mutual-to-stock conversion and the offering. ESSA Bancorp, Inc. has not engaged in any business to date.

Our executive offices are located at 200 Palmer Street, Stroudsburg, Pennsylvania 18360. Our telephone number at this address is (570) 421-0531.

Our Organizational Structure

ESSA Bancorp, Inc., a Pennsylvania corporation, will own 100% of the outstanding shares of common stock of ESSA Bank & Trust. ESSA Bancorp, Inc., a Pennsylvania corporation, has not issued shares of stock to the public.

Pursuant to the terms of ESSA Bank & Trust’s plan of conversion, ESSA Bank & Trust will convert from a mutual savings association to a stock savings association operating in the holding company corporate structure. As part of the conversion, we are offering for sale in a subscription offering, and, if necessary, a community offering and a syndicated community offering, shares of common stock of ESSA Bancorp, Inc., a Pennsylvania corporation.

Business Strategy

Our business strategy is to grow and improve our profitability by:

•	Increasing customer relationships through the offering of excellent service and the distribution of that service through effective delivery systems;

•	Continuing to transform into a full service community bank by meeting the financial services needs of our customers;

•	Continuing to develop into a high performing financial institution, in part by increasing interest revenue and fee income;

•	Remaining within our risk management parameters; and

•	Employing affordable technology to increase profitability and improve customer service.

A full description of our products and services begins on page 58 of this prospectus.

We believe that these strategies will guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors. We also intend to focus on the following:

•	Increasing customer relationships through a continued commitment to service and enhancing products and delivery systems. We will continue to increase customer relationships by focusing on customer satisfaction with regards to service, products, systems and operations. We have upgraded and expanded certain of our facilities, including our corporate center, to provide additional capacity to manage future growth and expand our delivery systems.

•	Continuing to transform into a full service community bank. We continue to transform from a traditional savings association into a full service community bank. During the last several years, we have begun to offer a wide variety of commercial loans and deposits, as well as trust and brokerage services.

•	Continuing to develop into a high performing financial institution. We will continue to enhance profitability by focusing on increasing non-interest income as well as increasing commercial products, including our focus on commercial real estate lending, which often have a higher profit margin than more traditional products. We also will pursue lower-cost commercial deposits as part of this strategy.

•

Remaining within our risk management parameters. We place significant emphasis on risk management and compliance training for all of our directors, officers and employees. We focus on establishing regulatory compliance programs to determine the degree of such compliance and to maintain the trust of our customers and community.

•	Employing cost-effective technology to increase profitability and improve customer service. We will continue to upgrade our technology in an efficient manner. We have implemented new software for marketing purposes and have upgraded both our internal and external communication systems.

•	Continuing our emphasis on commercial real estate lending to improve our overall performance. We intend to continue to emphasize the origination of higher interest rate margin commercial real estate loans as market conditions, regulations and other factors permit. We have expanded our commercial banking capabilities by adding experienced commercial bankers, and enhancing our direct marketing efforts to local businesses.

•	Expanding our banking franchise through branching and acquisitions. We will attempt to use the net proceeds from the offering, as well as our new stock holding company structure, to expand our market footprint through de novo branching as well as through acquisitions of banks, savings institutions and other financial service providers in our primary market area. We will also consider establishing de novo branches or acquiring financial institutions in contiguous counties. We have received regulatory approval to open a new branch office in Tannersville, Pennsylvania which we anticipate opening in May 2007. There can be no assurance that we will be able to consummate any acquisitions or establish any additional new branches. We may explore acquisition opportunities involving other banks and thrifts, and possibly financial service companies, when and as they arise, as a means of supplementing internal growth, filling gaps in our current geographic market area and expanding our customer base, product lines and internal capabilities.

•	Maintaining the quality of our loan portfolio. Maintaining the quality of our loan portfolio is a key factor in managing our growth. We will continue to use customary risk management techniques, such as internal and external loan reviews, risk-focused portfolio credit analysis and field inspections of collateral in overseeing the performance of our loan portfolio.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ESSA Bancorp, Inc.—Business Strategy” for a further discussion of our business strategy.

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are:

•	to support our internal growth through lending in communities we serve or may serve in the future;

•	to enhance our existing products and services and to support the development of new products and services;

•	to improve our overall competitive position;

•	to provide additional financial resources to pursue de novo branching opportunities and future acquisition opportunities as discussed above in “—Business Strategy—Expanding our banking franchise through branching and acquisitions.” We have no current arrangements or agreements to acquire other banks, thrifts and financial service companies or branch offices. We have received regulatory approval to open a new branch office in Tannersville, Pennsylvania which we anticipate opening in May 2007;

•	to reduce a portion of our existing borrowings;

•	to provide better capital management tools, including the ability to pay dividends and to repurchase shares of our common stock; and

•	to retain and attract qualified personnel by establishing stock benefit plans for management and employees, including a stock option plan, a stock recognition and retention plan and an employee stock ownership plan.

Terms of the Conversion and the Offering

Under ESSA Bank & Trust’s plan of conversion, our organization will convert to a fully public holding company structure. In connection with the conversion, we are offering between 9,350,000 and 12,650,000 shares of common stock to eligible depositors and borrowers of ESSA Bank & Trust, to our employee benefit plans and, to the extent shares remain available, to the general public. The number of shares of common stock to be sold may be increased up to 14,547,500 as a result of demand for the shares, changes in the market for financial institution stocks or regulatory considerations. Unless the number of shares of common stock to be offered is increased to more than 14,547,500 or decreased to less than 9,350,000 or the offering is extended beyond ______ __, ____, subscribers will not have the opportunity to change or cancel their stock orders.

The purchase price of each share of common stock to be issued in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Ryan Beck & Co., Inc., our marketing advisor in the offering, will use its best efforts to assist us in selling shares of our common stock. Ryan Beck & Co., Inc. is not obligated to purchase any shares of common stock in the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:

•	First, to depositors of ESSA Bank & Trust with aggregate account balances of at least $50 as of the close of business on April 30, 2005.

•	Second, to ESSA Bank & Trust’s tax-qualified employee benefit plans.

•	Third, to depositors of ESSA Bank & Trust with aggregate account balances of at least $50 as of the close of business on ______________.

•	Fourth, to depositors of ESSA Bank & Trust as of ____________ and to borrowers of ESSA Bank & Trust as of _____________.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons residing in the Pennsylvania Counties of Monroe and Northampton. The community offering may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. If shares remain available for sale following the subscription offering or community offering, we also may offer for sale shares of common stock through a “syndicated community offering” managed by Ryan Beck & Co., Inc.

We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. We have not established any set criteria for determining whether to accept or reject a purchase order in the community offering or the syndicated community offering, and, accordingly, any determination to accept or reject purchase orders in the community offering and the syndicated community offering will be based on the facts and circumstances known to us at the time.

To ensure a proper allocation of stock, each subscriber eligible to purchase must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at April 30, 2005, _________ or ________, as applicable or each loan account as of ________. Failure to list all accounts, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation. We will strive to identify your ownership in all accounts, but we cannot guarantee that we will identify all accounts in which you have an ownership interest. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of share allocation procedures can be found in the section entitled “The Conversion.”

How We Determined the Offering Range

The amount of common stock that we are offering is based on an independent appraisal of the estimated market value of ESSA Bancorp, Inc., assuming the conversion and the offering are completed. RP Financial, LC., our independent appraiser, has estimated that, as of November 24, 2006, this market value ranged from $100.0 million to $135.4 million, with a midpoint of $117.7 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 9,350,000 shares to 12,650,000 shares. In addition, we will contribute between 654,500 shares to 885,500 shares to a charitable foundation established by ESSA Bank & Trust. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. RP Financial’s appraisal is based in part on our financial condition and results of operations, the effect of the additional capital raised by the sale of shares of common stock in the offering and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial considered comparable to us.

The following table presents a summary of selected pricing ratios for ESSA Bancorp, Inc. and our peer group companies identified by RP Financial. These ratios are based on earnings for the twelve months ended September 30, 2006 and book value as of September 30, 2006. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 22.5% on a price-to-earnings basis, a discount of 42.6% on a price-to-book value basis and a discount of 45.7% on a price-to-tangible book value basis. The pricing ratios result from our generally having higher levels of equity but lower earnings than the companies in the peer group on a pro forma basis. Our Board of Directors, in reviewing and approving the valuation, considered the range of price-to-core earnings multiples and the range of price-to-book value ratios and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. Instead, the appraisal concluded that these ranges represented the appropriate balance of the two approaches to valuing ESSA Bancorp, Inc., and the number of shares to be sold, in comparison to the identified peer group institutions. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering.

	Pro forma price-to-earnings multiple		Pro forma price-to-book value ratio	Pro forma price-to-tangible book value ratio
ESSA Bancorp, Inc.
Maximum	22.73	x	81.04%	81.04%
Minimum	18.18		72.10	72.10
Valuation of peer group companies as of November 24, 2006
Averages	18.55	x	141.13%	149.25%
Medians	16.70		137.70	145.80

The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of ESSA Bancorp, Inc. as indicated above means that, after the conversion and the offering, the shares of common stock will trade at or above the $10.00 offering price. Furthermore, the pricing ratios presented above were utilized by RP

Financial to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

The independent appraisal will be updated prior to the completion of the conversion. If the appraised value decreases below $93.5 million or increases above $145.5 million, we will promptly return, with interest, all funds previously delivered to us to purchase shares of common stock in the offering, and subscribers may be resolicited with the approval of the Office of Thrift Supervision and the Pennsylvania Department of Banking and be given the opportunity to change or cancel their orders. If you do not respond, we will cancel your stock order and return your subscription funds, with interest, and cancel any authorization to withdraw funds from your deposit accounts for the purchase of shares of common stock. For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion—Determination of Share Price and Number of Shares to be Issued.”

After-Market Stock Price Performance Provided by Independent Appraiser

The appraisal report prepared by RP Financial included examples of after-market stock price performance for transactions completed during the three-month period ended November 24, 2006. The following table presents stock price appreciation information for all standard mutual-to-stock conversions completed between January 1, 2005 and November 24, 2006.

Mutual-to-Stock Conversion Offerings with Completed Closing Dates between January 1, 2005 and November 24, 2006

		Appreciation from Initial Trading Date
Transaction	Conversion Date	1 day	1 week	1 month	Through November 24, 2006
Chicopee Bancorp, Inc.	7/20/06	44.6%	42.5%	45.2%	51.1%
Newport Bancorp, Inc.	7/7/06	28.0%	28.8%	31.0%	40.0%
Legacy Bancorp, Inc.	10/26/05	30.3%	34.0%	32.0%	60.2%
BankFinancial Corp.	6/24/05	36.0%	34.0%	36.0%	75.5%
Benjamin Franklin Bancorp, Inc.	4/5/05	0.6%	3.9%	2.5%	43.1%
OC Financial, Inc.	4/1/05	20.0%	8.0%	10.0%	5.0%
Royal Financial, Inc.	1/21/05	16.0%	26.0%	25.4%	60.0%
Average		25.1%	25.3%	26.0%	47.8%
Median		28.0%	28.8%	31.0%	51.1%

This table is not intended to be indicative of how our stock may perform. Furthermore, this table presents only short-term price performance with respect to several companies that only recently completed their initial public offerings and may not be indicative of the longer-term stock price performance of these companies.

Stock price appreciation is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to ESSA Bancorp, Inc., the pricing ratios for their stock offerings were in some cases different from the pricing ratios for ESSA Bancorp, Inc.’s common stock and the market conditions in which these offerings were completed were, in some cases, different from current market conditions. Any or all of these differences may cause our stock to perform differently from these other offerings.

RP Financial advised the Board of Directors that the appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public companies whose stocks have traded for at least one year prior to the valuation date. RP Financial also advised the Board of Directors that the aftermarket trading experience of recent transactions was considered in the appraisal as a general indicator of current market conditions, but was not relied upon as a primary valuation methodology.

Our Board of Directors carefully reviewed the information provided to it by RP Financial through the appraisal process, but did not make any determination regarding whether prior standard mutual-to-stock conversions have been undervalued, nor did the board draw any conclusions regarding how the historical data reflected above may affect ESSA Bancorp, Inc.’s appraisal. Instead, we engaged RP Financial to help us understand the regulatory process as it applies to the appraisal and to advise the Board of Directors as to how much capital ESSA Bancorp, Inc. would be required to raise under the regulatory appraisal guidelines.

There can be no assurance that our stock price will not trade below $10.00 per share, as has been the case for some mutual-to-stock conversions. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 18.

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25. Generally, no individual, or individual exercising subscription rights through a single qualifying account held jointly, may purchase more than 35,000 ($350,000) shares of common stock. If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 50,000 ($500,000) shares:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior management position; or

•	other persons who may be your associates or persons acting in concert with you.

See the detailed descriptions of “acting in concert” and “associate” in “The Conversion—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock

In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order, made payable to ESSA Bancorp, Inc.; or

•	authorizing us to withdraw funds from the types of ESSA Bank & Trust deposit accounts designated on the stock order form.

ESSA Bank & Trust is not permitted to knowingly lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a check drawn on a ESSA Bank & Trust line of credit or a third party check to pay for shares of common stock.

You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment or authorization to withdraw from one or more of your ESSA Bank & Trust deposit accounts, so that it is received (not postmarked) the stock order form before 12:00 Noon, Eastern time, ___________, which is the expiration of the offering period. Checks and money orders will be deposited with ESSA Bank & Trust upon receipt. For orders paid for by check or money order, the funds will be promptly cashed and held in a segregated account at ESSA Bank & Trust. We will pay interest on those funds calculated at ESSA Bank & Trust’s passbook savings rate from the date funds are received until completion or termination of the conversion and the offering. Withdrawals from certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. All funds authorized for withdrawal from deposit accounts with ESSA Bank & Trust must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from the accounts until the completion of the offering and will earn interest at the applicable deposit account rate until that time. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive your order, your order cannot be changed or canceled unless the number of shares of common stock to be offered is increased to more than 14,547,500 or decreased to less than 9,350,000, or the offering is extended beyond ____________.

By signing the stock order form, you are acknowledging receipt of a prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by ESSA Bank & Trust, the Federal Deposit Insurance Corporation or any other government agency.

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. However, shares of common stock must be purchased through and held in a self-directed retirement account, such as those offered by a brokerage firm. By regulation, ESSA Bank & Trust’s individual retirement accounts are not self-directed, so they cannot be used to purchase or hold shares of our common stock. If you wish to use some or all of the funds in your ESSA Bank & Trust individual retirement account to purchase our common stock, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. It may take several weeks to transfer your ESSA Bank & Trust individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the _________, 2007 expiration of the offering period, for assistance with purchases using your ESSA Bank & Trust individual retirement account or any other retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on time constraints and, possibly, limitations imposed by the brokerage firm or institution where the funds are held.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. It is possible that, until certificates for the common stock are delivered, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.

How We Intend to Use the Proceeds From the Offering

We estimate net proceeds from the offering will be between $91.5 million and $124.2 million, or $143.1 million if the offering range is increased by 15%. Approximately $45.7 million to $62.1 million of the net proceeds, or $71.5 million if the offering range is increased by 15%, will be invested in ESSA Bank & Trust. ESSA Bancorp, Inc. intends to retain between $45.7 million and $62.1 million of the net proceeds, or $71.5 million if the offering range is increased by 15%. A portion of the net proceeds retained by ESSA Bancorp, Inc. will be used for a loan to the employee stock ownership plan to fund its purchase of shares of common stock (between $8.0 million and $10.8 million, or $12.5 million if the offering is increased by 15%). ESSA Bank & Trust intends to contribute up to $1.5 million in cash to a charitable foundation it will establish as part of the stock offering. ESSA Bancorp, Inc. intends to retain the remaining funds of between $36.8 million and $50.0 million of the net proceeds, or $57.6 million if the offering range is increased by 15%. ESSA Bancorp, Inc. may use the remaining funds for investments, to pay cash dividends, to repurchase shares of common stock and other general corporate purposes discussed below.

Funds invested in ESSA Bank & Trust will be used to support increased lending and other products and services. The net proceeds retained by ESSA Bancorp, Inc. and ESSA Bank & Trust also may be used for reducing a portion of our existing borrowings, future business expansion through acquisitions of banking or financial services companies or a limited number of de novo branches as discussed above in “—Business Strategy—Expanding our banking franchise through branching and acquisitions.” We have no current arrangements or agreements to acquire other banks, thrifts and financial service companies or branch offices. We have received regulatory approval to open a branch in Tannersville, Pennsylvania which we anticipate opening in May 2007. Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds From the Offering” for more information on the proposed use of the proceeds from the offering.

You May Not Sell or Transfer Your Subscription Rights

Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or given away his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. When completing your stock order form, you should not add the name(s) of persons who do not have subscription rights or who qualify in a lower subscription priority than you do. In addition, the stock order form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.

Deadline for Orders of Common Stock

If you wish to purchase shares of common stock in the offering, we must receive a properly completed original stock order form, together with full payment for the shares of common stock, at the Stock Information Center no later than 12:00 Noon, Eastern time, on _________, unless we extend this deadline. A postmark prior to _________ will not entitle you to purchase shares of common stock unless we receive the envelope by 12:00 Noon Eastern time. You may submit your order form by mail using the order reply envelope provided, by overnight courier to the indicated address on the order form, or by delivery to our Stock Information Center, located at __________. Once we receive it, your order is irrevocable unless the offering is terminated or extended beyond ___________ or the number of shares of common stock to be sold is decreased to less than 9,350,000 shares or increased to more than 14,547,500 shares. If the offering is extended beyond ____________, or if the number of shares of common stock to be sold is decreased to less than 9,350,000 shares or is increased to more than 14,547,500 shares, we will, with the approval of the Office of Thrift Supervision, resolicit subscribers, giving them the opportunity to confirm, cancel or change their stock orders during a specified resolicitation period.

Although we will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 Noon, Eastern time, on __________, whether or not we have been able to locate each person entitled to subscription rights.

Steps We May Take if We do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 9,350,000 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek the approval of the Office of Thrift Supervision and the Pennsylvania Department of Banking to extend the offering beyond the ______________ expiration date, so long as we resolicit subscriptions that we have previously received in the offering.

In addition, we may terminate the offering at any time prior to the special meeting of members of ESSA Bank & Trust that is being called to vote upon the conversion, and at any time after member approval, with the approval of the Office of Thrift Supervision and, if requested, the Secretary of Pennsylvania Department of Banking.

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 427,000 shares of common stock in the offering, or 4.6% of the shares to be sold at the midpoint of the offering range. The purchase price paid by them for their subscribed shares will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Purchases by directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering.

Benefits to Management and Potential Dilution to Stockholders Following the Conversion

We expect our tax-qualified employee stock ownership plan to purchase 8% of the total number of shares of common stock that we sell in the offering and contribute to our charitable foundation, or 1,082,840 shares of common stock, assuming we sell the maximum of the shares proposed to be sold. If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8% of the total number of shares of common stock sold in the offering and contributed to our charitable foundation. We reserve the right to purchase shares of common stock in the open market following the offering in order to fund the employee stock ownership plan. This plan is a tax-qualified retirement plan for the benefit of all our employees. Purchases by the employee stock ownership plan will be included in determining whether the required minimum number of shares has been sold in the offering.

Assuming the employee stock ownership plan purchases 1,082,840 shares in the offering, we will recognize additional compensation expense of $10.8 million over a 30-year period, assuming the shares of common stock have a fair market value of $10.00 per share for the full 30-year period. If, in the future, the shares of common stock have a fair market value greater or less than $10.00, the compensation expense will increase or decrease accordingly.

We also intend to implement a stock-based recognition and retention plan and a stock option plan no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required. If adopted within 12 months following the completion of the conversion, the stock recognition and retention plan will reserve a number of shares equal to not more than 4% of the shares sold in the offering and contributed to our charitable foundation, or up to 541,420 shares of common stock at the maximum of the offering range, for awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock option plan will reserve a number of shares equal to not more than 10% of the shares of common stock sold in the offering and contributed to our charitable foundation, or up to 1,353,550 shares of common stock at the maximum of the offering range, for key employees and directors upon their exercise. If the stock recognition and retention plan and the stock option plan are adopted after one year from the date of the completion of the conversion, such plans would be permitted to and may grant or award shares of common stock and options greater than 4% and/or 10%, respectively, of the shares of common stock sold in the offering. We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or whether we will present these plans for stockholder approval more than 12 months following the completion of the conversion.

If the shares of common stock awarded under the stock recognition and retention plan come from authorized but unissued shares of common stock, stockholders would experience dilution of up to approximately 3.9% in their ownership interest in ESSA Bancorp, Inc. If the shares of common stock issued upon the exercise of options granted under the stock option plan come from authorized but unissued shares of common stock, stockholders would experience dilution of approximately 9.1% in their ownership interest in ESSA Bancorp, Inc. Awards made under these plans would be subject to vesting over a period of years.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that are available under the stock recognition and retention plan and the stock option plan if such plans are adopted within one year following the completion of the conversion and the offering. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting From Issuance of Shares for Stock Benefit Plans	Value of Grants (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued in the Offering (2)		At Minimum of Offering Range	At Maximum of Offering Range
					(Dollars in thousands)
Employee stock ownership plan	800,360	1,082,840	8.56%	—	$8,004	$10,828
Stock recognition and retention plan	400,180	541,420	4.28	3.85	4,002	5,414
Stock option plan	1,000,450	1,353,550	10.70	9.09	3,842	5,198

Total	2,200,990	2,977,810	23.54%	12.28%	$15,848	$21,440

(1)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.84 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk free interest rate of 4.64%; and a volatility rate of 11.32% based on an index of publicly traded thrift institutions. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted which may or may not be Black-Scholes.

(2)	The stock option plan and stock recognition and retention plan may award a greater number of options and shares, respectively, if the plans are adopted more than one year after the completion of the conversion.

The actual value of restricted stock grants will be determined based on their fair value (the market price of shares of common stock of ESSA Bancorp, Inc.) as of the date grants are made. The stock recognition and retention plan, which is subject to stockholder approval, cannot be implemented until at least six months after the completion of the conversion. The following table presents the total value of all shares to be available for award and issuance under the stock recognition and retention plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $16.00 per share at the time of the grant.

Share Price	400,180 Shares Awarded at Minimum of Offering Range	470,800 Shares Awarded at Midpoint of Offering Range	541,420 Shares Awarded at Maximum of Offering Range	622,633 Shares Awarded at Maximum of Offering Range, As Adjusted
(In thousands, except share price information)
$8.00	$3,201	$3,766	$4,331	$4,981
$10.00	4,002	4,708	5,414	6,226
$12.00	4,802	5,650	6,497	7,472
$14.00	5,603	6,591	7,580	8,717
$16.00	6,403	7,532	8,663	9,962

The grant-date fair value of the options granted under the stock option plan will be based, in part, on the price of shares of common stock of ESSA Bancorp, Inc. at the time the options are granted, which, subject to stockholder approval, cannot be implemented until at least six months after the completion of the conversion. The value will also depend on the various assumptions utilized in the option-pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock option plan, assuming the range of market prices for the shares are $8.00 per share to $16.00 per share at the time of the grant.

Exercise Price	Grant-Date Fair Value Per Option	1,000,450 Options at Minimum of Range	1,177,000 Options at Midpoint of Range	1,353,550 Options at Maximum of Range	1,556,583 Options at Maximum of Range, As Adjusted
(In thousands, except share price information)
$8.00	$3.07	$3,071	$3,613	$4,155	$4,779
10.00	3.84	3,842	4,520	5,198	5,977
12.00	4.61	4,612	5,426	6,240	7,176
14.00	5.38	5,382	6,332	7,282	8,374
16.00	6.15	6,153	7,239	8,324	9,573

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 18.

Our Issuance of Shares of Common Stock to the ESSA Bank & Trust Foundation

To further our commitment to the communities we serve, we intend to establish a charitable foundation as part of the stock offering. Assuming we receive member approval to establish the charitable foundation, we will contribute cash ranging from $935,000 at the minimum of the valuation range to $1.3 million at the maximum of the valuation range and shares of our common stock representing 7.0% of the shares of common stock of ESSA Bancorp, Inc. that will be sold in the offering. The number of shares issued to our charitable foundation will range from 654,500 shares at the minimum of the valuation range to 885,500 shares at the maximum of the valuation range, which shares will have a value of $6.5 million at the minimum of the valuation range and $8.9 million at the maximum of the valuation range, based on the $10.00 per share offering price. As a result of the issuance of shares and the contribution of cash to the charitable foundation, we will record an after-tax expense of approximately $5.6 million at the minimum of the valuation range and of approximately $8.2 million at the maximum of the valuation range, during the quarter in which the stock offering is completed.

The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. The charitable foundation is expected to make contributions totaling approximately $                     in its first year of operation, assuming we sell our shares of common stock at the midpoint of the offering range.

Issuing shares of common stock to the charitable foundation will:

•	dilute the voting interests of purchasers of shares of our common stock in the stock offering; and

•	result in an expense, and a reduction in earnings, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

The establishment and funding of the charitable foundation has been approved by the Board of Directors of ESSA Bancorp, Inc. and ESSA Bank & Trust and is subject to approval by members of ESSA Bank & Trust. If the members do not approve the charitable foundation, we may, in our discretion, complete the conversion and stock offering without the inclusion of the charitable foundation and without resoliciting subscribers. We may also determine, in our discretion, not to complete the conversion and stock offering if the members do not approve the charitable foundation.

See “Risk Factors—The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income in Fiscal 2007,” “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “ESSA Bank & Trust Foundation.”

Market for Common Stock

We have received approval for shares of our common stock to be listed on the Nasdaq Global Market under the symbol “ESSA.” See “Market for the Common Stock.”

Our Policy Regarding Dividends

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors, including the following:

•	regulatory capital requirements;

•	our financial condition and results of operations;

•	tax considerations;

•	statutory and regulatory limitations; and

•	general economic conditions.

Tax Consequences

As a general matter, the conversion will not be a taxable transaction for federal or state income tax purposes to ESSA Bank & Trust, ESSA Bancorp, Inc., or persons eligible to subscribe in the subscription offering.

Conditions to Completion of the Conversion and the Offering

We cannot complete the conversion and the offering unless:

•	The plan of conversion is approved by at least a majority of votes eligible to be cast by members of ESSA Bank & Trust (consisting of depositors and certain borrowers of ESSA Bank & Trust). A special meeting of members to consider and vote upon the plan of conversion has been set for _________;

•	We have received orders to purchase at least the minimum number of shares of common stock offered; and

•	We receive the final approval of the Office of Thrift Supervision and the Pennsylvania Department of Banking to complete the conversion and the offering.

In addition, in order to establish and fund the charitable foundation, we will need to receive the approval of a majority of votes eligible to be cast by members of ESSA Bank & Trust at the special meeting of members to be held on _________________. If the members do not approve the charitable foundation, we may, in our discretion, complete the conversion and stock offering without the inclusion of the charitable foundation and without resoliciting subscribers. We may also determine in our discretion, not to complete the conversion and stock offering if the members do not approve the charitable foundation.

How You Can Obtain Additional Information

Our branch office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or the offering, please call or visit our Stock Information Center, toll free, at 1-________, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center is located at _______________________________________. The Stock Information Center will be closed on weekends and bank holidays.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF ________ IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO ________ OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO ___________.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

Future Changes in Interest Rates Could Reduce Our Profits

Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

(1)	the interest income we earn on our interest-earning assets, such as loans and securities; and

(2)	the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.

Since September 30, 2004, the Federal Reserve Board of Governors has increased its target for the federal funds rate 17 times, from 1.0% to 5.25%. While these short-term market interest rates (which we use as a guide to price our deposits) have increased, longer-term market interest rates (which we use as a guide to price our longer-term loans) have not increased to the same degree. This “flattening” of the market yield curve has had a negative impact on our interest rate spread and net interest margin, and if short-term interest rates continue to rise, and if rates on our deposits and borrowings continue to reprice upwards faster than the rates on our long-term loans and investments, we would continue to experience compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability. Our average interest rate spread decreased 39 basis points to 2.46% during the 2006 fiscal year from 2.85% during the 2005 fiscal year.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A reduction in interest rates results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their loans in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable rate loans.

Changes in interest rates also affect the current market value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. At September 30, 2006, the fair value of our available for sale agency securities, mortgage-backed securities and corporate debt obligations totaled $89.1 million. Unrealized net losses on these available for sale securities totaled approximately $287,000 at September 30, 2006 and are reported as a separate component of stockholders’ equity. Decreases in the fair value of securities available for sale in future periods would have an adverse effect on stockholder’s equity.

We evaluate interest rate sensitivity by estimating the change in ESSA Bank & Trust’s net portfolio value over a range of interest rate scenarios. Net portfolio value is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts. At September 30, 2006, in the event of an immediate 200 basis point increase in interest rates, the Office of Thrift Supervision model projects that we would experience a $23.0 million, or 29%, decrease in net portfolio value. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ESSA Bancorp, Inc.—Management of Market Risk.”

A Downturn in the Local Economy or a Decline in Real Estate Values Could Reduce Our Profits.

Nearly all of our real estate loans are secured by real estate in Monroe and Northampton Counties, Pennsylvania. As a result of this concentration, a downturn in this market area could cause significant increases in nonperforming loans, which would reduce our profits. Additionally, a decrease in asset quality could require additions to our allowance for loan losses through increased provisions for loan losses, which would hurt our profits. In recent years, there have been significant increases in real estate values in our market area. As a result of rising home prices, our loans have been well collateralized. A decline in real estate values could cause some of our mortgage loans to become inadequately collateralized, which would expose us to a greater risk of loss. For a discussion of our market area, see “Business of ESSA Bank & Trust—Market Area.”

Our Continued Emphasis On Commercial Real Estate Lending Could Expose Us To Increased Lending Risks.

Our business strategy centers on continuing our emphasis on commercial real estate lending. We have grown our loan portfolio in recent years with respect to this type of loan and intend to continue to emphasize this type of lending. At September 30, 2006, $47.5 million, or 8.5%, of our total loan portfolio consisted of commercial real estate loans. Loans secured by commercial real estate generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the property and the income stream of the underlying property. Additionally, such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Accordingly, an adverse development with respect to one loan or one credit relationship can expose us to greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. We seek to minimize these risks through our underwriting policies, which require such loans to be qualified on the basis of the property’s collateral value, net income and debt service ratio; however, there is no assurance that our underwriting policies will protect us from credit-related losses.

At September 30, 2006, our largest commercial real estate lending relationship was a $2.8 million loan located in Monroe County, Pennsylvania and secured by real estate. See “Business of ESSA Bank & Trust – Lending Activities – Commercial Real Estate Loans.”

Strong Competition Within Our Market Areas May Limit Our Growth and Profitability.

Competition in the banking and financial services industry is intense. In our market areas, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis. Our profitability depends upon our continued ability to successfully compete in our market areas. For additional information see “Business of ESSA Bank & Trust—Competition.”

If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Will Decrease.

We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. While our allowance for loan losses was 0.69% of total loans at September 30, 2006, material additions to our allowance could materially decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities might have a material adverse effect on our financial condition and results of operations.

The Federal Deposit Insurance Corporation has Issued New Rules on How it Imposes Deposit Insurance Assessments that Will Increase Our Deposit Insurance Assessments and Will Reduce Our Income.

Under its current rules, the Federal Deposit Insurance Corporation does not impose a deposit insurance assessment on financial institutions, such as ESSA Bank & Trust, that are, among other criteria, well-capitalized. On November 2, 2006, the Federal Deposit Insurance Corporation adopted final regulations establishing a risk-based assessment system that will enable the Federal Deposit Insurance Corporation to more closely tie each financial institution’s premiums to the risk it poses to the deposit insurance fund. Under the new risk-based assessment system, which becomes effective in the beginning of 2007, the Federal Deposit Insurance Corporation will evaluate the risk of each financial institution based on three primary sources of information: (1) its supervisory rating, (2) its financial ratios, and (3) its long-term debt issuer rating, if the institution has one. The new rates for nearly all of the financial institution industry will vary between five and seven cents for every $100 of domestic deposits. Once effective, this increased assessment may reduce our income.

Risks Related to the Stock Offering

The Future Price of the Shares of Common Stock May Be Less Than the Purchase Price in the Stock Offering.

We cannot assure you that if you purchase shares of common stock in the stock offering you will later be able to sell them at or above the purchase price in the stock offering. The purchase price in the offering is determined by an independent, third-party appraisal, pursuant to federal banking regulations and subject to review and approval by the Office of Thrift Supervision. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The Office of Thrift Supervision attempts to ensure that the aftermarket appreciation of standard conversion stocks is not excessive. In recent years, the final independent valuation as approved by the Office of Thrift Supervision has been at the adjusted maximum of the offering range as long as total subscriptions have exceed the adjusted maximum of the offering range. However, the adjusted maximum of the offering range is approximately 30.0% higher than the fair market value of a company as determined by the independent appraisal. Our aggregate pro forma market value as reflected in the final, approved independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

We Will Need to Implement Additional Finance and Accounting Systems, Procedures and Controls in Order to Satisfy Our New Public Company Reporting Requirements.

Upon completion of the stock offering, we will become a public reporting company. The federal securities laws and regulations of the Securities and Exchange Commission require that we file annual, quarterly and current reports and that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. These obligations will increase our operating expenses and could divert our management’s attention from our operations. Compliance with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission will require us to certify the adequacy of our internal controls and procedures, which could require us to upgrade our systems, and/or hire additional staff which will increase our operating costs.

Our Return on Equity Will Be Low Compared to Other Financial Institutions. This Could Negatively Affect the Trading Price of Our Shares of Common Stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. For the fiscal year ended September 30, 2006, our return on average equity was 7.0%, compared to the median return on average equity of 6.2% for all publicly traded savings institutions. Following the stock offering, we expect our consolidated equity to increase from $58.3 million to between $138.8 million at the minimum of the offering range and $183.1 million at the adjusted maximum of the offering range. We expect our return on equity to remain below the industry average until we are able to leverage the additional capital we receive from the stock offering. Our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based incentive plan we intend to adopt. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may reduce the value of our shares of common stock.

The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income in Fiscal 2007.

We intend to establish a charitable foundation in connection with the stock offering. We will make a contribution to the charitable foundation in the form of shares of ESSA Bancorp, Inc. common stock and up to $1.5 million in cash. At the midpoint of the offering range, we will contribute 770,000 shares of common stock to the charitable foundation, which equals 7.0% of the shares of common stock sold in the stock offering and $1.1 million in cash, which represents 1.0% of the shares of common stock sold in the stock offering. The aggregate contribution will also have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation. The after-tax expense of the contribution will reduce net income in our 2007 fiscal year by approximately $6.9 million at the midpoint of the offering range. Persons purchasing shares in the stock offering will have their ownership and voting interests in ESSA Bancorp, Inc. diluted by 6.5% due to the issuance of shares of common stock to the charitable foundation.

Our Contribution to the Charitable Foundation May Not Be Tax Deductible, Which Could Reduce Our Profits.

We believe that at least a portion of the contribution to the ESSA Bank & Trust Foundation will be deductible for federal income tax purposes. However, we cannot assure you that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, we are permitted to deduct only up to 10% of our taxable income for federal income tax purposes before charitable contributions. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to our charitable foundation. Accordingly, we may not have sufficient profits to be able to use the deduction fully.

Our Stock-Based Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income.

We anticipate that our employee stock ownership plan will purchase 8.0% of the total shares of common stock outstanding following the stock offering, including shares issued to the ESSA Bank & Trust Foundation, with funds borrowed from ESSA Bancorp, Inc. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $8.0 million at the minimum of the offering range and $12.5 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt a stock-based incentive plan after the stock offering under which plan participants would be awarded shares of our common stock (at no cost to them) or options to purchase shares of our common stock. The number of shares of restricted stock or stock options reserved for issuance under any initial stock-based incentive plan may not exceed 4.0% and 10.0%, respectively, of our total outstanding shares, including shares issued to the ESSA Bank & Trust Foundation, if these plans are adopted within one year at the completion of the conversion. Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is ten years; the risk free interest rate is 4.64% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 11.32% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $3.84 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual expense (pre-tax) associated with the stock options would be approximately $1.2 million at the adjusted maximum. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual expense (pre-tax) associated with shares awarded under the stock-based incentive plan would be approximately $1.2 million at the adjusted maximum. However, if we grant shares of stock or options in excess of these amounts, such grants would increase our costs further.

The shares of restricted stock granted under the stock-based incentive plan will be expensed by us over their vesting period at the fair market value of the shares on the date they are awarded. If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by ESSA Bancorp, Inc.) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the plan would be between $4.0 million at the minimum of the offering range and $6.2 million at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The Implementation of Stock-Based Incentive Plans Will Dilute Your Ownership Interest.

We intend to adopt a stock-based incentive plan following the stock offering. This stock-based incentive plan will be funded through either open market purchases of shares of common stock, if permitted, or from the issuance of authorized but unissued shares of common stock. Stockholders would experience a reduction in ownership interest totaling 12.3% in the event newly issued shares are used to fund stock options or awards of shares of common stock under the plan in an amount equal to 10% and 4%, respectively, of the shares issued in the stock offering, including shares issued to the ESSA Bank & Trust Foundation.

We Have Broad Discretion in Using the Proceeds of the Stock Offering. Our Failure to Effectively Use Such Proceeds Could Hurt Our Profits.

We will use a portion of the net proceeds to finance the purchase of shares of common stock in the stock offering by the employee stock ownership plan and may use the remaining net proceeds to pay dividends to stockholders, repurchase shares of common stock, purchase investment securities, deposit funds in ESSA Bank & Trust, acquire other financial services companies or for other general corporate purposes. ESSA Bank & Trust may use the proceeds it receives to fund new loans, establish or acquire new branches, purchase investment securities, reduce a portion of our borrowings, or for general corporate purposes. In addition, we intend to expand our presence within and contiguous to our primary market area through de novo branching, which may negatively impact our earnings until these branches achieve profitability. We have not, however, identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds and we cannot predict how long we will require to effectively deploy the proceeds.

Our Stock Value May be Negatively Affected by Federal Regulations That Restrict Takeovers.

For three years following the stock offering, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision. See “Restrictions on Acquisition of ESSA Bancorp, Inc.” for a discussion of applicable Office of Thrift Supervision regulations regarding acquisitions.

The Corporate Governance Provisions in our Articles of Incorporation and Bylaws and the Corporate Governance Provisions Under Pennsylvania Law May Prevent or Impede the Holders of Our Common Stock From Obtaining Representation on Our Board of Directors.

Provisions in our Articles of Incorporation and Bylaws may prevent or impede holders of our common stock from obtaining representation on our Board of Directors. For example, our Board of Directors is divided into three staggered classes. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. ESSA Bancorp, Inc.’s Articles of Incorporation includes a provision that no person will be entitled to vote any shares of common stock of ESSA Bancorp, Inc. in excess of 10% of the outstanding shares of common stock of ESSA Bancorp, Inc. This limitation does not apply to the purchase of shares by a tax-qualified employee stock benefit plan of ESSA Bancorp, Inc. or ESSA Bank & Trust.

Provisions of the Pennsylvania Business Corporation Law applicable to ESSA Bancorp, Inc. provide among other things, that ESSA Bancorp, Inc. may not engage in a business combination with an “interested shareholder” during the five-year period after the interested shareholder became such except under certain specified circumstances. An interested shareholder is generally a holder of 20% or more of a company’s voting stock. The Pennsylvania Business Corporation Law also contains provisions providing for the ability of shareholders to object to the acquisition by a person or group of persons acting in concert of 20% or more of its outstanding voting securities and to demand that they be paid a cash payment for the fair value of their shares from the controlling person or group. In addition, there are various regulatory restrictions on acquisitions of ESSA Bancorp, Inc. See “Restrictions on Acquisition of ESSA Bancorp, Inc.” at page 133.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of ESSA Bank & Trust and its subsidiaries for the years and at the dates indicated. The information at September 30, 2006 and 2005 and for the years ended September 30, 2006, 2005 and 2004 is derived in part from, and should be read together with, the audited consolidated financial statements and notes thereto of ESSA Bank & Trust beginning at page F-2 of this prospectus. The information at September 30, 2006, 2005 and 2004 and for the ten months ended September 30, 2003 and for the year ended November 30, 2002 is derived in part from audited consolidated financial statements that are not included in this prospectus.

	At September 30, 2006	At September 30, 2005	At September 30, 2004	At September 30, 2003	At November 30, 2002
	(In thousands)
Selected Financial Condition Data:
Total assets	$725,796	$656,066	$592,824	$533,606	$468,055
Cash and cash equivalents	12,730	20,290	21,458	43,087	27,617
Investment securities:
Available for sale	89,122	62,506	45,074	22,986	27,301
Held to maturity	19,715	21,505	10,263	3,918	6,095
Loans, net	556,677	508,981	477,956	438,539	390,542
FHLB stock	13,675	11,916	11,358	9,187	5,304
Premises and equipment	11,447	11,560	11,444	10,547	6,223
Bank owned life insurance	13,376	12,864	10,369	—	—
Deposits	402,153	374,759	333,201	319,283	315,406
Borrowed funds	259,299	221,479	205,134	160,920	104,850
Equity	58,337	54,371	50,260	46,381	42,219

	For the Year Ended September 30, 2006	For the Year Ended September 30, 2005	For the Year Ended September 30, 2004	For the Ten Months Ended September 30, 2003	For the Year Ended November 30, 2002
	(In thousands)
Selected Data:
Interest income	$36,451	$31,919	$28,810	$24,743	$29,065
Interest expense	19,217	14,323	11,933	9,372	12,220

Net interest income	17,234	17,596	16,877	15,371	16,845
Provision for loan losses	300	550	530	430	900

Net interest income after provision for loan losses	16,934	17,046	16,347	14,941	15,945
Non-interest income	5,518	5,281	4,280	2,976	3,477
Non-interest expense	16,685	16,493	15,540	12,080	12,408

Income before income tax expense	5,767	5,834	5,087	5,837	7,014
Income tax expense	1,813	1,383	1,172	1,681	2,314

Net income	$3,954	$4,451	$3,915	$4,156	$4,700

	At or For the Year Ended September 30, 2006	At or For the Year Ended September 30, 2005	At or For the Year Ended September 30, 2004	At or For the Ten Months Ended September 30, 2003	At or For the Year Ended November 30, 2002
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets	0.58%	0.72%	0.71%	0.84%	1.08%
Return on average equity	6.96%	8.42%	8.20%	9.46%	11.98%
Interest rate spread (1)	2.46%	2.85%	3.10%	3.08%	3.81%
Net interest margin (2)	2.70%	3.04%	3.28%	3.28%	4.07%
Efficiency ratio (3)	73.33%	72.09%	73.45%	65.84%	61.06%
Noninterest expense to average total assets	2.45%	2.67%	2.82%	2.45%	2.84%
Average interest-earning assets to average interest-bearing liabilities	108.00%	107.69%	107.70%	109.89%	108.70%
Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.09%	0.10%	0.12%	0.14%	0.16%
Non-performing loans as a percent of total loans	0.11%	0.12%	0.12%	0.12%	0.17%
Allowance for loan losses as a percent of non-performing loans	618.78%	588.93%	518.32%	478.82%	321.01%
Allowance for loan losses as a percent of total loans	0.69%	0.70%	0.63%	0.57%	0.55%
Capital Ratios:
Total risk-based capital (to risk weighted assets)	15.77%	15.55%	16.05%	16.86%	17.52%
Tier 1 risk-based capital (to risk weighted assets)	14.79%	14.59%	15.14%	15.99%	16.67%
Tangible capital (to tangible assets)	8.06%	8.30%	8.46%	8.66%	9.00%
Tier 1 leverage (core) capital (to adjusted tangible assets)	8.06%	8.30%	8.49%	8.66%	9.00%
Average equity to average total assets	8.36%	8.55%	8.67%	8.92%	8.99%
Other Data:
Number of full service offices	12	12	12	12	12

(1)	Represents the difference between the weighted-average yield on a fully tax equivalent basis on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.

(2)	The net interest margin represents net interest income on a fully tax equivalent basis as a percent of average interest-earning assets for the year.

(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans;

•	adverse developments concerning Fannie Mae or Freddie Mac and changes in market interest rates affecting the value of the Fannie Mae and Freddie Mac floating rate preferred stocks in our investment securities portfolio;

•	changes in our financial condition or results of operations that reduce capital available to pay dividends;

•	regulatory changes or actions; and

•	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 18.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $91.5 million and $124.2 million, or $143.1 million if the offering range is increased by 15%. We estimate that we will contribute to ESSA Bank & Trust between $45.7 million and $62.1 million, or $71.5 million if the offering range is increased by 15%. We intend to retain at the holding company between $45.7 million and $62.1 million of the net proceeds, or $71.5 million if the offering range is increased by 15%, to be used for the purposes described below.

A summary of the anticipated net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range and the use of the net proceeds is as follows:

	Based Upon the Sale at $10.00 Per Share of
	9,350,000 Shares		11,000,000 Shares		12,650,000 Shares		14,547,500 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Stock offering proceeds	$93,500		$110,000		$126,500		$145,475
Less offering expenses	2,017		2,168		2,290		2,420

Net offering proceeds	$91,483	100.0%	$107,832	100.0%	$124,210	100.0%	$143,055	100.0%

Use of net proceeds:
To ESSA Bank & Trust	$45,742	50.0%	$53,916	50.0%	$62,105	50.0%	$71,528	50.0%
To fund loan to employee stock ownership plan	8,004	8.7	9,416	8.7	10,828	8.7	12,453	8.7

Retained by ESSA Bancorp, Inc.	$37,738	41.3%	$44,500	41.3%	$51,277	41.3%	$59,075	41.3%

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions following the commencement of the offering, or regulatory considerations.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of ESSA Bank & Trust’s deposits. The net proceeds may vary because the total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

ESSA Bancorp, Inc. May Use the Proceeds it Retains From the Offering:

•	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the offering (between $8.0 million and $10.8 million, or $12.5 million if the offering is increased by 15%);

•	to invest in debt securities issued by the United States government and United States government-sponsored agencies or entities;

•	to finance the acquisition of financial institutions, branches or other financial service companies;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock; and

•	for other general corporate purposes.

Initially, we intend to invest a substantial portion of the net proceeds in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

ESSA Bank & Trust May Use the Net Proceeds it Receives From the Offering:

•	to expand its retail and commercial banking franchise by acquiring or establishing new branches, or by acquiring other financial institutions or other financial services companies;

•	to fund new loans, including residential first mortgage loans, commercial loans, commercial real estate and home equity loans and lines of credit;

•	to enhance existing products and services and to support new products and services;

•	to reduce a portion of our existing borrowings;

•	to invest in debt securities issued by the United States government and United States government-sponsored agencies or entities; and

•	for other general corporate purposes.

Our short-term and long-term growth plans anticipate that, upon completion of the offering, we will experience measured growth through increased lending and investment activities, de novo branching and, possibly, acquisitions, with a particular emphasis on attempting to stimulate internal loan growth. We plan to explore acquisition opportunities involving other banks and thrifts, and possibly financial service companies, when and as they arise as a means of supplementing internal growth. We may also consider establishing de novo branches or acquiring financial institutions in our market area and contiguous counties.

We have no current arrangements or agreements to acquire other banks, thrifts or financial service companies. We have received regulatory approval to open a new branch office in Tannersville, Pennsylvania which we anticipate opening in May 2007. There can be no assurance that we will be able to consummate any acquisition or establish any other new branches.

Initially, the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

OUR POLICY REGARDING DIVIDENDS

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether and in what amount to pay a cash dividend, the Board is expected to take into account a number of factors, including capital requirements, our consolidated financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by Office of Thrift Supervision policy and regulations, may be paid in addition to, or in lieu of, regular cash dividends. We will file a consolidated tax return with ESSA Bank & Trust. Accordingly, it is anticipated that any cash distributions made by ESSA Bancorp, Inc. to its stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.

Pursuant to our Articles of Incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock—Common Stock.” Dividends we can declare and pay will depend, in part, upon receipt of dividends from ESSA Bank & Trust, because initially we will have no source of income other than dividends from ESSA Bank & Trust, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments received in connection with the loan to the employee stock ownership plan. A regulation of the Office of Thrift Supervision imposes limitations on “capital distributions” by savings institutions. See “Regulation—Dividends.” See “Regulation by the Pennsylvania Department of Banking – Dividends” for a discussion of Pennsylvania regulations regarding dividends.

Any payment of dividends by ESSA Bank & Trust to us that would be deemed to be drawn out of ESSA Bank & Trust’s bad debt reserves would require a payment of taxes at the then-current tax rate by ESSA Bank & Trust on the amount of earnings deemed to be removed from the reserves for such distribution. ESSA Bank & Trust does not intend to make any distribution to us that would create such a federal tax liability. See “Federal Taxation” and “State Taxation.”

Additionally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

ESSA Bancorp, Inc. has never issued capital stock and there is no established market for it. Shares of our common stock have been approved for trading on the Nasdaq Global Market under the symbol “ESSA,” subject to completion of the offering and compliance with certain conditions, including the presence of at least three registered and active market makers. Ryan Beck & Co., Inc. has advised us that it intends to make a market in shares of our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in shares of our common stock, there can be no assurance that we will be successful in obtaining such commitments.

The development and maintenance of a public market, having the desirable characteristics of depth, liquidity and orderliness, depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of shares of our common stock at any particular time may be limited, which may have an adverse effect on the price at which shares of our common stock can be sold. There can be no assurance that persons purchasing the shares of common stock will be able to sell their shares at or above the $10.00 offering purchase price per share. You should have a long-term investment intent if you purchase shares of our common stock and you should recognize that there may be a limited trading market in the shares of common stock.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At September 30, 2006, ESSA Bank & Trust exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of ESSA Bank & Trust at September 30, 2006, and the pro forma regulatory capital of ESSA Bank & Trust, after giving effect to the sale of shares of common stock at a $10.00 per share purchase price. The table assumes the receipt by ESSA Bank & Trust of between $45.7 million and $71.5 million of the net offering proceeds.

	ESSA Bank & Trust Historical at		Pro Forma at September 30, 2006, Based Upon the Sale in the Offering of
	September 30, 2006		9,350,000 Shares		11,000,000 Shares		12,650,000 Shares		14,547,500 Shares (1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(Dollars in thousands)
Equity capital	$58,337	8.04%	$92,073	12.00%	$98,129	12.66%	$104,199	13.32%	$111,186	14.05%
Tangible capital	$58,333	8.06%	$92,069	12.02%	$98,125	12.69%	$104,195	13.34%	$111,182	14.08%
Tangible requirement	10,859	1.50	11,488	1.50	11,600	1.50	11,713	1.50	11,842	1.50

Excess	$47,474	6.56%	$80,581	10.52%	$86,525	11.19%	$92,482	11.84%	$99,340	12.58%

Core capital	$58,333	8.06%	$92,069	12.02%	$98,125	12.69%	$104,195	13.34%	$111,182	14.08%
Core requirement (3)	28,959	4.00	30,635	4.00	30,934	4.00	31,234	4.00	31,578	4.00

Excess	$29,374	4.06%	$61,434	8.02%	$67,191	8.69%	$72,961	9.34%	$79,604	10.08%

Total risk-based capital (4)	$62,212	15.77%	$95,948	23.82%	$102,004	25.23%	$108,074	26.63%	$115,061	28.23%
Risk-based requirement	31,557	8.00	32,224	8.00	32,344	8.00	32,464	8.00	32,601	8.00

Excess	$30,655	7.77%	$63,724	15.82%	$69,660	17.23%	$75,610	18.63%	$82,460	20.23%

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions following the commencement of the offering or regulatory considerations.

(2)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)	The current Office of Thrift Supervision core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.

(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of ESSA Bank & Trust, at September 30, 2006 and the pro forma consolidated capitalization of ESSA Bancorp, Inc., a Pennsylvania corporation, after giving effect to the conversion and the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	ESSA Bank & Trust Historical at September 30, 2006	Pro Forma, Based Upon the Sale in the Offering of
		9,350,000 Shares	11,000,000 Shares	12,650,000 Shares	14,547,500 Shares (1)
	(Dollars in thousands)
Deposits (2)	$402,153	$402,153	$402,153	$402,153	$402,153
Borrowings	259,299	259,299	259,299	259,299	259,299

Total deposits and borrowed funds	$661,452	$661,452	$661,452	$661,452	$661,452

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none to be issued	—	—	—	—	—
Common stock $0.01 par value, 40,000,000 shares authorized; shares to be issued as reflected (3)	0	100	118	135	156
Additional paid-in capital	0	97,928	115,414	132,930	153,082
Retained earnings (4)	58,526	58,526	58,526	58,526	58,526
Less:
Expense of stock contribution to Foundation	—	(6,545)	(7,700)	(8,855)	(10,183)
Expense of cash contribution to Foundation	—	(935)	(1,100)	(1,265)	(1,455)
Plus:
Tax benefit of contribution to Foundation (5)		1,880	1,880	1,880	1,880
Accumulated other comprehensive loss	(189)	(189)	(189)	(189)	(189)
Less:
Common stock to be acquired by employee stock ownership plan (6)	—	(8,004)	(9,416)	(10,828)	(12,453)
Common stock to be acquired by stock recognition and retention plan (7)	—	(4,002)	(4,708)	(5,414)	(6,226)

Total stockholders’ equity	$58,337	$138,760	$152,825	$166,920	$183,138

Total stockholders’ equity as a percentage of total assets	8.04%	17.21%	18.63%	20.01%	21.53%

(1)	As adjusted to give effect to an increase in the number of shares of common stock which could occur due to a 15% increase in the offering range to reflect demand for shares, changes in market or general financial conditions following the commencement of the subscription and community offerings or regulatory considerations.

(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.

(3)	No effect has been given to the issuance of additional shares of ESSA Bancorp, Inc. common stock pursuant to a stock option plan. If this plan is implemented, an amount up to 10% of the shares of ESSA Bancorp, Inc. common stock sold in the offering will be reserved for issuance upon the exercise of options under the stock option plan. See “Management of ESSA Bancorp, Inc.”

(4)	The retained earnings of ESSA Bank & Trust will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion—Liquidation Rights” and “Regulation.”

(5)	Includes valuation allowance against deferred tax asset of $663,000, $1.1 million, $1.6 million and $2.1 million at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

(6)	Assumes that 8.0% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from ESSA Bancorp, Inc. The loan will be repaid principally from ESSA Bank & Trust’s contributions to the employee stock ownership plan. Since ESSA Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on ESSA Bancorp, Inc.’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased by the stock recognition and retention plan in open market purchases. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As ESSA Bancorp, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock recognition and retention plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock recognition and retention plan will require stockholder approval. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by ESSA Bancorp, Inc.

PRO FORMA DATA

The following tables summarize historical data of ESSA Bank & Trust and pro forma data of ESSA Bancorp, Inc. at and for the year ended September 30, 2006. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription and community offerings;

•	427,000 shares of common stock will be purchased by our executive officers and directors, and their associates;

•	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering and contributed to our charitable foundation with a loan from ESSA Bancorp, Inc. The loan will be repaid in substantially equal payments of principal and interest over a period of 30 years;

•	Ryan Beck & Co., Inc. will receive a fee equal to 1% of the dollar amount of the first 10,000,000 shares of common stock sold in the stock offering and 0.75% of the dollar value of all shares of common stock sold thereafter in the stock offering. Shares issued to the charitable foundation or purchased by our employee benefit plans or by our officers, directors and employees, and their immediate families will not be included in calculating the shares of common stock sold, for this purpose; and

•	total expenses of the stock offering, including the marketing fees to be paid to Ryan Beck & Co., Inc., will be between $2.0 million at the minimum of the offering range and $2.4 million at the adjusted maximum of the offering range.

We calculated pro forma consolidated net income for the fiscal year ended September 30, 2006 as if the estimated net proceeds we received had been invested at an assumed interest rate of 4.91% (3.24% on an after-tax basis). This represents the one-year U.S. Treasury Bill as of September 30, 2006, which we consider to more accurately reflect the pro forma reinvestment rate than an arithmetic average method in light of current market interests rates.

The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock. The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds. It is assumed that ESSA Bancorp, Inc. will loan funds to the employee stock ownership plan, between $8.0 million and $10.8 million of the estimated net proceeds in the offering, or $12.5 million if the offering range is increased by 15%. The actual net proceeds from the sale of shares of common stock will not be determined until the offering is completed. However, we currently estimate the net proceeds to be between $91.5 million and $124.2 million, or $143.1 million if the offering range is increased by 15%. It is assumed that all shares of common stock will be sold in the subscription and community offerings.

	At or For the Year Ended September 30, 2006 Based Upon the Sale at $10.00 Per Share of
	9,350,000 Shares at Minimum Offering Range	11,000,000 at Midpoint Offering Range 11,000,000	12,650,000 at Maximum Offering Range	14,547,500 at Adjusted Maximum of Offering Range (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of Offering	$93,500	$110,000	$126,500	$145,475
Plus: Shares Issued to the Foundation	6,545	7,700	8,855	10,183

Pro Forma Market Capitalization	$100,045	$117,700	$135,355	$155,658
Gross Proceeds of Offering	93,500	110,000	126,500	145,475
Less Expenses	(2,017)	(2,168)	(2,290)	(2,420)
Estimated net proceeds	$91,483	$107,832	$124,210	$143,055
Less: Cash Contribution to Foundation	(935)	(1,100)	(1,265)	(1,455)
Less: Common stock purchased by ESOP (2)	(8,004)	(9,416)	(10,828)	(12,453)
Less: Common stock purchased by stock award plan (3)	(4,002)	(4,708)	(5,414)	(6,226)

Estimated net cash proceeds	$78,542	$92,608	$106,702	$122,921
For the 12 Months Ended September 30, 2006
Consolidated net income:
Historical	$3,954	$3,954	$3,954	$3,954
Pro forma income on net proceeds:	2,545	3,001	3,458	3,983

Pro forma ESOP adjustment(2)	(176)	(207)	(238)	(274)
Pro forma stock award adjustment (3)	(528)	(621)	(715)	(822)
Pro forma stock options adjustment (4)	(703)	(827)	(951)	(1,094)

Pro forma net income	$5,092	$5,300	$5,508	$5,747
Per share net income
Historical	$0.43	$0.37	$0.32	$0.28
Pro forma income on net proceeds, as adjusted	0.28	0.28	0.28	0.28
Pro forma ESOP adjustment (2)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma stock award adjustment (3)	(0.06)	(0.06)	(0.06)	(0.06)
Pro forma stock option adjustment (4)	(0.08)	(0.08)	(0.08)	(0.08)

Pro forma net income per share (5)	$0.55	$0.49	$0.44	$0.40
Offering price as a multiple of pro forma net earnings per share	18.18	20.41	22.73	25.00
Number of shares outstanding for pro forma net income per share calculations	9,230,819	10,859,787	12,488,755	14,362,068
At September 30, 2006
Stockholders’ equity:
Historical	$58,337	$58,337	$58,337	$58,337
Estimated net proceeds	91,483	107,832	124,210	143,055
Plus: Shares issued to Foundation	6,545	7,700	8,855	10,183
Less: Shares issued to Foundation	(6,545)	(7,700)	(8,855)	(10,183)
Less: Cash contribution to Foundation	(935)	(1,100)	(1,265)	(1,455)
Plus: Tax benefit of contribution to Foundation(6)	1,880	1,880	1,880	1,880
Less: Common stock acquired by ESOP (2)	(8,004)	(9,416)	(10,828)	(12,453)
Less: Common stock acquired by stock-based incentive (3) (4)	(4,002)	(4,708)	(5,414)	(6,226)

Pro forma stockholders’ equity	$138,760	$152,825	$166,920	$183,138

Stockholders’ equity per share:
Historical	$5.83	$4.96	$4.31	$3.75
Estimated net proceeds	9.14	9.16	9.18	9.19
Plus: Shares issued to Foundation	0.65	0.65	0.65	0.65
Less: Shares contribution to Foundation	(0.65)	(0.65)	(0.65)	(0.65)
Less: Cash contribution to Foundation	(0.09)	(0.09)	(0.09)	(0.09)
Plus: Tax benefit of contribution to Foundation (6)	0.19	0.16	0.14	0.12
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock acquired by stock-based incentive plan (3) (4)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share (7)	$13.87	$12.99	$12,34	$11.77

Offering price as percentage of pro forma stockholders’ equity per share	72.10%	76.98%	81.04%	84.96%

Number of shares outstanding for pro forma book value per share calculations	10,004,500	11,770,000	13,535,500	15,565,825

(footnotes begin on following page)

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market and financial conditions following the commencement of the offering or regulatory considerations.

(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from ESSA Bancorp, Inc. ESSA Bank & Trust intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. ESSA Bank & Trust’s total annual payments on the employee stock ownership plan debt are based upon 30 equal annual installments of principal and interest. SOP 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by ESSA Bank & Trust, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 34.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 26,679, 31,387, 36,095 and 41,509 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with SOP 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.

(3)	If approved by ESSA Bancorp, Inc.’s stockholders, the stock recognition and retention plan may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock recognition and retention plan, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from ESSA Bancorp, Inc. or through open market purchases. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by ESSA Bancorp, Inc. The table assumes that (i) the stock recognition and retention plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock recognition and retention plan is amortized as an expense during the year ended September 30, 2006 and (iii) the stock recognition and retention plan expense reflects an effective combined federal and state tax rate of 34.0%. Assuming stockholder approval of the stock recognition and retention plan and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.8%.

(4)	If approved by ESSA Bancorp, Inc.’s stockholders, the stock option plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion. Stockholder approval of the stock option plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock option plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.84 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 34.0%. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock option plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock option plan are obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share will decrease. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute existing stockholders’ ownership and voting interests by approximately 9.1%.

(5)	Income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with SOP 93-6, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See note 2, above.

(6)	Includes valuation allowance against deferred tax asset of $663,000, $1.1 million, $1.6 million and $2.1 million at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

(7)	The retained earnings of ESSA Bank & Trust will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion—Liquidation Rights” and “Regulation.”

COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded as part of the stock offering, RP Financial, Inc. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $100.0 million, $117.7 million, $135.4 million and $155.7 million with the charitable foundation, as compared to $112.6 million, $132.5 million, $152.4 million and $175.2 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions. The establishment and funding of the charitable foundation has been approved by the Board of Directors of ESSA Bancorp, Inc. and ESSA Bank & Trust and is subject to approval by members of ESSA Bank & Trust. If the members do not approve the charitable foundation, we may, in our discretion, complete the conversion and stock offering without the inclusion of the charitable foundation and without resoliciting subscribers. We may also determine in our discretion, not to complete the conversion and stock offering if the members do not approve the charitable foundation.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the fiscal year ended September 30, 2006 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering was completed at September 30, 2006, with and without the charitable foundation.

	9,350,000 Shares Sold				11,000,000 Shares Sold				12,650,000 Shares Sold				14,547,500 Shares Sold
	With Foundation		Without Foundation(1)		With Foundation		Without Foundation(1)		With Foundation		Without Foundation(1)		With Foundation		Without Foundation(1)
	(Dollars in thousands, except per share amounts)
Estimated stock offering amount	$93,500		$112,625		$110,000		$132,500		$126,500		$152,375		$145,475		$175,231
Pro forma market capitalization	100,045		112,625		117,700		132,500		135,355		152,375		155,658		175,231
Estimated pro forma valuation	100,045		112,625		117,700		132,500		135,355		152,375		155,658		175,231
Total assets	806,219		822,707		820,284		840,059		834,379		857,412		850,597		877,368
Total liabilities	667,459		667,459		667,459		667,459		667,459		667,459		667,459		667,459
Pro forma stockholders’ equity	138,760		155,248		152,825		172,600		166,920		189,953		183,138		209,909
Pro forma net income	5,092		5,510		5,300		5,793		5,508		6,075		5,747		6,402
Pro forma stockholders’ equity per share	13.87		13.78		12.99		13.02		12.34		12.47		11.77		11.98
Pro forma net income per share	0.55		0.52		0.49		0.46		0.44		0.42		0.40		0.38
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	72.10%		72.57%		76.98%		76.80%		81.04%		80.19%		84.96%		83.47%
Offering price to pro forma net income per share	18.18	x	19.23	x	20.41	x	21.74	x	22.73	x	23.81	x	25.00	x	26.32	x
Pro forma financial ratios:
Return on assets	0.63%		0.67%		0.65%		0.69%		0.66%		0.71%		0.68%		0.73%
Return on equity	3.67		3.55		3.47		3.36		3.30		3.20		3.14		3.05
Equity to assets	17.21		18.87		18.63		20.55		20.01		22.15		21.53		23.92

(1)	The number of shares sold to the public, assuming no charitable foundation would be 11,262,500, 13,250,000, 15,237,500 and 17,523,125 at the minimum, midpoint, maximum and maximum as adjusted, respectively of the offering range.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF ESSA BANCORP, INC.

This section is intended to help potential investors understand the financial performance of ESSA Bank & Trust through a discussion of the factors affecting our financial condition at September 30, 2006 and September 30, 2005 and our consolidated results of operations for the years ended September 30, 2006, 2005 and 2004. This section should be read in conjunction with the Consolidated Financial Statements and notes to the financial statements that appear elsewhere in this prospectus. ESSA Bancorp, Inc. did not exist at September 30, 2006, therefore the information reflected in this section reflects the financial performance of ESSA Bank & Trust and its subsidiaries. In this section, we sometimes refer to ESSA Bank & Trust and ESSA Bancorp, Inc. together as “ESSA” since the financial condition and results of operation of ESSA Bancorp, Inc. will closely reflect the financial condition and results of operation of its operating subsidiary, ESSA Bank & Trust.

Following the completion of the reorganization and offering, we anticipate that our non-interest expense will increase as a result of the increased costs associated with managing a public company, increased compensation expenses associated with the purchases of shares of common stock by our employee stock ownership plan, and the adoption of one or more stock-based incentive plans, if approved by ESSA Bancorp Inc.’s stockholders.

Assuming that the adjusted maximum number of shares are sold in the offering and shares are issued to the ESSA Bank & Trust Foundation:

•	our employee stock ownership plan will acquire 1,245,266 shares of common stock with a $12.5 million loan that is expected to be repaid over 30 years, resulting in an annual pre-tax expense of approximately $415,000 (assuming that the common stock maintains a value of $10.00 per share);

•	our stock option plan would grant options to purchase shares equal to 10% of the total shares issued in the offering or 1,556,583 shares to eligible participants, which would result in compensation expense over the vesting period of the options. Assuming the market price of the common stock is $10.00 per share; all options are granted with an exercise price of $10.00 per share and have a term of 10 years; the dividend yield on the stock is zero; the expected option life is 10 years; the risk free interest rate is 4.64%; and the volatility rate on the common stock is 11.32%, the estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $3.84 per option granted. Assuming this value is amortized over the five year vesting period, the corresponding annual pre-tax expense associated with the stock option plan would be approximately $1.2 million; and

•

our recognition and retention plan would award a number of shares equal to 4% of the shares issued in the offering, or 622,633 shares, to eligible participants, which would be expensed as the awards vest. Assuming that all shares are awarded under the recognition and retention plan at a price of $10.00 per share, and that the awards vest over a five year period, the corresponding annual pre-tax expense associated with shares awarded under the recognition and retention plan would be approximately $1.2 million.

The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and any accelerated repayment of the loan will increase the annual employee stock ownership plan expense. Further, the actual expense of the recognition and retention plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share. The actual expense of the stock option plan will be determined by the grant-date fair value of the options which will depend on a number of factors, including the valuation assumptions used in the Black-Scholes option pricing model.

Overview

Our results of operations depend mainly on our net interest income, which is the difference between the interest income earned on our loan and investment portfolios and interest expense paid on our deposits and borrowed funds. Results of operations are also affected by fee income from banking operations, provisions for loan losses, gains (losses) on sales of loans and other miscellaneous income. Our noninterest expenses consist primarily of compensation and employee benefits, office occupancy, technology, marketing, general administrative expenses and income tax expense.

Our results of operations are also significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially affect our financial condition and results of operations. See “Risk Factors” beginning on page 18.

Critical Accounting Policies

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on the carrying value of certain assets or on income, to be critical accounting policies. We consider the following to be our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover credit losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical. The methodology for determining the allowance for loan losses is considered a critical accounting policy by management due to the high degree of judgment involved, the subjectivity of the assumptions utilized and the potential for changes in the economic environment that could result in changes to the amount of the recorded allowance for loan losses.

As a substantial amount of our loan portfolio is collateralized by real estate, appraisals of the underlying value of property securing loans and discounted cash flow valuations of properties are critical in determining the amount of the allowance required for specific loans. Assumptions for appraisals and discounted cash flow valuations are instrumental in determining the value of properties. Overly optimistic assumptions or negative changes to assumptions could significantly impact the valuation of a property securing a loan and the related allowance determined. The assumptions supporting such appraisals and discounted cash flow valuations are carefully reviewed by management to determine that the resulting values reasonably reflect amounts realizable on the related loans.

Management performs a quarterly evaluation of the adequacy of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal and external loan reviews and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revision based on changes in economic and real estate market conditions.

The analysis of the allowance for loan losses has two components: specific and general allocations. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general allocations. Actual loan losses may be significantly more than the allowance for loan losses we have established which could have a material negative effect on our financial results.

Other-than-Temporary Investment Security Impairment. Securities are evaluated periodically to determine whether a decline in their value is other-than-temporary. Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other-than-temporary. The term “other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospect for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings is recognized.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. We consider the determination of this valuation allowance to be a critical accounting policy because of the need to exercise significant judgment in evaluating the amount and timing of recognition of deferred tax liabilities and assets, including projections of future taxable income. These judgments and estimates are reviewed on a continual basis as regulatory and business factors change. A valuation allowance for deferred tax assets may be required if the amount of taxes recoverable through loss carryback declines, or if we project lower levels of future taxable income. Such a valuation allowance would be established through a charge to income tax expense which would adversely affect our operating results.

Business Strategy

Our business strategy is to grow and improve our profitability by:

•	Increasing customer relationships through the offering of excellent service and the distribution of that service through effective delivery systems;

•	Continuing to transform into a full service community bank by meeting the financial services needs of our customers;

•	Continuing to develop into a high performing financial institution, in part by increasing interest revenue and fee income;

•	Remaining within our risk management parameters; and

•	Employing affordable technology to increase profitability and improve customer service.

A full description of our products and services begins on page 58 of this prospectus.

We believe that these strategies will guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors. We also intend to focus on the following:

•	Increasing customer relationships through a continued commitment to service and enhancing products and delivery systems. We will continue to increase customer relationships by focusing on customer satisfaction with regards to service, products, systems and operations. We have upgraded and expanded certain of our facilities, including our corporate center, to provide additional capacity to manage future growth and expand our delivery systems.

•	Continuing to transform into a full service community bank. We continue to transform from a traditional savings association into a full service community bank. During the last several years, we have begun to offer a wide variety of commercial loans and deposits, as well as trust and brokerage services.

•	Continuing to develop into a high performing financial institution. We will continue to enhance profitability by focusing on increasing non-interest income as well as increasing commercial products, including commercial real estate lending, which often have a higher profit margin than more traditional products. We also will pursue lower-cost commercial deposits as part of this strategy.

•	Remaining within our risk management parameters. We place significant emphasis on risk management and compliance training for all of our directors, officers and employees. We focus on establishing regulatory compliance programs to determine the degree of such compliance and to maintain the trust of our customers and community.

•	Employing cost-effective technology to increase profitability and improve customer service. We will continue to upgrade our technology in an efficient manner. We have implemented new software for marketing purposes and have upgraded both our internal and external communication systems.

•	Continuing our emphasis on commercial real estate lending to improve our overall performance. We intend to continue to emphasize the origination of higher interest rate margin commercial real estate loans as market conditions, regulations and other factors permit. We have expanded our commercial banking capabilities by adding experienced commercial bankers, and enhancing our direct marketing efforts to local businesses.

•	Expanding our banking franchise through branching and acquisitions. We will attempt to use the net proceeds from the offering, as well as our new stock holding company structure, to expand our market footprint through de novo branching as well as through acquisitions of banks, savings institutions and other financial service providers in our primary market area. We will also consider establishing de novo branches or acquiring financial institutions in contiguous counties. We have received regulatory approval to open a new branch office in Tannersville, Pennsylvania which we anticipate opening in May 2007. There can be no assurance that we will be able to consummate any acquisitions or establish any additional new branches. We may explore acquisition opportunities involving other banks and thrifts, and possibly financial service companies, when and as they arise, as a means of supplementing internal growth, filling gaps in our current geographic market area and expanding our customer base, product lines and internal capabilities.

•	Maintaining the quality of our loan portfolio. Maintaining the quality of our loan portfolio is a key factor in managing our growth. We will continue to use customary risk management techniques, such as independent internal and external loan reviews, risk-focused portfolio credit analysis and field inspections of collateral in overseeing the performance of our loan portfolio.

Comparison of Financial Condition At September 30, 2006 and September 30, 2005

Total Assets. Total assets increased by $69.7 million, or 10.6%, to $725.8 million at September 30, 2006 from $656.1 million at September 30, 2005. This increase was primarily due to increases in investment securities and loans receivable which were partially offset by a decrease in commercial paper.

Investment Securities. Investment securities increased $24.8 million, or 29.6% to $108.8 million at September 30, 2006, from $84.0 million at September 30, 2005. This increase was due, in part, to ESSA Bank & Trust’s investing of funds from new deposits and borrowings in mortgage-backed securities and, to a lesser extent, United States government and agency obligations.

Commercial Paper. Commercial paper declined from $7.0 million at September 30, 2005 to no outstanding commercial paper at September 30, 2006. This asset matured during fiscal year ended September 30, 2006.

Net Loans. Net loans increased $47.7 million, or 9.4%, to $556.7 million at September 30, 2006 from $509.0 million at September 30, 2005. Loan growth was primarily attributable to growth in several product categories as a result of the economic growth in our market area and our increased marketing efforts. One- to four-family residential mortgages increased by $31.2 million to $452.4 million at September 30, 2006 from $421.2 million at September 30, 2005. For the same time periods, commercial real estate loans increased by $10.5 million to $47.5 million from $37.0 million and home equity and lines of credit increased by $6.5 million to $46.8 million from $40.3 million.

Deposits. Deposits increased by $27.4 million, or 7.3% to $402.2 million at September 30, 2006, from $374.8 million at September 30, 2005. The increase in deposits was attributable to increases in retail certificates of deposit of $29.3 million and brokered certificates of deposit of $7.1 million. Retail certificates of deposits increased in part in response to rate promotions on selected products. These increases were partially offset by decreases in checking products of $859,000 and other savings products of $8.2 million. At September 30, 2006, we had $28.3 million of brokered certificates of deposit outstanding.

Borrowed Funds. Funds borrowed from the Federal Home Loan Bank of Pittsburgh increased by $37.8 million, or 17.1%, to $259.3 million at September 30, 2006, from $221.5 million at September 30, 2005. The increase in borrowed funds, combined with the increase in deposits was used to fund increases in loans and the purchase of investment securities.

Total Retained Earnings. Total retained earnings increased by $4.0 million, or 7.3%, to $58.3 million at September 30, 2006 from $54.4 million at September 30, 2005. The increase reflected net income of $4.0 million in addition to a $12,000 decrease in other comprehensive losses due to unrealized losses on investment securities available for sale at September 30, 2006. The decrease in unrealized losses on investments was due to changes in the composition of the investment securities portfolio combined with changes in interest rates. Management concluded that none of our impaired securities have impairments that are other than temporary.

Comparison of Operating Results For The Years Ended September 30, 2006 and September 30, 2005

Net Income. Net income decreased $497,000, or 11.2%, to $4.0 million for fiscal year 2006 from $4.5 million for fiscal year 2005. The decrease was primarily the result of a decrease in net interest income and an increase in total non-interest expense, and an increase in income taxes, partially offset by an increase in total non-interest income.

Net Interest Income. Net interest income decreased by $362,000, or 2.1%, to $17.2 million for fiscal year 2006 from $17.6 million for fiscal year 2005. The decrease was primarily attributable to a 39 basis point decrease in our interest rate spread to 2.46% for fiscal year 2006 from 2.85% for fiscal year 2005. The decrease in the net interest margin was due to average yields on interest-earning assets increasing at a slower pace than the cost of interest-bearing liabilities. During fiscal year 2006, the Federal Reserve Board of Governors increased the federal funds rates six times.

The tables on pages 52 and 53 set forth the components of our net interest income, yields on interest-earning assets and costs of interest-bearing liabilities, and the effect on net interest income arising from changes in volumes and rates.

Interest Income. Interest income increased $4.5 million, or 14.2%, to $36.5 million for fiscal year 2006 from $31.9 million for fiscal year 2005. The increase resulted from a $59.8 million increase in average interest-earning assets which had the effect of increasing interest income by $3.2 million. In addition, there was a 19 basis point increase in the overall yield on interest earning assets to 5.68% for fiscal year 2006, from 5.49% for fiscal year 2005 which increased interest income by $1.3 million. Loans increased on average $39.4 million between the two periods, along with increases in the average balances of investment securities of $16.7 million and mortgage-backed securities of $4.3 million. Federal Home Loan Bank of Pittsburgh stock and other interest earning assets decreased by $643,000 in the aggregate. The average yield on loans increased to 5.95% for the fiscal year 2006, from 5.84% for the fiscal year 2005. The average yields on investment securities increased to 4.49% from 3.87% and the average yield on mortgage backed securities increased to 4.30% from 3.67% for the 2006 and 2005 periods, respectively.

Interest Expense. Interest expense increased $4.9 million, or 34.2%, to $19.2 million for fiscal year 2006 from $14.3 million for fiscal year 2005. The increase resulted from a $53.8 million increase in average interest-bearing liabilities, which had the effect of increasing interest expense by $2.5 million. In addition, there was a 58 basis point increase in the overall cost of interest-bearing liabilities to 3.22% for fiscal year 2006 from 2.64% for fiscal year 2005, which increased interest expense by $2.4 million. Money market and savings accounts decreased in the aggregate by approximately $11.0 million, while certificates of deposits increased in the aggregate by $47.8 million between the two periods. The average balance of borrowed funds increased $18.9 million during the same comparative periods. The cost of certificates of deposit increased to 4.02% for fiscal year 2006 from 3.32% for fiscal year 2005. The cost of borrowed funds increased to 4.47% from 4.05% for the same respective periods. The additional deposits and borrowings were used to fund increases in loans and to purchase investment securities.

Provision for Loan Losses. ESSA Bank & Trust establishes provisions for loan losses, which are charged to earnings, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, peer group information and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events occur. After an evaluation of these factors, management made a provision of $300,000 for fiscal year 2006 compared to a $550,000 provision for year ended 2005. The allowance for loan losses was $3.9 million, or 0.69% of loans outstanding at September 30, 2006, compared to $3.6 million, or 0.70% of loans outstanding at September 30, 2005.

Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Management reviews the level of the allowance on a quarterly basis, and establishes the provision for loan losses based on the factors set forth in the preceding paragraph. Historically, our loan portfolio has consisted primarily of one- to four-family residential mortgage loans. However, our current business plan calls for increases in commercial real estate. As management evaluates the allowance for loan losses, the increased risk associated with larger non-homogenous commercial real estate and commercial business loans may result in large additions to the allowance for loan losses in future periods.

Although we believe that we use the best information available to establish the allowance for loan losses, future additions to the allowance may be necessary, based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, the Office of Thrift Supervision, as an integral part of its examination process, will periodically review our allowance for loan losses. This agency may require us to recognize adjustments to the allowance, based on its judgments about information available to it at the time of its examination.

Non-interest Income. Non-interest income increased by $237,000, or 4.5%, to $5.5 million for fiscal year 2006, from $5.3 million for fiscal year 2005. The increase was primarily due to an increase in trust and investment fees of $238,000, partially offset by decreases in gains on sale of loans, net and other non-interest income. The increase in trust and investment fees was due primarily to the addition, by ESSA Bank & Trust of a trust officer and the addition by PRIMEVEST Financial Services, Inc. of two brokers. Other non-interest income decreased by $142,000 for fiscal year 2006 included approximately $45,000 in losses on asset disposals along with a reduction in rental income of approximately $25,000. Other non-interest income for fiscal year 2005 included approximately $47,000 received by us as a result of the sale of the Pulse Electronic Funds Transfer Network to Discover. Additionally, fiscal year 2005 included a $130,000 charge for an other than temporary decline in the value of one of our investment securities.

Non-interest Expense. Non-interest expense increased by $192,000, or 1.2%, to $16.7 million for fiscal year 2006, from $16.5 million for fiscal year 2005. Increases in compensation and employee benefits of $159,000, occupancy and equipment of $177,000, and advertising of $100,000 were partially offset by decreases in professional fees of $92,000 and data processing of $77,000. The increase in compensation and employee benefits was the result of normal merit increases combined with increases in health insurance, pension, and other benefit costs. The increase in occupancy and equipment was the result of increases in depreciation and real estate taxes related to ESSA Bank & Trust’s property and equipment. Advertising expense increased as a result of our increased efforts to maintain and improve our presence in our market area. Professional fees decreased primarily due to the fact that several miscellaneous, short-term consulting engagements in fiscal year 2005 were not repeated in fiscal year 2006. Data processing decreased primarily as a result of a decrease in the cost of processing ESSA Bank & Trust’s student loans which were substantially sold during fiscal year 2005.

Income Taxes. Income tax expense was $1.8 million for fiscal year 2006, an increase of $430,000, or 31.1%, compared to $1.4 million for fiscal year 2005. The effective tax rate was 31.4% in fiscal year 2006 compared to 23.7% in fiscal year 2005, principally due to the elimination of certain over-accruals for income taxes in fiscal year 2005, and an adjustment to deferred taxes and income tax expense for timing differences related to depreciation in 2006.

Comparison of Operating Results For The Years Ended September 30, 2005 and September 30, 2004

Net Income. Net income increased $536,000, or 13.7%, to $4.5 million for fiscal year 2005 from $3.9 million for fiscal year 2004. The increase was primarily the result of an increase in net interest income an increase in total non-interest income partially offset by an increase in income taxes and an increase in total non-interest expense.

Net Interest Income. Net interest income increased by $719,000, or 4.3%, to $17.6 million for fiscal year 2005 from $16.9 million for fiscal year 2004. The increase was primarily attributable to the growth of our total interest earning assets offset by a 25 basis point decrease in our interest rate spread to 2.85% for fiscal year 2005 from 3.10% for fiscal year 2004. The decrease in the interest rate spread was due to the yields on interest-earning assets decreasing while the costs of interest-bearing liabilities increased. During fiscal year 2005, the Federal Reserve Board of Governors increased the federal funds rates eight times.

The tables on pages 52 and 53 set forth the components of our net interest income, yields on interest-earning assets and costs of interest-bearing liabilities, and the effect on net interest income arising from changes in volumes and rates.

Interest Income. Interest income increased $3.1 million, or 10.8%, to $31.9 million for fiscal year 2005 from $28.8 million for fiscal year 2004. The increase resulted from a $64.4 million increase in average interest-earning assets which had the effect of increasing interest income by $3.3 million. Partially offsetting the increase in interest income was an 8 basis point decrease in the overall yield on interest earning assets to 5.49% for fiscal year 2005, from 5.57%

for fiscal year 2004 which decreased interest income by $174,000. Loans increased on average $37.4 million between the two periods, along with increases in the average balances of investment securities of $16.6 million and mortgage-backed securities of $14.1 million. Federal Home Loan Bank stock and other interest earning assets decreased by $3.6 million in the aggregate. The average yield on loans decreased to 5.84% for the fiscal year 2005, from 5.95% for the fiscal year 2004. The average yields on investment securities decreased to 3.87% from 4.63% and the average on mortgage backed securities yield increased to 3.67% from 3.13% for the 2005 and 2004 periods, respectively.

Interest Expense. Interest expense increased $2.4 million, or 20.0%, to $14.3 million for fiscal year 2005 from $11.9 million for fiscal year 2004. The increase resulted from a $59.8 million increase in average interest-bearing liabilities, which had the effect of increasing interest expense by $2.4 million. In addition, there was a 17 basis point increase in the overall cost of interest-bearing liabilities to 2.64% for fiscal year 2005 from 2.47% for fiscal year 2004 which increased interest income by $14,000. Money market and savings accounts decreased in the aggregate by approximately $1.8 million, while certificates of deposits increased in the aggregate by approximately $17.1 million between the two periods. The average balance of borrowed funds increased $44.7 million during the same comparative periods. The cost of certificates of deposit increased to 3.32% for fiscal year 2005 from 3.20% for fiscal year 2004. The cost of borrowed funds decreased to 4.05% from 4.21% for the same respective periods. The additional deposits and borrowings were used to fund increases in loans and to purchase investment securities.

Provision for Loan Losses. ESSA Bank & Trust establishes provisions for loan losses, which are charged to earnings, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, peer group information and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events occur. After an evaluation of these factors, management made a provision of $550,000 for fiscal year 2005 compared to a $530,000 provision for year ended 2004. The allowance for loan losses was $3.6 million or 0.70% of loans outstanding at September 30, 2005, compared to $3.0 million, or 0.63% of loans outstanding at September 30, 2004.

Non-interest Income. Non-interest income increased by $1.0 million, or 23.4%, to $5.3 million for fiscal year 2005, from $4.3 million for fiscal year 2004. The increase was primarily due to increases in service fees on deposit accounts of $922,000, net gain on sale of loans of $96,000, earnings on bank-owned life insurance of $126,000 and other non-interest income of $87,000. The increase in service fees on deposit accounts resulted primarily from increases in non-sufficient fund charges attributable to a new overdraft protection program implemented in May of 2004. The earnings on bank-owned life insurance increased during fiscal year 2005 because 2005 included twelve months of earnings on bank-owned life insurance and fiscal year 2004 included ten months of earnings as a result of when the insurance was originally purchased.

ESSA Bank & Trust also purchased an additional $2.0 million of bank-owned life insurance during fiscal year 2005. Other non-interest income for fiscal year 2005 included approximately $47,000 received by ESSA Bank & Trust as a result of the sale of the Pulse Electronic Funds Transfer Network to Discover. The increases described above were partially offset by a charge during fiscal year 2005 for an other than temporary decline in the value of one of our investment securities of $130,000.

Non-interest Expense. Non-interest expense increased by $953,000, or 6.1%, to $16.5 million for fiscal year 2005, from $15.5 million for fiscal year 2004. Increases in compensation and employee benefits of $1.2 million and occupancy and equipment of $164,000 were partially offset by decreases in professional fees of $127,000 and data processing of $267,000. The increase in compensation and employee benefits was the result of normal merit increases, increases in incentive compensation and increases in health insurance, pension, and other benefit costs. The increase in occupancy and equipment was the result of increases in depreciation and real estate taxes related to ESSA Bank & Trust’s property and equipment.

Income Taxes. Income tax expense was $1.4 million for fiscal year 2005, an increase of $211,000, or 18.0%, compared to $1.2 million for fiscal year 2004. The effective tax rate was 23.7% in fiscal year 2005 compared to 23.0% in fiscal year 2004.

The following table sets forth average balance sheets, average yields and costs, and certain other information for the periods indicated, as well as balances and average yields and costs at September 30, 2006. All average balances are monthly average balances. The yields set forth below include the effect of deferred fees and discounts and premiums that are amortized or accreted to interest income.

	At September 30, 2006	For the Years Ended September 30,
		2006			2005			2004
	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Loans(1) (2)	5.93%	$533,351	$31,744	5.95%	$493,918	$28,829	5.84%	$456,566	$27,152	5.95%
Investment securities
Taxable(3)	4.34%	44,678	1,848	4.14%	28,366	906	3.19%	11,644	386	3.32%
Exempt from federal income tax(3) (4)	7.15%	5,894	278	7.15%	5,513	267	7.34%	5,647	274	7.35%

Total investment securities	4.67%	50,572	2,126	4.49%	33,879	1,173	3.87%	17,291	660	4.63%
Mortgage-backed securities	4.72%	40,247	1,731	4.30%	35,963	1,319	3.67%	21,882	684	3.13%
Federal Home Loan Bank stock	5.25%	12,115	519	4.28%	11,604	317	2.73%	9,615	124	1.29%
Other	5.33%	7,422	331	4.46%	8,576	281	3.28%	14,198	190	1.34%

Total interest-earning assets	5.72%	643,707	36,451	5.68%	583,940	31,919	5.49%	519,552	28,810	5.57%
Allowance for loan losses		(3,694)			(3,292)			(2,748)
Noninterest-earning assets		39,875			37,769			34,010

Total assets		$679,888			$618,417			$550,814

Interest-bearing liabilities:
NOW accounts	0.07%	$59,709	44	0.07%	$61,562	79	0.13%	$61,792	100	0.16%
Money market accounts	2.78%	31,618	687	2.17%	33,386	421	1.26%	33,078	245	0.74%
Savings and club accounts	0.40%	79,452	355	0.45%	88,727	388	0.44%	90,853	442	0.49%
Certificates of deposit	4.40%	197,064	7,926	4.02%	149,267	4,963	3.32%	132,119	4,224	3.20%
Borrowed funds	4.68%	228,198	10,205	4.47%	209,284	8,472	4.05%	164,563	6,922	4.21%

Total interest-bearing liabilities	3.55%	596,041	19,217	3.22%	542,226	14,323	2.64%	482,405	11,933	2.47%
Non-interest bearing demand accounts		21,383			17,527			13,281
Noninterest-bearing liabilities		5,650			5,815			7,359

Total liabilities		623,074			565,568			503,045
Equity		56,814			52,849			47,769

Total liabilities and equity		$679,888			$618,417			$550,814

Net interest income			$17,234			$17,596			$16,877

Interest rate spread	2.17%			2.46%			2.85%			3.10%
Net interest-earning assets		$47,666			$41,714			$37,174

Net interest margin(5)	2.41%			2.70%			3.04%			3.28%
Average interest-earning assets to average interest-bearing liabilities	107.31%	108.00%			107.69%			107.70%

(1)	Non-accruing loans are included in the outstanding loan balances.

(2)	Interest income on loans includes net amortized revenues (costs) on loans totaling $603,000 for 2006, $748,000 for 2005, and $955,000 for 2004.

(3)	Held to maturity securities are reported as amortized cost. Available for sale securities are reported at fair value.

(4)	Yields on tax exempt securities have been calculated on a fully tax equivalent basis assuming a tax rate of 34%.

(5)	Represents the difference between interest earned and interest paid, divided by average total interest earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

	For the Years Ended September 30, 2006 vs. 2005			For the Years Ended September 30, 2005 vs. 2004
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
	(In thousands)
Interest-earning assets:
Loans	$2,338	$577	$2,915	$2,188	$(511)	$1,677
Investment securities	719	234	953	663	(150)	513
Mortgage-backed securities	168	244	412	500	135	635
Federal Home Loan Bank stock	15	187	202	30	163	193
Other	(42)	92	50	(98)	189	91

Total interest-earning assets	3,198	1,334	4,532	3,283	(174)	3,109
Interest-bearing liabilities:
NOW accounts	(2)	(33)	(35)	—	(21)	(21)
Money market accounts	(23)	289	266	2	174	176
Savings and club accounts	(41)	8	(33)	(10)	(44)	(54)
Certificates of deposit	1,790	1,173	2,963	565	174	739
Borrowed funds	803	930	1,733	1,819	(269)	1,550

Total interest-bearing liabilities	2,527	2,367	4,894	2,376	14	2,390

Net change in interest income	$671	$(1,033)	$(362)	$907	$(188)	$719

Management of Market Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits and borrowings. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, our Board of Directors has approved guidelines for managing the interest rate risk inherent in our assets and liabilities, given our business strategy, operating environment, capital, liquidity and performance objectives. Senior management monitors the level of interest rate risk on a regular basis and the asset/liability committee of the Board of Directors meets quarterly to review our asset/liability policies and interest rate risk position.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. The net proceeds from the offering will increase our capital and provide management with greater flexibility to manage our interest rate risk. In particular, management intends to leverage the capital we receive to increase our interest-earning assets.

Net Portfolio Value. The Office of Thrift Supervision requires the computation of amounts by which the net present value of an institution’s cash flow from assets, liabilities and off balance sheet items (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of net portfolio value. The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of net portfolio value. Historically, the Office of Thrift Supervision model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points (200 basis points in the event of an interest rate decrease) in 100 basis point increments. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below. The Office of Thrift Supervision provides us the results of the interest rate sensitivity model, which is based on information we provide to the Office of Thrift Supervision to estimate the sensitivity of our net portfolio value.

The table below sets forth, as of September 30, 2006, the estimated changes in our net portfolio value that would result from the designated instantaneous changes in the United States Treasury yield curve. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

Change in Interest Rates (basis points) (1)	Estimated NPV (2)	Estimated Increase (Decrease) in NPV		NPV as a Percentage of Present Value of Assets (3)
				NPV Ratio (4)	Increase (Decrease) (basis points)
		Amount	Percent
	(Dollars in thousands)
+300	$42,893	$(35,869)	(46)%	6.23%	(438)
+200	55,795	(22,966)	(29)	7.89	(273)
+100	68,123	(10,638)	(14)	9.39	(123)
—	78,761	—	—	10.61	—
-100	86,664	7,902	10	11.46	85
-200	91,126	12,364	16	11.89	128

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.

(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)	NPV Ratio represents NPV divided by the present value of assets.

The table above indicates that at September 30, 2006, in the event of an immediate 100 basis point decrease in interest rates, we would experience a 10% increase in net portfolio value. In the event of an immediate 100 basis point increase in interest rates, we would experience a 14% decrease in net portfolio value.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

We maintain liquid assets at levels we consider adequate to meet both our short-term and long-term liquidity needs. We adjust our liquidity levels to fund deposit outflows, repay our borrowings and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations, as well as access to Federal Home Loan Bank advances. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits.

A portion of our liquidity consists of cash and cash equivalents and borrowings, which are a product of our operating, investing and financing activities. At September 30, 2006, $12.7 million of our assets were invested in cash and cash equivalents. Our primary sources of cash are principal repayments on loans, proceeds from the maturities of investment securities, principal repayments of mortgage-backed securities and increases in deposit accounts. Short-term investment securities (maturing in one year or less) totaled $23.5 million at September 30, 2006. As of September 30, 2006, we had $259.3 million in borrowings outstanding from the Federal Home Loan Bank of Pittsburgh and we have access to additional Federal Home Loan Bank advances of up to approximately $200.0 million.

At September 30, 2006, we had $53.0 million in loan commitments outstanding, which included $15.7 million in undisbursed construction loans, $21.2 million in unused home equity lines of credit, $5.2 million in commercial lines of credit and $7.3 million to originate primarily multi-family and nonresidential mortgage loans. Certificates of deposit due within one year of September 30, 2006 totaled $147.2 million, or 70.3% of certificates of deposit. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before September 30, 2007. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

As reported in the Consolidated Statements of Cash Flows, our cash flows are classified for financial reporting purposes as operating, investing or financing cash flows. Net cash provided by operating activities was $1.8 million, $4.9 million and $3.1 million for the years ended September 30, 2006, 2005 and 2004, respectively. These amounts differ from our net income because of a variety of cash receipts and disbursements that did not affect net income for the respective periods. Net cash used in investing activities was $75.2 million, $63.8 million and $82.8 million in fiscal years 2006, 2005 and 2004, respectively, principally reflecting our loan and investment security activities in the respective periods. Investment security cash flows had the most significant effect, as net cash utilized in purchases amounted to $52.2 million, $44.3 million and $48.9 million in the years ended September 30, 2006, 2005 and 2004, respectively. Deposit and borrowing cash flows have comprised most of our financing activities which resulted in net cash provided of $65.8 million in fiscal year 2006, $57.7 million in fiscal year 2005 and $58.1 million in fiscal year 2004. The net effect of our operating, investing and financing activities was to reduce our cash and cash equivalents from $43.1 million at the beginning of fiscal year 2004 to $12.7 million at the end of fiscal year 2006.

The following table summarizes our significant fixed and determinable contractual obligations and other funding needs by payment date at September 30, 2006. The payment amounts represent those amounts due to the recipient and do not include any unamortized premiums or discounts or other similar carrying amount adjustments.

	Payments Due by Period
Contractual Obligations	Less than One Year	One to Three Years	Three to Five Years	More than Five Years	Total
	(In thousands)
Long-term debt	$27,493	$108,837	$78,754	$43,689	$258,773
Operating leases	210	297	134	209	850
Certificates of deposit	150,142	47,242	21,412	—	218,796

Total	$177,845	$156,376	$100,300	$43,898	$478,419

Commitments to extend credit	$35,525	$528	$5,674	$14,043	$55,770

We also have obligations under our post retirement plan as described in Note 13 to the Consolidated Financial Statements. The post retirement benefit payments represent actuarially determined future payments to eligible plan participants. We expect to contribute $536,000 to our post retirement plan in 2007. In addition, as part of the reorganization and offering, the employee stock ownership plan trust intends to borrow funds from ESSA Bancorp, Inc. and use those funds to purchase a number of shares equal to 8% of the common stock issued in the offering.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles, are not recorded in our financial statements. These transaction involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments and unused lines of credit, see note 11 of the notes to the Consolidated Financial Statements.

For fiscal year 2006, we did not engage in any off-balance-sheet transactions other than loan origination commitments in the normal course of our lending activities.

Recent Accounting Pronouncements

In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Instruments (“FAS No. 155”), an amendment of FASB Statements No. 133 and 140. FAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

In March 2006, the FASB issued FAS No. 156, Accounting for Servicing of Financial Assets (“FAS No. 156”). This Statement, which is an amendment to FAS No. 140, will simplify the accounting for servicing assets and liabilities, such as those common with mortgage securitization activities. Specifically, FAS No. 156 addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. FAS No. 156 also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability, requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable, and permits an entity with a separately recognized servicing asset or servicing liability to choose either of the amortization or fair value methods for subsequent measurement. The provisions of FAS No. 156 are effective as of the beginning of the first fiscal year that begins after September 15, 2006. We are currently evaluating the impact the adoption of the standard will have on our results of operations.

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements (“FAS No. 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The Standard does not expand the use of fair value in any new circumstances. FAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Early adoption is permitted. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

In September 2006, the FASB issued FAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans (“FAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). FAS No. 158 requires that a company recognize the overfunded or underfunded status of its defined benefit post retirement plans (other than multiemployer plans) as an asset or liability in its statement of financial position and that it recognize changes in the funded status in the year in which the changes occur through other comprehensive income. FAS No. 158 also requires the measurement of defined benefit plan assets and obligations as of the fiscal year end, in addition to footnote disclosures. FAS No. 158 is effective for fiscal years ending after December 15, 2006. We are currently evaluating the impact the adoption of the standard will have on our financial position.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. FIN 48 is an interpretation of FAS No. 109, Accounting for Income Taxes, and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. In addition, FIN No. 48 requires expanded disclosure with respect to the uncertainty in income taxes and is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact the adoption of the standard will have on our results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”), considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, providing guidance on quantifying financial statement misstatement and implementation when first applying this guidance. Under SAB No. 108, companies should evaluate a misstatement based on its impact on the current year income statement, as well as the cumulative effect of correcting such misstatements that existed in prior years existing in the current year’s ending balance sheet. SAB 108 is effective for fiscal years ending after November 15, 2006. We are currently evaluating the impact the adoption of the standard will have on our results of operations.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-4 (“EITF 06-4”), Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. The guidance is applicable to endorsement split-dollar life insurance arrangements, whereby the employer owns and controls the insurance policy, that are associated with a postretirement benefit. EITF 06-4 requires that for a split-dollar life insurance arrangement within the scope of the Issue, an employer should recognize a liability for future benefits in accordance with FAS No. 106 (if, in substance, a postretirement benefit plan exists) or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract) based on the substantive agreement with the employee. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. We are currently evaluating the impact the adoption of the standard will have on our results of operations or financial condition.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task force Issue 06-5 (“EITF 06-5”), Accounting for Purchases of Life Insurance-Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85.4, Accounting for Purchases of Life Insurance. EITF 06-5 states that a policyholder should consider any additional amounts included in the contractual terms of the insurance policy other than the cash surrender value in determining the amount that could be realized under the insurance contract. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact the adoption of the standard will have on our results of operations or financial condition.

Impact of Inflation and Changing Prices

The financial statements and related notes of ESSA Bank & Trust have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

BUSINESS OF ESSA BANCORP, INC.

ESSA Bancorp, Inc. is incorporated in the Commonwealth of Pennsylvania. We have not engaged in any business to date. Upon completion of the conversion, we will own all of the issued and outstanding stock of ESSA Bank & Trust. We will retain up to 50% of the net proceeds from the offering and invest 50% of the remaining net proceeds in ESSA Bank & Trust as additional capital in exchange for 100% of the outstanding common stock of ESSA Bank & Trust ESSA Bancorp, Inc. will use a portion of the net proceeds to make a loan to the employee stock ownership plan. At a later date, we may use the net proceeds to pay dividends to stockholders and may repurchase shares of common stock, subject to regulatory limitations. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

In the future, ESSA Bancorp, Inc., as the holding company of ESSA Bank & Trust, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies. See “Regulation—Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies. We currently have no specific arrangements or understandings regarding any specific acquisition transaction. We may also borrow funds for reinvestment in ESSA Bank & Trust.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends received from ESSA Bank & Trust. Initially, ESSA Bancorp, Inc. will neither own nor lease any property, but will instead pay a fee to ESSA Bank & Trust for the use of its premises, equipment and furniture of ESSA Bank & Trust. At the present time, we intend to employ only persons who are officers of ESSA Bank & Trust to serve as officers of ESSA Bancorp, Inc. We will, however, use the support staff of ESSA Bank & Trust from time to time. We will pay a fee to ESSA Bank & Trust for the time devoted to ESSA Bancorp, Inc. by employees of ESSA Bank & Trust. However, these persons will not be separately compensated by ESSA Bancorp, Inc. ESSA Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF ESSA BANK & TRUST

General

ESSA Bank & Trust was organized in 1916. ESSA Bank & Trust is a full-service, community-oriented savings association with total assets of $725.8 million, total net loans of $556.7 million and total deposits of $402.2 million at September 30, 2006. We provide financial services to individuals, families and businesses through our 12 full-service banking offices, located in Monroe and Northampton Counties, Pennsylvania.

ESSA Bank & Trust’s business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in residential first mortgage loans (including construction mortgage loans), commercial real estate loans, home equity loans and lines of credit, commercial loans as well as agency securities and mortgage-backed securities. In addition, we also offer asset management and trust services. We offer investment services through our relationship with PRIMEVEST Financial Services, Inc., a third party broker/dealer and investment advisor.

Market Area

At September 30, 2006, our 12 full-service banking offices consisted of 11 offices in Monroe County, and one office in Northampton County, Pennsylvania. Our primary market for deposits is currently concentrated around the areas where our full-service banking offices are located. Our primary lending area consists of the counties where our branch offices are located, and to a lesser extent the contiguous counties in the Commonwealth of Pennsylvania.

Monroe County is located in eastern Pennsylvania, situated 90 miles north of Philadelphia, 75 miles west of New York and 116 miles northeast of Harrisburg. Monroe County is comprised of 611 square miles of mostly rural terrain. Monroe County is the second-fastest growing county in Pennsylvania. Major industries include tourism, construction and educational facilities. Northampton County is located south of Monroe County and directly borders New Jersey. As of June 30, 2006, we have deposit market share of approximately 19.2% in Monroe County, which represented the second largest deposit market share in Monroe County and approximately less than 1% in Northampton County.

Lending Activities

Historically, our principal lending activity has been the origination of first mortgage loans for the purchase or refinancing of one- to four-family residential real property. During the past five years, we have increased our originations of commercial real estate loans in an effort to increase interest income. These loans have increased from 2.6% of our total loan portfolio at November 30, 2002 to 8.4% of our total loan portfolio at September 30, 2006. One- to four-family residential real estate mortgage loans represented $452.4 million, or 80.4%, of our loan portfolio at September 30, 2006. Construction first mortgage loans totaled $5.9 million, or 1.1% of the total loan portfolio at September 30, 2006. Commercial real estate loans totaled $47.5 million, or 8.4% of our total loan portfolio at September 30, 2006, and home equity loans and lines of credit totaled $46.8 million, or 8.3% of the total loan portfolio at September 30, 2006. We originate other consumer loans on a limited basis.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated, excluding loans held for sale.

	At September 30,								At November 30,
	2006		2005		2004		2003		2002
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Residential first mortgage loans:
One- to four-family	$452,406	80.4%	$421,169	81.7%	$399,233	82.4%	$378,744	85.2%	$336,399	84.9%
Construction	5,943	1.1	7,597	1.5	8,309	1.7	6,093	1.4	7,504	1.9
Commercial	6,159	1.1	5,310	1.0	2,468	0.5	2,255	0.5	1,368	0.3
Commercial real estate	47,479	8.4	36,984	7.2	29,439	6.1	18,615	4.1	10,418	2.6
Home equity loans and lines of credit	46,796	8.3	40,342	7.8	34,256	7.1	26,653	6.0	25,697	6.5
Other	4,247	0.7	4,204	0.8	10,720	2.2	12,358	2.8	14,962	3.8

Total loans receivable	$563,030	100.0%	$515,606	100.0%	$484,425	100.0%	$444,718	100.0%	$396,348	100.0%

Deferred loan costs (fees)	(2,498)		(3,062)		(3,442)		(3,670)		(3,652)
Allowance for loan losses	(3,855)		(3,563)		(3,027)		(2,509)		(2,154)

Total loans receivable, net	$556,677		$508,981		$477,956		$438,539		$390,542

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at September 30, 2006. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to Four-Family		Construction		Commercial		Commercial Real Estate
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending September 30,
2007	$245	6.53%	$170	6.25%	$2,341	7.35%	$5,604	8.67%
2008	631	6.43	—	—	63	6.76	812	8.12
2009	1,042	6.34	—	—	127	7.05	202	7.13
2010 to 2011	2,334	5.88	49	6.30	735	7.33	4,099	6.79
2012 to 2016	35,760	5.27	—	—	759	7.21	28,109	6.65
2017 to 2021	139,904	5.23	65	6.25	—	—	6,805	6.45
2021 and beyond	272,490	5.95	5,659	6.35	2,134	5.43	1,848	7.05

Total	$452,406		$5,943		$6,159		$47,479

	Home Equity Loans and Lines of Credit		Other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending September 30,
2007	$74	6.09%	$2,312	8.04%	$10,746	8.14%
2008	363	5.18	196	8.97	2,065	7.13
2009	702	5.66	461	8.73	2,534	6.68
2010 to 2011	3,619	5.86	854	7.37	11,690	6.39
2012 to 2016	9,015	6.38	424	7.35	74,067	5.96
2017 to 2021	14,738	6.69	—	—	161,512	5.42
2021 and beyond	18,285	8.00	—	—	300,416	6.09

Total	$46,796		$4,247		$563,030

The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at September 30, 2006 that are contractually due after September 30, 2007.

	Due After September 30, 2007
	Fixed	Adjustable	Total
	(In thousands)
Residential first mortgage loans:
One- to four-family	$396,189	55,972	452,161
Construction	5,773	—	5,773
Commercial	3,260	558	3,818
Commercial real estate	18,396	23,479	41,875
Home equity loans and lines of credit	28,018	18,704	46,722
Other	1,935	—	1,935

Total	$453,571	$98,713	$552,284

Loan Originations and Repayments. Historically, we have originated residential mortgage loans pursuant to underwriting standards that generally conform to Fannie Mae and Freddie Mac guidelines. Loan origination activities are primarily concentrated in Monroe and Northampton Counties, Pennsylvania. New loans are generated primarily from walk-in customers, customer referrals, a network of mortgage brokers, and other parties with whom we do business, and from the efforts of employees and advertising. Loan applications are underwritten and processed at our corporate center.

One- to Four-Family Residential Loans. Historically, our primary lending activity has consisted of the origination of one- to four-family residential mortgage loans secured primarily by properties located in Monroe and Northampton Counties, Pennsylvania. At September 30, 2006, approximately $452.4 million, or 80.4% of our loan portfolio, consisted of one- to four-family residential loans. Our origination of one- to four-family loans increased in fiscal year 2006 compared to fiscal years 2005 and 2004, although such loans are declining as a percentage of our total loan portfolio. Generally, one- to four-family residential mortgage loans are originated in amounts up to 80% of the lesser of the appraised value or purchase price of the property, although loans may be made with higher loan-to-value ratios at a higher interest rate to compensate for the risk. Private mortgage insurance is generally required on loans with a loan-to-value ratio in excess of 80%. Fixed-rate loans are originated for terms of 10, 15, 20 and 30 years. At September 30, 2006, our largest loan secured by one- to four-family real estate had a principal balance of approximately $605,000 and was secured by a single-family residence. This loan was performing in accordance with its terms.

We also offer adjustable-rate mortgage loans which have fixed terms of one, three, five or ten-years before converting to an annual adjustment schedule based on changes in a designated United States Treasury index. We originated $11.9 million of adjustable rate one- to four-family residential loans during the year ended September 30, 2006 and $13.7 million during the year ended September 30, 2005. Our adjustable rate mortgage loans provide for maximum rate adjustments of 200 basis points per adjustment, with a lifetime maximum adjustment of 600 basis points. Our adjustable rate mortgage loans amortize over terms of up to 30 years.

Adjustable rate mortgage loans decrease the risk associated with changes in market interest rates by periodically repricing, but involve other risks because, as interest rates increase, the interest payments on the loan increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustments permitted by our loan documents, and therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. At September 30, 2006, $56.0 million, or 12.4%, of our one- to four-family residential loans had adjustable rates of interest.

All one- to four-family residential mortgage loans that we originate include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

Regulations limit the amount that a savings bank may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal of the property at the time the loan is originated. For all loans, we utilize outside independent appraisers approved by the Board of Directors. All borrowers are required to obtain title insurance. We also require fire and casualty insurance and, where circumstances warrant, flood insurance.

Commercial Real Estate Loans. At September 30, 2006, $47.5 million, or 8.4% of our total loan portfolio consisted of commercial real estate loans. Commercial real estate loans are secured by office buildings, mixed-use properties and other commercial properties. We generally originate adjustable rate commercial real estate loans with an initial term of five years and a repricing option, and a maximum term of up to 25 years. The maximum loan-to-value ratio of our commercial real estate loans is 85%. At September 30, 2006, we had 202 commercial real estate loans with an outstanding balance of $47.5 million. At September 30, 2006, our largest commercial real estate loan balance was $2.8 million. At September 30, 2006, all but one of our loans secured by commercial real estate were performing in accordance with their terms. One secured commercial line of credit totaling approximately $50,000 was between 60 and 90 days past due at September 30, 2006.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that it is at least 120% of the monthly debt service. All commercial real estate loans in excess of $250,000 are appraised by outside independent appraisers approved by the Board of Directors. Personal guarantees are obtained from commercial real estate borrowers although we will consider waiving this requirement based upon the loan-to-value ratio of the proposed loan. All purchase money and asset refinance borrowers are required to obtain title insurance. We also require fire and casualty insurance and, where circumstances warrant, flood insurance.

Loans secured by commercial real estate generally are considered to present greater risk than one- to four-family residential loans. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

First Mortgage Construction Loans. At September 30, 2006, $5.9 million, or 1.1%, of our total loan portfolio consisted of first mortgage construction loans. Most of our first mortgage construction loans are for the first mortgage construction of residential properties. We currently offer fixed and adjustable-rate residential first mortgage construction loans. First mortgage construction loans are generally structured for permanent mortgage financing once the construction is completed. At September 30, 2006, our largest first mortgage construction loan balance was $600,000. The loan was performing in accordance with its terms. First mortgage construction loans, once converted to permanent financing, generally repay over a thirty-year period. First mortgage construction loans require only the payment of interest during the construction period. First mortgage construction loans will generally be made in amounts of up to 80% of the appraised value of the completed property, or the actual cost of the improvements. In certain circumstances first mortgage construction loans may be made in amounts up to 100% of the appraised value with appropriate credit enhancements such as private mortgage insurance. Funds are disbursed based on our inspections in accordance with a schedule reflecting the completion of portions of the project.

First mortgage construction loans generally involve a greater degree of credit risk than one- to four-family residential mortgage loans. The risk of loss on a construction loan depends upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost of construction. For all loans, we utilize outside independent appraisers approved by the Board of Directors. All borrowers are required to obtain title insurance. We also require fire and casualty insurance and, where circumstances warrant, flood insurance on properties.

Other Loans. We offer a variety of loans that are either unsecured or secured by property other than real estate. These loans include loans secured by deposits, personal loans and automobile loans. At September 30, 2006, these other loans totaled $4.2 million, or 0.7% of the total loan portfolio.

Loan Approval Procedures and Authority. The loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan, and the adequacy of the value of the property that will secure the loan. To assess the borrower’s ability to repay, we review each borrower’s employment and credit history and information on the historical and projected income and expenses of mortgagors. All residential mortgage loans in excess of the conforming loan limit but less than $500,000 must be approved by any two of the following: President, Chief Lending Officer and the Vice President, Retail Lending. All loans in excess of $500,000 but less than $750,000 must be approved by the Chief Executive Officer and either the Chief Lending Officer or the Vice President, Retail Lending. All loans in excess of $750,000 must be approved by the Management Loan Committee and all loans in excess of $1.0 million must be approved by the Director Loan Committee.

Non-Performing Loans and Problem Assets

After a real estate secured loan becomes 15 days late, we deliver a computer generated late charge notice to the borrower and will attempt to contact the borrower by telephone. When a loan becomes 30 days delinquent, we send a delinquency letter to the borrower. We then attempt to make satisfactory arrangements to bring the account current, including interviewing the borrower, until the mortgage is brought current or a determination is made to recommend foreclosure, deed-in-lieu of foreclosure or other appropriate action. After 60 days, we will generally refer the matter to the Board of Directors who may authorize legal counsel to commence foreclosure proceedings.

Mortgage loans are reviewed on a regular basis and such loans are placed on non-accrual status when they become more than 90 days delinquent. When loans are placed on non-accrual status, unpaid accrued interest is fully reserved, and further income is recognized only to the extent received.

Non-performing Loans. At September 30, 2006, $623,000 (or less than 1.0% of our total loans) were non-performing loans.

As of September 30, 2006, we had no outstanding non-performing commercial real estate loans.

Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. At each date presented, we had no troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates).

	At September 30,				At November 30,
	2006	2005	2004	2003	2002
	(Dollars in thousands)
Non-accrual loans:
Residential first mortgage loans:
One- to four-family	$436	$554	$578	$379	$578
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Home equity loans and lines of credit	40	50	79	98	17
Other	—	1	8	47	76

Total	476	605	665	524	671

Accruing loans 90 days or more past due:
Residential first mortgage loans:
One- to four-family	—	—	—	—	—
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	—	—
Other	—	—	—	—	—

Total loans 90 days or more past due	—	—	—	—	—

Total non-performing loans	476	605	665	524	671

Real estate owned	—	19	101	202	101
Other non-performing assets	—	—	—	—	—

Total non-performing assets	$476	$624	$766	$726	$772

Troubled debt restructurings:
Residential first mortgage loans::
One- to four-family	$53	$94	$167	$270	$372
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	—	—
Other	—	—	—	—	15

Total	$53	$94	$167	$270	$387

Ratios:
Total non-performing loans to total loans	0.08%	0.12%	0.14%	0.12%	0.17%
Total non-performing loans to total assets	0.06%	0.09%	0.11%	0.10%	0.14%
Total non-performing assets to total assets	0.07%	0.10%	0.13%	0.14%	0.16%

For the year ended September 30, 2006, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was insignificant.

Delinquencies. The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated. Loans delinquent for 90 days or more are generally classified as nonaccrual loans.

	Loans Delinquent For				Total
	60-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At September 30, 2006
Residential first mortgage loans:
One- to four-family	—	—	5	436	5	436
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial real estate	1	49	—	—	1	49
Home equity loans and lines of credit	—	—	1	40	1	40
Other	—	—	—	—	—	—

Total	1	$49	6	$476	7	$525

At September 30, 2005
Residential first mortgage loans:
One- to four-family	4	590	8	554	12	1,144
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Home equity loans and lines of credit	1	16	3	50	4	66
Other	—	—	1	1	1	1

Total	5	$606	12	$605	17	$1,211

At September 30, 2004
Residential first mortgage loans:
One- to four-family	5	237	5	497	10	734
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Home equity loans and lines of credit	—	—	5	79	5	79
Other	1	4	3	8	4	12

Total	6	$241	13	$584	19	$825

At September 30, 2003
Residential first mortgage loans:
One- to four-family	2	118	5	379	7	497
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Home equity loans and lines of credit	—	—	6	98	6	98
Other	1	1	6	47	7	48

Total	3	$119	17	$524	20	$643

At September 30, 2002
Residential first mortgage loans:
One- to four-family	4	243	10	578	14	821
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Home equity loans and lines of credit	1	5	1	16	2	21
Other	4	42	4	77	8	119

Total	9	$290	15	$671	24	$961

Classified Assets. Banking regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality should be classified as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as “special mention” if the asset has a potential weakness that warrants management’s close attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, thereby adversely affecting the repayment of the asset.

An institution is required to establish general allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision which can order the establishment of additional general or specific loss allowances.

On the basis of management’s review of its assets, at September 30, 2006, we classified approximately $3.0 million of our assets as special mention and $586,000 as substandard. At September 30, 2006, none of our assets were classified as doubtful or loss.

The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute non-performing assets.

Allowance for Loan Losses

Our allowance for loan losses is maintained at a level necessary to absorb loan losses that are both probable and reasonably estimable. Management, in determining the allowance for loan losses, considers the losses inherent in its loan portfolio and changes in the nature and volume of loan activities, along with the general economic and real estate market conditions. Our allowance for loan losses consists of two elements: (1) an allocated allowance, which comprises allowances established on specific loans and class allowances based on historical loss experience and current trends, and (2) an unallocated allowance based on general economic conditions and other risk factors in our markets and portfolios. We maintain a loan review system, which allows for a periodic review of our loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and market value of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified losses based on a review of such information. A loan evaluated for impairment is considered to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. We do not aggregate such loans for evaluation purposes. Loan impairment is measured based on the fair value of collateral method, taking into account the appraised value, any valuation assumptions used, estimated costs to sell and trends in the market since the appraisal date. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions, management’s judgment and losses which are probable and reasonably estimable. The allowance is increased through provisions charged against current earnings and recoveries of previously charged-off loans. Loans that are determined to be uncollectible are charged against the allowance. While management uses available information to recognize probable and reasonably estimable loan losses, future loss provisions may be necessary based on changing economic conditions. Payments received on impaired loans are applied first to accrued interest receivable and then to principal. The allowance for loan losses as of September 30, 2006 is maintained at a level that represents management’s best estimate of losses inherent in the loan portfolio, and such losses were both probable and reasonably estimable.

In addition, the Office of Thrift Supervision and the Pennsylvania Department of Banking, as an integral part of its examination process, periodically reviews our allowance for loan losses. The banking regulators may require that we recognize additions to the allowance based on its analysis and review of information available to it at the time of its examination.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Years Ended September 30,			At or for the ten months ended September 30, 2003	At or for the year ended November 30, 2002
	2006	2005	2004
	(Dollars in thousands)
Balance at beginning of year	$3,563	$3,027	$2,509	$2,154	$1,371
Charge-offs:
Residential first mortgage loans:
One- to four-family	—	(10)	—	(28)	(42)
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Home equity loans and lines of credit	(7)	—	(31)	(6)	(11)
Other	(2)	(5)	(4)	(51)	(97)

Total charge-offs	$(9)	$(15)	$(35)	$(85)	$(150)

Recoveries:
Residential first mortgage loans:
One- to four-family	—	—	7	2	12
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	—	—
Other	1	1	16	8	21

Total recoveries	$1	$1	$23	$10	$33

Net charge-offs	(8)	(14)	(12)	(75)	(117)
Provision for loan losses	300	550	530	430	900

Balance at end of year	$3,855	$3,563	$3,027	$2,509	$2,154

Ratios:
Net charge-offs to average loans outstanding	—%	—%	—%	(0.02)%	(0.03)%
Allowance for loan losses to non-performing loans at end of year	809.87%	588.93%	455.19%	478.82%	321.01%
Allowance for loan losses to total loans at end of year	0.69%	0.70%	0.63%	0.57%	0.55%

As indicated in the table above, we charged off a de minimus amount of loans since fiscal year 2004, due, in part, to a stable local economy with significant appreciation in real estate values, conservative underwriting of loans and aggressive monitoring of the loan portfolio to identify and address non-performing loans and potential problem assets at an early date. The amount of foreclosures we incurred in the last five years was not material to our financial statements taken as a whole and ESSA Bank & Trust suffered no material losses on foreclosed assets during that period. See “—Non-Performing Loans and Problem Assets.” There can be no assurance that we will not experience a deterioration of its loan portfolio, including increases in non-performing loans, problem assets and charge-offs, in the future.

Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category, the percent of the allowance to the total allowance and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At September 30,
	2006			2005			2004
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Residential first mortgage loans:
One- to four-family	$2,026	52.56%	80.36%	$1,887	52.96%	81.68%	$1,397	46.15%	82.41%
Construction	86	2.23	1.06	104	2.92	1.47	108	3.57	1.72
Commercial	133	3.45	1.09	114	3.20	1.03	62	2.05	0.51
Commercial real estate	773	20.05	8.43	471	13.22	7.17	332	10.97	6.08
Home equity loans and lines of credit	746	19.35	8.31	661	18.55	7.82	504	16.65	7.07
Other	46	1.19	0.75	39	1.09	0.83	106	3.50	2.21

Total allocated allowance	3,810	98.83	100.00%	3,276	91.94	100.00%	2,509	82.89	100.00%
Unallocated allowance	45	1.17	—	287	8.06	—	518	17.11	—

Total allowance for loan losses	$3,855	100.00%	100.00%	$3,563	100.00%	100.00%	$3,027	100.00%	100.00%

	At September 30, 2003			At November 30, 2002
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Residential first mortgage loans:
One- to four-family	$1,326	52.87%	85.16%	$1,177	54.65%	84.88%
Construction	87	3.47	1.37	95	4.41	1.89
Commercial	44	1.75	0.51	42	1.95	0.35
Commercial real estate	208	8.29	4.19	184	8.54	2.63
Home equity loans and lines of credit	393	15.66	5.99	252	11.70	6.48
Other	123	4.90	2.78	150	6.96	3.77

Total allocated allowance	2,181	86.94	100.00%	1,900	88.21	100.00%
Unallocated allowance	328	13.06	—	254	11.79	—

Total allowance for loan losses	$2,509	100.00%	100.00%	$2,154	100.00%	100.00%

We use the accrual method of accounting for all performing loans. The accrual of interest income is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. When a loan is placed on nonaccrual status, unpaid interest previously credited to income is reversed. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, residential and consumer loans are restored to accrual status when the obligation is brought in accordance with the contractual terms for a reasonable period of time and ultimate collectibility of total contractual principal and interest is no longer in doubt. Commercial loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and ultimate collectibility of total contractual principal and interest no longer is in doubt.

In its collection efforts, we will first attempt to cure any delinquent loan. If a real estate secured loan is placed on nonaccrual status, it will be subject to transfer to the real estate owned (“REO”) portfolio (properties acquired by or in lieu of foreclosure), upon which our loan servicing department will pursue the sale of the real estate. Prior to this transfer, the loan balance will be reduced, if necessary, to reflect its current market value less estimated costs to sell. Write downs of REO that occur after the initial transfer from the loan portfolio and costs of holding the property are recorded as other operating expenses, except for significant improvements which are capitalized to the extent that the carrying value does not exceed estimated net realizable value.

Fair values for determining the value of collateral are estimated from various sources, such as real estate appraisals, financial statements and from any other reliable sources of available information. For those loans deemed to be impaired, collateral value is reduced for the estimated costs to sell. Reductions of collateral value are based on historical loss experience, current market data, and any other source of reliable information specific to the collateral.

This analysis process is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available. Although we believe that we have established the allowance at levels to absorb probable and estimable losses, future additions may be necessary if economic or other conditions in the future differ from the current environment.

Securities Activities

Our securities investment policy is established by our Board of Directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management strategy. Our investment policy is reviewed annually by our ALCO/Investment Committee. All policy changes recommended by this Committee must be approved by the Board of Directors. The Committee is composed of three members of the Board of Directors, one to serve as chairperson. The Chief Financial Officer, Controller, Chairman of the Board of Directors and Chief Executive Officer are ex-officio members of the Investment Committee. Authority to make investments under the approved guidelines will be delegated by the Committee to appropriate officers. While general investment strategies will be developed and authorized by the ALCO/Investment Committee, the execution of specific actions rests with the Chief Financial Officer.

The approved investment officers are authorized to execute investment transactions up to $4.0 million per transaction without the prior approval of the ALCO/Investment Committee and within the scope of the established investment policy. These officers are also authorized to execute investment transactions between $4.0 million and $6.0 million with the additional approval from two of the following officers: Chief Executive Officer, Chief Operating Officer, or Chief Lending Officer. Each transaction in excess of $6.0 million must receive prior approval of the Investment Committee.

Our current investment policy generally permits securities investments in debt securities issued by the U.S. government and U.S. agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of government agencies and government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank of Pittsburgh (federal agency securities) and, to a much lesser extent, other equity securities. Securities in these categories are classified as “investment securities” for financial reporting purposes. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae as well as commercial paper, corporate debt and municipal securities. As of September 30, 2006, we held no asset-backed securities, and other equity securities consisted almost exclusively of securities issued by Fannie Mae and the Federal Home Loan Bank of Pittsburgh. Our current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable-rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields while managing interest rate risk.

SFAS No. 115 requires that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent. Securities available-for-sale are reported at fair value, while securities held to maturity are reported at amortized cost.

Mortgage-Backed Securities. We purchase mortgage-backed securities in order to generate positive interest rate spreads with minimal administrative expense, lower credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae and Ginnie Mae, and increased liquidity. We invest primarily in mortgage-backed securities issued or sponsored by Fannie Mae, Freddie Mac, and Ginnie Mae. To a lesser extent, we also invest in securities backed by U.S. government agencies. At September 30, 2006 our mortgage-backed securities portfolio had a fair value of $54.4 million, consisting of Freddie Mac, Fannie Mae and Ginnie Mae mortgage-backed securities.

Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of our mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (generally U.S. government agencies and U.S. government sponsored enterprises, including Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as ESSA Bank & Trust, and guarantee the payment of principal and interest to these investors. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. We review prepayment estimates for our mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio. Periodic reviews of current prepayment speeds are performed in order to ascertain whether prepayment estimates require modification that would cause amortization or accretion adjustments.

Equity Securities. At September 30, 2006, our equity securities consisted almost entirely of securities issued by Fannie Mae, which are classified as available-for-sale.

In addition, we hold Federal Home Loan Bank of Pittsburgh common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of Pittsburgh advance program. There is no market for the common stock.

The aggregate fair value of our Federal Home Loan Bank of Pittsburgh common stock as of September 30, 2006 was $13.7 million based on its par value. No unrealized gains or losses have been recorded because we have determined that the par value of the common stock represents its fair value. We owned shares of Federal Home Loan Bank of Pittsburgh common stock at September 30, 2006 with a par value that was $189,000 more than we were required to own to maintain our membership in the Federal Home Loan Bank System and to be eligible to obtain advances. We are required to purchase additional stock as our outstanding advances increase. Any excess stock we own is redeemed monthly by the Federal Home Loan Bank of Pittsburgh.

We review equity and debt securities with significant declines in fair value on a periodic basis to determine whether they should be considered temporarily or other than temporarily impaired. If a decline in the fair value of a security is determined to be other than temporary, we are required to reduce the carrying value of the security to its fair value and record a non-cash impairment charge in the amount of the decline, net of tax effect, against our current income.

Our investment securities portfolio contains unrealized losses of securities, including mortgage-related instruments issued or backed by the full faith and credit of the United States government, or generally viewed as having the implied guarantee of the U.S. government, and debt obligations of a U.S. state or political subdivision.

Our policy is to recognize an other-than-temporary impairment of equity securities where the fair value has been significantly below cost for three consecutive quarters. For fixed maturity investments with unrealized losses due to interest rates where we have the positive intent and ability to hold the investment for a period of time sufficient to allow a market recovery, declines in value below cost are not assumed to be other than temporary. We review our position quarterly and concluded that at September 30, 2006, the declines outlined in the table below represent temporary declines due to interest rate change, and we have the intent and ability to hold those securities either to maturity or to allow a market recovery. However, as of September 30, 2005, we recognized a loss of $130,000 on equity securities that we deemed, through analysis of the security, to be other than a temporary loss.

The following table sets forth the composition of our securities portfolio (excluding Federal Home Loan Bank of Pittsburgh common stock) at the dates indicated.

	At September 30,
	2006		2005		2004
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Investment securities available for sale:
U.S. Government agency obligations	$41,960	$41,815	$34,989	$34,729	$14,981	$14,992
Obligations of state and political subdivisions	6,240	6,465	5,102	5,377	5,341	5,691
Mortgage-backed securities	40,327	39,907	18,799	18,491	20,482	20,444
Corporate notes	—	—	3,039	3,030	3,041	3,039

Total debt securities	88,527	88,187	61,929	61,627	43,845	44,166
Equity securities	882	935	882	879	1,012	908

Total investment securities available-for-sale	$89,409	$89,122	$62,811	$62,506	$44,857	$45,074

Investment securities held-to-maturity:
U.S. Government agency obligations	$4,730	$4,681	$4,730	$4,704	$—	$—
Mortgage-backed securities	14,985	14,512	16,775	16,593	10,263	10,282

Total securities held to maturity	$19,715	$19,193	$21,505	$21,297	$10,263	$10,282

Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at September 30, 2006 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Investment securities available for sale:
U.S. Government agency obligations	$22,968	3.95%	$17,070	4.73%	$1,922	5.00%	$—	—%	$41,960	$41,815	4.32%
Obligations of state and political subdivisions	—	—	—	—	—	—	6,240	4.72	6,240	6,465	4.72
Mortgage-backed securities	511	5.29	12,538	4.46	169	5.50	27,109	4.88	40,327	39,907	4.76
Corporate notes	—	—	—	—	—	—	—	—	—	—	—

Total debt securities	23,479	3.98%	29,608	4.62%	2,091	5.04%	33,349	4.85%	88,527	88,187	4.55%
Equity securities	882		—		—		—		882	935

Total investment securities available for-sale	$24,361		$29,608		$2,091		$33,349		$89,409	$89,122

Investment securities held-to-maturity:
U.S. Government agency obligations	$—	—%	$4,730	4.35%	$—	—%	$—	—%	$4,730	$4,681	4.35%
Mortgage-backed securities	—	—	7,261	4.54	3,312	4.76	4,412	4.64	14,985	14,512	4.62

Total securities held to maturity	$—	—%	$11,991	4.46%	$3,312	4.76%	$4,412	4.64%	$19,715	$19,193	4.55%

Sources of Funds

General. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes.

Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of savings accounts, NOW accounts, checking accounts, money market accounts, club accounts, certificates of deposit and IRAs and other qualified plan accounts. We provide commercial checking accounts for businesses.

At September 30, 2006, our deposits totaled $402.2 million. Interest-bearing NOW, savings and club and money market deposits totaled $168.9 million at September 30, 2006. At September 30, 2006, we had a total of $209.6 million in certificates of deposit. Noninterest-bearing demand deposits totaled $23.7 million. Although we have a significant portion of our deposits in shorter-term certificates of deposit, we monitor activity on these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

Our deposits are obtained predominantly from the areas in which our branch offices are located. We rely on our favorable locations, customer service and competitive pricing to attract and retain these deposits. While we accept certificates of deposit in excess of $100,000 for which we may provide preferential rates, we generally do not solicit such deposits as they are more difficult to retain than core deposits. At September 30, 2006, we had a total of $28.4 million of brokered certificates of deposits, an increase of $7.1 million from the prior fiscal year end. Our brokered certificates of deposits range from one- to five-year terms, and are purchased only through pre-approved brokers.

The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated.

	For the Years Ended September 30,
	2006			2005			2004
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Noninterest bearing demand accounts	$21,383	5.49%	—%	$17,527	5.00%	—%	$13,281	4.01%	—%
Interest bearing NOW	59,709	15.34	0.07	61,562	17.57	0.13	61,792	18.66	0.16
Money market	31,618	8.12	2.17	33,386	9.53	1.26	33,078	9.99	0.74
Savings and club	79,452	20.41	0.45	88,727	25.32	0.44	90,853	27.44	0.49
Certificates of deposit	197,064	50.64	4.47	149,267	42.58	3.32	132,119	39.90	3.20

Total deposits	$389,226	100.00%	2.32%	$350,469	100.00%	1.67%	$331,123	100.00%	1.51%

As of September 30, 2006, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $81.0 million. The following table sets forth the maturity of those certificates as of September 30, 2006.

At September 30, 2006
(In thousands)
Three months or less	$15,157
Over three months through six months	17,882
Over six months through one year	22,969
Over one year	25,027

Total	$81,035

At September 30, 2006, $147.2 million of our certificates of deposit had maturities of one year or less. We monitor activity on these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

The following tables sets forth, by interest rate ranges, information concerning certificates of deposit.

	At September 30, 2006
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total
	(Dollars in thousands)
Interest Rate Range:
2.00% and below	$49	$—	$—	$—	$49	$0.02%
2.01% to 3.00%	3,991	670	—	—	4,661	2.22%
3.01% to 4.00%	42,910	11,314	8,683	1,860	64,767	30.90%
4.01% to 5.00%	57,345	15,300	6,024	14,695	93,364	44.56%
5.01% to 6.00%	42,949	1,911	200	1,673	46,733	22.30%
6.01% and above	3	—	—	—	3	—%

Total	$147,247	$29,195	$14,907	$18,228	$209,577	$100%

The following table sets forth time deposits classified by interest rate at the dates indicated.

	At September 30,
	2006	2005	2004
	(In thousands)
Interest Rate
2.00% and below	$49	$4,737	$44,520
2.01% to 3.00%	4,661	37,440	16,395
3.01% to 4.00%	64,767	80,140	24,755
4.01% to 5.00%	93,364	31,470	19,560
5.01% to 6.00%	46,733	19,131	20,783
6.01% and above	3	226	1,502

Total	$209,577	$173,144	$127,515

Borrowings. Our short-term borrowings consist of Federal Home Loan Bank advances. The following table sets forth information concerning balances and interest rates on all of our short-term borrowings at the dates and for the years indicated.

	At or For the Years Ended September 30,
	2006	2005	2004
	(Dollars in thousands)
Balance at end of year	$35,299	$27,479	$11,134
Maximum outstanding at any month end	$35,299	$27,479	$16,878
Average balance during year	$21,957	$18,991	$10,388
Weighted average interest rate at end of year	5.40%	3.84%	1.96%
Average interest rate during year	4.92%	2.92%	1.36%

At September 30, 2006, we had the ability to borrow approximately $496.1 million under our credit facilities with the Federal Home Loan Bank of Pittsburgh.

Competition

We face significant competition in both originating loans and attracting deposits. The counties in which we operate have a significant concentration of financial institutions, many of which are significantly larger institutions and have greater financial resources than we, and many of which are our competitors to varying degrees. Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies, credit unions, leasing companies, insurance companies and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. We face additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

We seek to meet this competition by the convenience of our branch locations, emphasizing personalized banking and the advantage of local decision-making in our banking business. Specifically, we promote and maintain relationships and build customer loyalty within local communities by focusing our marketing and community involvement on the specific needs of individual neighborhoods. As of June 30, 2006 ESSA Bank & Trust had the second largest deposit market share in Monroe County, Pennsylvania. We do not rely on any individual, group, or entity for a material portion of our deposits.

Employees

As of September 30, 2006, we had 142 full-time employees and 28 part-time employees. The employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good.

Properties

As of September 30, 2006, the net book value of our properties was $6.4 million. The following is a list of our offices:

Location	Leased or Owned	Year Acquired or Leased	Square Footage
Main Office:
200 Palmer Street Stroudsburg, PA 18360	Owned	2003	36,000
Full Service Branches:
Route 940 HC 1 Box 1192 Blakeslee, PA 18610	Owned	2002	2,688
Route 209 & Lake Mineola Road P.O. Box 35 Brodheadsville, PA 18301	Owned	1983	4,100
Route 209 7001 Milford Road East Stroudsburg, PA	Leased	1997	1,700
Routes 209 & 447 695 North Courtland Street East Stroudsburg, PA 18301	Leased	1999	420
75 Washington Street East Stroudsburg, PA 18301	Owned	1966	3,300
Route 209 P.O. Box 1009 Marshalls Creek, PA 18335	Leased	1991	1,560
Mount Pocono Plaza 601 Route 940 Mt. Pocono, PA 18344	Leased	1999	536
1309 Blue Valley Drive Pen Argyl, PA 18072	Leased	2001	444
744 Main Street P.O. Box L Stroudsburg, PA 18360	Owned	1985	12,000
Route 611 1070 North Ninth Street Stroudsburg, PA 18360	Leased	2000	488
Route 611 RR1 Box 402 Tannersville, PA 18372	Leased	1993	611
Route 209 & Weir Lake Road P.O. Box 271 Brodheadsville, PA 18322	Leased	1997	576
Other Properties
746-752 Main Street Stroudsburg, PA 18360	Owned	2004	4,650

Subsidiary Activities

ESSA Bank & Trust has two wholly-owned subsidiaries, ESSACOR, Inc. and Pocono Investment Company. ESSACOR, Inc. is a Pennsylvania corporation that is currently inactive. Pocono Investment Company is a Delaware corporation formed as an investment company subsidiary to hold and manage certain investments of ESSA Bank & Trust, including certain intellectual property.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business, which, in the aggregate, involve amounts which we believe are immaterial to our consolidated financial condition and results of operations.

REGULATION

General

ESSA Bancorp, Inc. is a Pennsylvania corporation. As a savings and loan holding company, we are required to file certain reports with, and otherwise comply with the rules and regulations of the Office of Thrift Supervision.

ESSA Bank & Trust is a Pennsylvania-chartered savings association and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation under the Deposit Insurance Fund (“DIF”). We are subject to extensive regulation by the Pennsylvania Department of Banking, as its chartering agency, and by the Office of Thrift Supervision, as its primary federal regulator. We must file reports with the Pennsylvania Department of Banking and the Office of Thrift Supervision concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions including, but not limited to, mergers with or acquisitions of other savings institutions. There are periodic examinations by the Pennsylvania Department of Banking and the Office of Thrift Supervision to test our compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and with their examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Pennsylvania Department of Banking or the Office of Thrift Supervision could have a material adverse impact on us and our operations.

Regulation by the Pennsylvania Department of Banking

The Pennsylvania Savings Association Code of 1967, as amended (the “Savings Association Code”) contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees, and depositors, as well as corporate powers, savings and investment operations and other aspects of ESSA Bank & Trust and its affairs. The Savings Association Code delegates extensive rulemaking power and administrative discretion to the Pennsylvania Department of Banking so that the supervision and regulation of state-chartered savings associations may be flexible and readily responsive to changes in economic conditions and in savings and lending practices.

One of the purposes of the Savings Association Code is to provide savings associations with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws as well as other state, federal and foreign laws. A Pennsylvania savings association may locate or change the location of its principal place of business and establish an office anywhere in Pennsylvania, with the prior approval of the Pennsylvania Department of Banking.

The Department generally examines each savings association not less frequently than once every two years. Although the Department may accept the examinations and reports of the

Office of Thrift Supervision in lieu of the Department’s examination, the current practice is for the Department to conduct individual examinations. The Department may order any savings association to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney, or employee of a savings association engaged in an objectionable activity, after the Department has ordered the activity to be terminated, to show cause at a hearing before the Department why such person should not be removed.

Regulation by the Office of Thrift Supervision

ESSA Bank & Trust is also subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator. Such regulation and supervision:

•	establishes a comprehensive framework of activities in which the Bank can engage;

•	limits the ability of ESSA Bank & Trust to extend credit to any given borrower;

•	significantly limits the transactions in which ESSA Bank & Trust may engage with its affiliates;

•	requires ESSA Bank & Trust to meet a qualified thrift lender test which requires ESSA Bank & Trust to invest in qualified thrift investments, which include primarily residential mortgage loans and related investments;

•	places limitations on capital distributions by savings associations, such as ESSA Bank & Trust, including cash dividends;

•	imposes assessments to the Office of Thrift Supervision to fund their operations;

•	establishes a continuing and affirmative obligation, consistent with ESSA Bank & Trust’s safe and sound operation, to help meet the credit needs of its community, including low and moderate income neighborhoods;

•	establishes various capital categories resulting in various levels of regulatory scrutiny applied to the institutions in a particular category; and

•	establishes standards for safety and soundness.

The Office of Thrift Supervision generally examines each savings association not less frequently than once every two years. The Office of Thrift Supervision has the authority to order any savings association or its directors, trustees, officers, attorneys or employees to discontinue any violation of law or unsafe or unsound banking practice. See “- Regulatory Enforcement Authority.”

Transactions with Affiliates

Sections 23A and 23B of the Federal Reserve Act and its implementing regulations, govern transactions between depository institutions and their affiliates. These provisions are made applicable to savings associations, such as ESSA Bank & Trust, by the Home Owners’ Loan Act and Office of Thrift Supervision regulation. In a holding company context, the parent holding company of a savings association and any companies that are controlled by the parent holding company, are affiliates of the savings association.

Section 23A limits the extent to which the savings association or its subsidiaries may engage in certain transactions with its affiliates. These transactions include, among other things, the making of loans or other extensions of credit to an affiliate and the purchase of assets from an affiliate. Generally, these transactions between the savings association and any one affiliate cannot exceed 10% of the savings association’s capital stock and surplus, and these transactions between the savings institution and all of its affiliates cannot, in the aggregate, exceed 20% of the savings institution’s capital stock and surplus. Section 23A also establishes specific collateral requirements for loans or extensions of credit to an affiliate, and for guarantees or acceptances on letters of credit issued on behalf of an affiliate. Applicable regulations prohibit a savings association from lending to any affiliate engaged in activities not permissible for a bank holding company or for the purpose of acquiring the securities of most affiliates.

Section 23B requires that transactions covered by Section 23A and a broad list of other specified transactions be on terms and under circumstances substantially the same, or no less favorable to the savings association or its subsidiary, as similar transactions with non-affiliates. In addition to the restrictions on transactions with affiliates that Sections 23A and 23B of the Federal Reserve Act impose on depository institutions, the regulations of the Office of Thrift Supervision also generally prohibit a savings association from purchasing or investing in securities issued by an affiliate.

Insurance of Accounts and Regulation by the Federal Deposit Insurance Corporation

Deposit accounts in ESSA Bank & Trust are insured by the Federal Deposit Insurance Corporation generally up to a maximum of $100,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. ESSA Bank & Trust’s deposits, therefore, are subject to Federal Deposit Insurance Corporation deposit insurance assessments.

On February 15, 2006, federal legislation to reform federal deposit insurance was enacted. This new legislation required, among other things, that the Federal Deposit Insurance Corporation adopt regulations increasing the maximum amount of federal deposit insurance coverage per separately insured depositor to $130,000 (with a cost of living adjustment to become effective in five years) and modifying the deposit fund’s reserve ratio for a range between 1.15% and 1.50% of estimated insured deposits.

On November 2, 2006, the Federal Deposit Insurance Corporation adopted final regulations establishing a risk-based assessment system that will enable the Federal Deposit Insurance Corporation to more closely tie each financial institution’s premiums to the risk it poses to the deposit insurance fund. Under the new risk-based assessment system, which becomes effective in the beginning of 2007, the Federal Deposit Insurance Corporation will evaluate the risk of each financial institution based on three primary sources of information: (1) its supervisory rating, (2) its financial ratios, and (3) its long-term debt issuer rating, if the institution has one. The new rates for nearly all of the financial institution industry will vary between five and seven cents for every $100 of domestic deposits. At the same time, the Federal Deposit Insurance Corporation also adopted final regulations designating the reserve ratio for the deposit insurance fund during 2007 at 1.25% of estimated insured deposits.

Effective March 31, 2006, the Federal Deposit Insurance Corporation merged the Bank Insurance Fund (“BIF”) and the Savings Association Insurance Fund (“SAIF”) into a single insurance fund called the Deposit Insurance Fund. As a result of the merger, the BIF and SAIF were abolished. The merger of the BIF and SAIF into the Deposit Insurance Fund does not affect the authority of the Financing Corporation (“FICO”) to impose and collect, with approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, insurance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended June 30, 2006, the FICO assessment was equal to 1.28 basis points for each $100 in domestic deposits maintained at an institution.

Capital Requirements

Any savings institution that fails any of the capital requirements is subject to possible enforcement actions by the Office of Thrift Supervision. Such actions could include a capital directive, a cease and desist order, civil money penalties, the establishment of restrictions on an institution’s operations, termination of federal deposit insurance, and the appointment of a conservator or receiver. Certain actions are required by law. The Office of Thrift Supervision’s capital regulation provides that such actions, through enforcement proceedings or otherwise, could require one or more of a variety of corrective actions.

We are also subject to more stringent capital guidelines of the Department. Although not adopted in regulation form, the Department utilizes capital standards of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the Office of Thrift Supervision.

Loans-to-One Borrower Limitation

Under federal regulations, with certain limited exceptions, a Pennsylvania chartered savings association may lend to a single or related group of borrowers on an “unsecured” basis an amount equal to 15% of its unimpaired capital and surplus. An additional amount, equal to 10% of unimpaired capital and surplus, may be lent if such loan is secured by readily marketable collateral, which is defined to include certain securities, but generally does not include real estate. Our internal policy, however, is to not make loans either individually or in the aggregate to one entity in excess of $3.0 million in commercial relationships, nor $3.5 million in total loan relationships, including the borrower’s residential mortgage and consumer loans. However, in special circumstances this limit may be exceeded subject to the approval of the Management Loan Committee in addition to a majority of the members of the Board of Directors.

Prompt Corrective Action

Under federal regulations, a savings association is deemed to be (i) “well capitalized” if it has total risk-based capital of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of “well capitalized”; (iii) “undercapitalized” if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) “significantly undercapitalized” if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower category (except that the Office of Thrift Supervision may not reclassify a significantly undercapitalized institution as critically undercapitalized). As of September 30, 2006, the Bank was a “well-capitalized institution” for this purpose.

The USA PATRIOT Act

The USA PATRIOT Act of 2001 gave the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA PATRIOT Act also required the federal banking agencies to take into consideration the effectiveness of controls designed to combat money laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.

Holding Company Regulation

Upon completion of the conversion, ESSA Bancorp, Inc. will be a unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. The Office of Thrift Supervision will have enforcement authority over ESSA Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to ESSA Bank & Trust.

Under prior law, a unitary savings and loan holding company generally had no regulatory restrictions on the types of business activities in which it could engage, provided that its subsidiary savings association was a qualified thrift lender. The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing on, or applied for before, May 4, 1999 to those activities permissible for financial holding companies or for multiple savings and loan holding companies. The Company will not be a grandfathered unitary savings and loan holding company and, therefore, will be limited to the activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community, the effectiveness of each parties’ anti-money laundering program, and competitive factors.

Federal Securities Laws

Shares of ESSA Bancorp, Inc.’s common stock are registered with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). ESSA Bancorp, Inc. is also subject to the proxy rules, tender offer rules, insider trading restrictions, annual and periodic reporting, and other requirements of the Exchange Act.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with certain accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the Securities and Exchange Commission, under the Securities Exchange Act of 1934.

The Sarbanes-Oxley Act includes specific additional disclosure requirements, requires the Securities and Exchange Commission and national securities exchanges to adopt extensive additional disclosure, corporate governance and other related rules, and mandates further studies of certain issues by the Securities and Exchange Commission. The Sarbanes-Oxley Act

represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

Although we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

Regulatory Enforcement Authority

Federal law provides federal banking regulators with substantial enforcement powers. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders, and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

Dividends

Our ability to pay dividends depends, to a large extent, upon ESSA Bank & Trust’s ability to pay dividends to ESSA Bancorp. The Savings Association Code states, in part, that dividends may be declared and paid by the Bank only out of net earnings for the then current year. A dividend may not be declared or paid if it would impair the general reserves of ESSA Bank & Trust required to be maintained under the Savings Association Code. In addition, we are required to notify the Office of Thrift Supervision prior to declaring a dividend to the Company, and receive the nonobjection of the Office of Thrift Supervision to any such dividend.

TAXATION

Federal Taxation

General. ESSA Bancorp, Inc. and ESSA Bank & Trust are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to ESSA Bancorp, Inc. and ESSA Bank & Trust.

Method of Accounting. For federal income tax purposes, ESSA Bank & Trust currently reports its income and expenses on the accrual method of accounting and uses a tax year ending September 30th for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Bad Debt Reserves. Prior to the Small Business Protection Act of 1996, ESSA Bank & Trust was permitted to establish a reserve for bad debts for tax purposes and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at ESSA Bank & Trust’s taxable income. As a result of the Small Business Protection Act of 1996, ESSA Bank & Trust must use the specific charge off method in computing its bad debt deduction for tax purposes.

Taxable Distributions and Recapture. Prior to the Small Business Protection Act of 1996, bad debt reserves created prior to 1988 were subject to recapture into taxable income if ESSA Bank & Trust failed to meet certain thrift asset and definition tests. The Small Business Protection Act of 1996 eliminated these thrift-related recapture rules. However, under current law, pre-1988 reserves remain subject to tax recapture should ESSA Bank & Trust make certain distributions from its tax bad debt reserve or cease to maintain a financial institution charter. At September 30, 2006, ESSA Bank & Trust’s total federal pre-1988 reserve was approximately $4.3 million. This reserve reflects the cumulative effects of federal tax deductions by ESSA Bank & Trust for which no federal income tax provision has been made.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent alternative minimum taxable income is in excess of an exemption amount. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At September 30, 2006, ESSA Bank & Trust had no minimum tax credit carryforward.

Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years (five years for losses incurred in 2001 and 2002) and forward to the succeeding 20 taxable years. At September 30, 2006, ESSA Bank & Trust had no net operating loss carryforward for federal income tax purposes.

Corporate Dividends. We may exclude from our income 100% of dividends received from ESSA Bank & Trust as a member of the same affiliated group of corporations.

Audit of Tax Returns. ESSA Bank & Trust’s federal income tax return for the 2004 tax year remains open.

State Taxation

Pennsylvania State Taxation. As a Pennsylvania business corporation, ESSA Bancorp, Inc. will be required to file annual returns and pay annual fees to the State of Pennsylvania.

MANAGEMENT OF ESSA BANCORP, INC.

Shared Management Structure

The directors of ESSA Bancorp, Inc. are those same persons who are the directors of ESSA Bank & Trust. In addition, each executive officer of ESSA Bancorp, Inc. is also an executive officer of ESSA Bank & Trust. We expect that ESSA Bancorp, Inc. and ESSA Bank & Trust will continue to have common executive officers until there is a business reason to establish separate management structures. To date, executive officers have been compensated for their services by ESSA Bank & Trust.

Executive Officers of ESSA Bancorp, Inc. and ESSA Bank & Trust

The following individuals are the executive officers of ESSA Bancorp, Inc. and ESSA Bank & Trust, their ages as of September 30, 2006 and the position they hold.

Name	Age	Position
Gary S. Olson	52	President and Chief Executive Officer
Allan A. Muto	46	Executive Vice President and Chief Financial Officer
Robert S. Howes, Jr.,	53	Senior Vice President, Lending Services Division
Diane K. Reimer	50	Vice President, Administrative Services Division
V. Gail Warner	50	Vice President, Retail Services Division
Thomas J. Grayuski	45	Vice President, Human Resource Services Division

The executive officers of ESSA Bancorp, Inc. are elected annually.

Directors of ESSA Bank & Trust and ESSA Bancorp, Inc.

Composition of our Board. ESSA Bancorp, Inc. has nine directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of ESSA Bank & Trust are elected by ESSA Bancorp, Inc. as its sole stockholder.

The following table states our directors’ names, their ages as of September 30, 2006, and the years when they began serving as directors of ESSA Bank & Trust and when their current term expires:

Name	Position(s) Held With ESSA Bancorp, Inc.	Age	Director Since	Current Term Expires
Daniel J. Henning	Director	54	1995	2007
Frederick E. Kutteroff	Director	63	2005	2007
Elizabeth B. Weekes	Director	47	2001	2007
John E. Burrus	Chairman of the Board	67	1970	2008
John S. Schoonover, Jr.	Director	65	1989	2008
Robert C. Selig, Jr.	Director	58	1990	2008
William P. Douglass	Director	64	1978	2009
Gary S. Olson	Director, President and Chief Executive Officer	52	2000	2009
William A. Viechnicki, D.D.S.	Director	62	1981	2009

The Business Background of Our Directors and Executive Officers. The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

John E. Burrus has served as Chairman of the Board of ESSA Bank & Trust since 1989. In 2005, Mr. Burrus retired as the owner of John E. Burrus Landscape which designs, sells, installs and maintains landscapes for private homes, and commercial properties in Monroe County, Easton and Scranton, Pennsylvania. Mr. Burrus is a graduate of Rutgers University.

William P. Douglass has been President of Douglass Enterprises, Inc., doing business as Olde Engine Works Market Place which is an antiques and collectibles co-operative. Mr. Douglass is a graduate of Texas Christian University.

Daniel J. Henning is a builder/real estate developer has been the Owner/President of A.C. Henning Enterprises, Inc., a general contract of custom built homes, multi-family townhouses and light commercial construction and renovation, since 1982. Mr. Henning is a graduate of Spring Garden College.

Frederick E. Kutteroff served as President, Chief Executive Officer of Keystone Savings Bank from 1990 until his retirement in 2003. Mr. Kutteroff holds a Certificate of Business Administration from Temple University.

Gary S. Olson has been President and Chief Executive Officer of ESSA Bank & Trust since 2000. Mr. Olson began his career at ESSA Bank & Trust in 1977. Mr. Olson is a graduate of East Stroudsburg University.

John S. Schoonover, Jr. has been a registered architect/principal in the architectural firm of Schoonover and Vanderhoof, LLC since 1978. He is a licensed architect registered to practice in Pennsylvania, New Jersey, New York and North Carolina. Mr. Schoonover served in the United States Marine Corps from 1962 through 1967.

Robert C. Selig, Jr. has served as President of Selig Construction Company since 1972. Selig Construction Company is in the business of building primary and vacation residences. Mr. Selig is a graduate of West Side Area Vocational/Technical School.

William A. Viechnicki, D.D.S. has been in the private practice of orthodontics in East Stroudsburg, Pennsylvania since 1971. Dr. Viechnicki is a graduate of Pennsylvania State University and Temple University School of Dentistry where he serves as a professor of orthodontics.

Elizabeth B. Weekes has been a partner in the law firm Bensinger and Weekes, P.A. since 1987. Ms. Weekes’ practice focuses on real estate, civil litigation, domestic relations, banking, municipalities and estates. Ms. Weekes is a graduate of Colgate University and Dickinson School of Law.

Executive Officers of ESSA Bank & Trust Who Are Not Also Directors

Allan A. Muto has been the Executive Vice President and Chief Financial Officer of ESSA Bank & Trust since January 2006. Prior to that time Mr. Muto served as Executive Vice

President, Chief Operating Officer beginning in 2001. Mr Muto previously served as Senior Vice President, Chief Financial Officer at Pioneer American Bank, N.A. in Carbondale, Pennsylvania.

Robert S. Howes, Jr. has been with ESSA Bank & Trust in various capacities since 1985 and has been Senior Vice President, Lending Services Division since 2001. Previously, Mr. Howes served as Branch Manager at Franklin First Federal Savings and Loan Association in Wilkes-Barre, Pennsylvania.

Diane K. Reimer has been Vice President, Administrative Services Division since 1998 and first joined ESSA Bank & Trust in 1983.

V. Gail Warner has been Vice President, Retail Services Division since 1999. Previously, Ms. Warner served as Assistant Vice President, Branch Sales Manager at First Eastern Bank in Mount Pocono, Pennsylvania.

Thomas J. Grayuski has been Vice President, Human Resources Services Division since 2000. Previously, Mr. Grayuski was the Senior Personnel Management Specialist at the United States Army Armament Research, Development and Engineering Center in Dover, New Jersey.

Meetings and Committees of the Board of Directors of ESSA Bancorp, Inc.

We conduct business through meetings of our Board of Directors and its committees. During the fiscal year ended September 30, 2006, the Board of Directors of ESSA Bancorp, Inc. did not meet and the Board of Directors of ESSA Bank & Trust met 13 times. The Board of Directors of ESSA Bancorp, Inc. has established the following standing committees: the Compensation Committee, the Corporate Governance Committee and the Audit Committee.

The Audit Committee, currently consisting of Messrs. Henning (Chair), Douglass, Kutteroff and Viechnicki, is responsible for providing oversight relating to our financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the board. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Board of Directors believes that Mr. Kutteroff qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. The Audit Committee of ESSA Bank & Trust met four times in fiscal year 2006.

The Compensation Committee, currently consisting of Messrs. Douglass (Chair), Burrus, Viechnicki and Olson and Ms. Weekes, is responsible for human resources policies, salaries and benefits, incentive compensation, executive development and management succession planning. Each member of the Compensation Committee, except for Mr. Olson, is independent in accordance with the listing standards of the Nasdaq Stock Market.

The Corporate Governance Committee, currently consisting of Messrs. Douglass (Chair), Henning, Selig, Burrus and Olson and Ms. Weekes, is responsible for identifying individuals qualified to become board members and recommending a group of nominees for election as directors at each annual meeting of stockholders, ensuring that the board and its committees have the benefit of qualified and experienced independent directors, and developing a set of corporate governance policies and procedures.

Each of these committees operates under a written charter, which governs its composition, responsibilities and operations.

In addition, ESSA Bank & Trust maintains an Operations Committee (chaired by Mr. Selig), ALCO/Investment Committee (chaired by Mr. Viechnicki), Trust Audit Committee (chaired by Mr. Schoonover) and Trust Committee (chaired by Ms. Weekes) and an Executive Committee.

Corporate Governance Policies and Procedures

In addition to having established committees of the Board of Directors, ESSA Bancorp, Inc. has adopted policies to govern the activities of both ESSA Bancorp, Inc. and ESSA Bank & Trust, including a corporate governance policy and a code of business conduct and ethics. The corporate governance policy sets forth:

•	the duties and responsibilities of each director;

•	the composition, responsibilities and operation of the Board of Directors;

•	the establishment and operation of board committees, including audit, nominating and compensation committees;

•	succession planning;

•	convening executive sessions of independent directors;

•	the Board of Directors’ interaction with management and third parties; and

•	the evaluation of the performance of the Board of Directors and the chief executive officer.

ESSA Bancorp, Inc. has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Director Fees

Director Fees. Each of the individuals who serves as a director of ESSA Bancorp, Inc. also serves as a director of ESSA Bank & Trust and earns director fees in that capacity. Each non-employee director (except for the Chairman of the Board) is paid a fee of $2,000 per month for their service and $1,000 for each Board meeting attended. In addition, the Chairperson of a committee is paid $750 for each committee meeting attended and committee members are paid $500 for each committee meeting attended. In lieu of the above mentioned fees, the Chairman of the Board is paid an annual retainer of $60,000 and $1,500 for each Board meeting attended. The Chairman of the Board is not compensated for attendance at any committee meetings.

Executive Officer Compensation

Summary Compensation Table. The following table sets forth for the fiscal year ended September 30, 2006, certain information as to the total remuneration paid by ESSA Bank & Trust to its Chief Executive Officer as well as to the four most highly compensated executive officers of ESSA Bank & Trust, other than the Chief Executive Officer, who received total annual salary and bonus in excess of $100,000. Each of the individuals listed in the table below is referred to as a Named Executive Officer.

Name and Principal Position	Fiscal Year	Annual Compensation (1)
		Salary (2)	Bonus	Other Annual Compensation (3)	All Other Compensation (4)
Gary S. Olson, President and Chief Executive Officer	2006	$201,500	$94,000	—	$18,700
Allan A. Muto, Executive Vice President and Chief Financial Officer	2006	$131,500	$49,000	—	$11,900
Robert S. Howes, Jr., Senior Vice President, Lending Services Division	2006	$112,800	$37,000	—	$10,800
V. Gail Warner, Vice President, Retail Services Division	2006	$103,500	$34,000	—	$11,900
Diane K. Reimer, Vice President, Administrative Services Division	2006	$92,700	$26,000	—	$12,800

(1)	Summary compensation information is excluded for the fiscal years ended September 30, 2005 and 2004, as ESSA Bancorp, Inc. was not a public company during those periods.

(2)	Current base salaries for Messrs. Olson, Muto and Howes and Mmes. Warner and Reimer are $211,900, $141,700, $117,100, $111,500 and $97,200, respectively.

(3)	ESSA Bank & Trust provides certain of its executive officers with non-cash benefits and perquisites. Management believes that the aggregate value of these benefits for fiscal year 2006 did not, in the case of the named executive officers, exceed the greater of $50,000 or 10% of the aggregate salary and annual bonus reported for them in the Summary Compensation Table.

(4)	Represents employer contributions under ESSA Bank & Trust’s 401(k) Plan for Named Executive Officer as well as health, life and disability insurance premiums.

Benefit Plans

Employment Agreements. ESSA Bancorp, Inc. intends to enter into employment agreements with each of Messrs. Olson, Muto, Howes and Grayuski and Ms. Warner and Ms. Reimer. The agreements with Messrs. Olson and Muto will have an initial term of three years. The agreements with Messrs. Howes and Grayuski and Ms. Warner and Ms. Reimer will have terms of two years. Unless notice of non-renewal is provided, the agreements renew annually. Under the agreements, the initial base salaries for Messrs. Olson, Muto, Howes, Ms. Warner, Ms. Reimer and Mr. Grayuski are $211,900, $141,700, $117,100, $111,500, $97,200 and $80,000, respectively. Base salaries will be reviewed at least annually and may be increased, but not decreased. In addition to the base salary, each agreement will provide for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees and use of an automobile (in the case of Mr. Olson). The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Each of the executives is entitled to severance payments and benefits in the event of his or her termination of employment under specified circumstances. In the event the executive’s employment is terminated for reasons other than for cause, disability or retirement, or in the event the executive resigns within 90 days following (1) the failure to elect or reelect or to appoint or reappoint the executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause executive’s position to become one of lesser responsibility, importance or scope, (3) the relocation of executive’s principal place of employment to a location that is more than 50 miles from the location of the Bank’s principal executive offices as of the date of the agreement, (4) a material reduction in benefits and perquisites including base salary (except for any Bank-wide or officer-wide reduction), (5) the liquidation or dissolution of ESSA Bancorp, Inc. or ESSA Bank & Trust, (6) a change in control of ESSA Bancorp, Inc. or (7) a breach of the employment agreement by ESSA Bancorp, Inc., the executive would be entitled to a severance payment equal to three times (in the case of Messrs. Olson and Muto, two times for Mr. Howes, Ms. Warner, Ms. Reimer and Mr. Grayuski) the sum of the executive’s base salary and the highest rate of bonus awarded to the executive during the prior three years, payable in a lump sum. In addition, the executive would be entitled, at ESSA Bancorp, Inc.’s sole expense, to the continuation of life, medical, dental, vision and disability coverage for 36 months (in the case of Messrs. Olson and Muto; twenty-four months for all other executives) after termination of the agreement. The executive would also receive a lump sum payment of the excess, if any, of the present value of the benefits he would be entitled to under the ESSA Bancorp, Inc. or ESSA Bank & Trust’s defined benefit pension plan if he had continued working for ESSA Bancorp, Inc. for 36 months (in the case of Messrs. Olson and Muto; twenty-four months for all other executives) over the present value of the benefits to which he is actually entitled as of the date of termination. In the event that the severance payment provisions of the employment agreement are triggered for one of the covered executives at September 30, 2006, the executive would be entitled to a cash severance benefit in the amount of approximately $                    , $                    , $                    , $                     and $                    , in the case of Messrs. Olson, Muto, Howes, Ms. Warner, Ms. Reimer or Mr. Grayuski, respectively. The executive would be entitled to no additional benefits under the employment agreement upon retirement at age 65.

Upon termination of the executive’s employment other than in connection with a change in control, the executive agrees not to compete with ESSA Bancorp, Inc. for one year following termination of employment within 50 miles of any existing branch of ESSA Bank & Trust or 50 miles of any office for which ESSA Bank & Trust or a subsidiary has filed an application for regulatory approval. Should the executive become disabled, ESSA Bancorp, Inc. would continue to pay the executive his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by ESSA Bancorp, Inc., the executive’s estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of medical, dental and vision benefits for one year after the executive’s death.

The employment agreements for Messrs. Howes and Grayuski and Ms. Warner and Ms. Reimer also provide for an automatic reduction in the amount of any payments made in connection with a change in control which would otherwise constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. The total payment owed to the executive upon a change in control will be reduced to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Code Section 280G. Messrs. Olson and Muto may elect to have such reductions made in their sole discretion.

Change-in-Control Agreements. ESSA Bancorp, Inc. intends to enter into change-in-control agreements with up to six officers who are not entering into employment agreements, which would provide certain benefits in the event of a termination of employment following a change in control of ESSA Bancorp, Inc. or ESSA Bank & Trust. Each of the change-in-control agreements provides for a term of eighteen months. Commencing on each anniversary date, the agreements will be renewed for an additional year so that the remaining term will be eighteen months, subject to notice of non-renewal. The change-in-control agreements enable ESSA Bancorp, Inc. to offer to designated officers certain protections against termination without cause in the event of a change in control (as defined in the agreements). Such protections are frequently offered by other financial institutions, and ESSA Bancorp, Inc. may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections.

Following a change in control of ESSA Bancorp, Inc. or ESSA Bank & Trust, an officer is entitled under the agreement to a payment if the officer’s employment is terminated during the term of such agreement, other than for cause, or if the officer voluntarily terminates employment during the term of such agreement as a result of a demotion, loss of title, office or significant authority (in each case, other than as a result of the fact that either ESSA Bank & Trust or ESSA Bancorp, Inc. is merged into another entity in connection with a change in control and will not operate as a stand-alone, independent entity), reduction in his annual compensation or benefits, or relocation of his or her principal place of employment by more than 30 miles from its location immediately prior to the change in control. In the event an officer who is a party to a change-in-control agreement is entitled to receive payments pursuant to the change-in-control agreement, he will receive a cash payment equal to 1.5 times his or her highest rate of base salary and the highest rate of bonus awarded to the executive during the prior two years, payable in a lump sum. In addition to the cash payment, each covered officer is entitled to receive life, medical, and dental coverage for a period of 18 months from the date of termination. Notwithstanding any provision to the contrary in the change-in-control agreement, payments under the change in control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Director Emeritus Plan. ESSA Bank & Trust maintains a director emeritus plan. Any director who is not an active employee of ESSA Bank & Trust upon retirement from board service as of the next annual meeting following his or her attainment of age 74, is eligible to participate in the plan. In order to receive retirement benefits under the plan, the director must remain a director emeritus in good standing after retirement, must agree to attend meetings if requested, provide advice and act as a “goodwill ambassador” (as requested) by the Board of Directors and must not engage in any business enterprise which competes with ESSA Bank & Trust nor disclose any confidential information relative to the business of ESSA Bank & Trust. At retirement, an eligible director will receive the then-current monthly Board meeting fee for five additional years (the current monthly board meeting fee for directors is $1,000). At retirement, the Chairman of the Board, will continue to receive the then-current monthly Board meeting fee for five additional years (the current monthly Chairman’s Board meeting fee is $1,500).

Defined Benefit Pension Plan. Since 1969, ESSA Bank & Trust has maintained an individually designed, tax-qualified defined benefit plan (the “Pension Plan”). Effective January 1, 2007, the Plan operates on a calendar year basis. Effective January 1, 2007, the Pension Plan will be operated on a calendar year basis. All employees age 21 or older who have completed one year of employment with ESSA Bank & Trust are eligible for membership in the Pension Plan; however, only employees who have been credited with 1,000 or more hours of service with ESSA Bank & Trust are eligible to accrue benefits under the Pension Plan. ESSA Bank & Trust annually contributes an amount to the plan necessary to satisfy the minimum funding requirements established under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The regular form of retirement benefit is a straight life annuity (if single) and a joint and survivor annuity (if married), however, various alternative forms of joint and survivor annuities may be selected instead. Upon termination of employment at or after age 65 with at least 5 years of employment, a participant is entitled to a normal retirement annual benefit equal to a percentage of average monthly compensation determined over the participant’s high 5-year average salary during the 10 years before the participant’s retirement. If the participant terminates employment on or after attaining age 60 with 15 years of service, his normal retirement benefit will be reduced by 0.5% for each month by which the participant’s actual retirement date precedes his or her normal retirement date. A participant may postpone retirement beyond normal retirement date, in which case the participant will continue earning service towards his or her accrued benefit. If a married participant dies while in active service and after having become fully vested (i.e., completed 5 years of service), a qualified 50% survivor spouse benefit will be payable to the participant’s beneficiary. No pre-retirement death benefits are available to unmarried participants. Upon termination of employment due to disability, the participant will be entitled to an early or normal retirement benefit, where the participant’s accrued benefit is determined based on service performed through the disability date.

The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 during the plan year ended November 30, 2006, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below:

Final Average Annual Compensation		Years of Benefit Service and Benefit Payable at Retirement
		5	10	20	30	40
$10,000		$750	$1,500	$3,000	$4,500	$5,000
$30,000		$2,250	$4,500	$9,000	$13,500	$15,000
$60,000		$4,500	$9,000	$18,000	$27,000	$30,000
$90,000		$6,750	$13,500	$27,000	$40,500	$45,000
$120,000		$9,000	$18,000	$36,000	$54,000	$60,000
$150,000		$11,250	$22,500	$45,000	$67,500	$75,000
$160,000		$12,000	$24,000	$48,000	$72,000	$80,000
$170,000		$12,750	$25,500	$51,000	$76,500	$85,000
$200,000		$15,000	$30,000	$60,000	$90,000	$100,000
$220,000	and above(1)	$16,500	$33,000	$66,000	$99,000	$110,000

(1)	Reflects the maximum benefit payable under the Defined Benefit Pension Plan due to tax law limitations.

At November 30, 2006, Messrs. Olson, Muto, Howes, Ms. Warner and Ms. Reimer had 29, 5, 20, 12 and 23 years of credited service, respectively, under the plan.

401(k) Plan. ESSA Bank & Trust maintains a non-standardized prototype 401(k) plan through Massachusetts Mutual Life Insurance Company (MassMutual). Effective January 1, 2007, the 401(k) plan will be operated on a calendar year basis. Employees may participate in the plan when they have attained age 21 and completed one year of service and have been credited with 1,000 hours during the year of service. Participants may make pre-tax salary deferrals to the plan not to exceed $15,500 (which is the 2007 limit; the limit is adjusted annual for IRS-announced cost-of-living increases). In addition, participants who are 50 or older may make pre-tax “catch up” contributions to the plan up to $5,000 (this limit is also adjusted annually by the IRS for cost-of-living increases). The plan is a 401(k) “safe harbor” which means that the employer matches participant pre-tax salary deferrals dollar for dollar up to 3% of compensation, then the employer matches pre-tax salary deferrals at the rate of 50 cents on the dollar for amounts up to 5% of compensation. All contributions are 100% vested. Distributions will be made upon death, disability, termination of employment, or attainment of age 59  1/2. In addition to the other self-directed investment alternatives offered under the plan, Participants will be offered the opportunity to purchase stock in the offering through a unitized employer stock fund, consisting of 95% stock and 5% cash. Benefits are paid in the form of lump sum, installments, partial withdrawals, or a joint and 100% survivor annuity.

Supplemental Retirement Plan. ESSA Bank & Trust has entered into Executive Salary Continuation Agreements (“Supplemental Retirement Plan”) with Mr. Olson, Ms. Reimer, Mr. Howes and Mr. Grayuski. If the designated executive has been employed with ESSA Bank & Trust for at least 30 years upon normal retirement age (65) or early retirement age (60), then the benefit described in the agreement will be paid to the executive for no less than 192 months following the executive’s retirement, unless the executive elects to receive the present value of the payments as a lump sum. The amount of the normal benefit equals 70% of the executive’s final compensation determined over the participant’s high 5-year average salary during the 10 years before the participant’s retirement. The normal retirement benefit is reduced by 0.05% for each month the executive terminates employment after early retirement age but prior to normal retirement age. If the executive voluntarily terminates employment before age 65 or has his or her employment involuntarily terminated other than for cause, the employer shall pay in a lump sum or 60 monthly installments, the amount accrued to fund the promised benefit as of the date of such termination. If a change in control occurs, then the benefits promised under the Supplemental Retirement Plan at normal retirement age will be paid to the executive at normal retirement age, even if the executive’s employment terminates before normal retirement age (except no payment shall be made if the termination is due to cause). Benefits become vested after 5 years of service and before completing 5 years of service, benefits are zero percent vested. If the executive dies while actively employed by us, but before attaining age 65, the amount accrued under the plan as of the executive’s date of death will be paid to the executive’s designated beneficiaries. If the executive dies after the commencement of payment of benefits under the Supplemental Retirement Plan, remaining payments will be made to the executive’s beneficiaries. We recorded an expense of $160,155 for the Supplemental Retirement Plan during the fiscal year ended September 30, 2006.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust. We intend to implement an employee stock ownership plan in connection with the stock offering. As part of the stock offering, the employee stock ownership plan trust intends to borrow funds from ESSA Bancorp, Inc. and use those funds to purchase a number of shares equal to 8% of the common stock sold in the stock offering and issued to the Charitable Foundation. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from discretionary contributions by ESSA Bank & Trust to the employee stock ownership plan over a period of up to 30 years. The loan documents will provide that the loan may be repaid over a shorter period, without penalty for prepayments. We anticipate that the interest rate on the loan will equal the prime interest rate at the closing of the stock offering, and will adjust annually at the beginning of each calendar year. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

Shares released from the suspense account will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will not vest at all until a participant has three years of credited service at which time participants will become fully vested. Credit will be given for vesting purposes to participants for years of service with ESSA Bank & Trust prior to the adoption of the plan. A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. ESSA Bank & Trust’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

Transactions with Certain Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by ESSA Bank & Trust to our executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk or repayment or present other unfavorable features. ESSA Bank & Trust is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a benefit program generally available to all other employees and that does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of our loans to our officers and directors and their related entities was $2.0 million at September 30, 2006. As of September 30, 2006, these loans were performing according to their original terms.

Benefits to be Considered Following Completion of the Conversion

We intend to adopt and request stockholder approval of one or more stock-based incentive plans, including a stock option plan and a stock recognition and retention plan, no earlier than six months after the completion of the conversion. The stock option plan and stock recognition and retention plan may be established as separate plans or part of a single stock-based incentive plan.

Stock Option Plan. If adopted within one year of the conversion and approved by stockholders, the stock option plan would reserve an amount equal to 10% of the shares of common stock sold in the offering for issuance upon exercise of stock options. 10% of the shares of common stock issued in the offering would amount to 1,000,450 shares, 1,177,000 shares, 1,353,550 shares and 1,556,583 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. If we adopt the stock option plan after one year following the completion of the conversion, we may grant options in an amount greater than 10% of the shares of common stock sold in the offering. We have not yet determined whether we will present this plan for stockholder approval within 12 months following the completion of the conversion or whether we will present this plan for stockholder approval more than 12 months following the completion of the conversion. No options would be granted under the new stock option plan until stockholder approval of the plan is received. In the event that shares underlying options come from authorized but unissued shares of common stock, stockholders would experience dilution of approximately 9.1% of their ownership interest in ESSA Bancorp, Inc. We will have to recognize compensation expense for accounting purposes ratably over the vesting period, equal to the fair value of the options on the original grant date.

The exercise price of the options granted under the stock option plan will be equal to the fair market value of ESSA Bancorp, Inc. common stock on the date of grant of the stock options.

If the stock option plan is adopted within one year following the conversion, options may vest no faster than 20% per year beginning 12 months after the date of grant. Options granted under the stock option plan would be adjusted for capital changes such as stock splits and stock dividends. Awards will be 100% vested upon termination of employment due to death, disability or following a change in control, and if the stock option plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement. Under Office of Thrift Supervision regulations, if the stock option plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan and all non-employee directors as a group may receive in the aggregate no more than 30% of the awards under the plan.

The stock option plan would be administered by a committee of non-employee members of ESSA Bancorp, Inc.’s Board of Directors. Options granted under the stock option plan to employees may be “incentive” stock options, which are designed to result in a beneficial tax treatment to the employee but no tax deduction to ESSA Bancorp, Inc. Non-qualified stock options may also be granted to employees under the stock option plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his or her employment or service as an employee or director, the options would terminate after certain specified periods following termination.

Stock Recognition and Retention Plan. If adopted within one year of the conversion and approved by stockholders, the stock recognition and retention plan would reserve an amount equal to 4% of the shares of common stock sold in the offering, or 400,180 shares, 470,800 shares, 541,420 shares and 622,633 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. If we adopt the recognition and retention plan after one year following the completion of the conversion, we may grant shares in an amount greater than 4% of the shares of common stock sold in the offering. We have not yet determined whether we will present this plan for stockholder approval within 12 months following the completion of the conversion or whether we will present this plan for stockholder approval more than 12 months following the completion of the conversion. We must recognize an expense for shares of common stock awarded over their vesting period at the fair market value of the shares on the date they are awarded. The recipients will be awarded shares of common stock under the stock recognition and retention plan at no cost to them. No awards would be made under the stock recognition and retention plan until the plan is approved by stockholders. If the shares awarded under the stock recognition and retention plan come from authorized but unissued shares of the common stock totaling 4% of the shares sold in the offering, stockholders would experience dilution of approximately 3.8% in their ownership interest in ESSA Bancorp, Inc.

Awards granted under the stock recognition and retention plan would be nontransferable and nonassignable. Under Office of Thrift Supervision regulations, if the stock recognition and retention plan is adopted within one year following the conversion, the shares of common stock which are subject to an award may vest no faster than 20% per year beginning 12 months after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards would be 100% vested upon termination of employment or service due to death, disability or following a change in control, and if the stock recognition and retention plan is adopted more than one year after the conversion, awards also would be 100% vested upon normal retirement. Under Office of Thrift Supervision rules, if the stock recognition and retention plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed earlier. The amount of income recognized by the recipient would be a deductible expense of ESSA Bancorp, Inc. for tax purposes.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers of ESSA Bank & Trust and their associates, and by all directors and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and executive officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any recognition and retention plan awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of $4.3 million of shares of common stock, equal to 4.6% of the number of shares of common stock to be sold in the offering at the minimum of the offering range, assuming shares are available. Purchases by directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering.

Name	Number of Shares (1)	Aggregate Purchase Price (1)	Percent at Midpoint
John E. Burrus	10,000	$100,000	*	%
William P. Douglass	15,000	150,000	*
Daniel J. Henning	50,000	500,000	*
Frederick E. Kutteroff	25,000	250,000	*
Gary S. Olson	50,000	500,000	*
John S. Schoonover, Jr.	2,000	20,000	*
Robert C. Selig, Jr.	50,000	500,000	*
William A. Viechnicki, D.D.S.	50,000	500,000	*
Elizabeth B. Weekes	5,000	50,000	*
Allan A. Muto	25,000	250,000	*
Robert S. Howes, Jr.	20,000	200,000	*
Diane K. Reimer	45,000	450,000	*
V. Gail Warner	35,000	350,000	*
Thomas J. Grayuski	45,000	450,000	*

All directors and executive officers as a group	427,000	$4.27 million	4.6%

*	Less than 1%.

(1)	Includes purchases by the individual’s spouse and other relatives of the named individual living in the same household. The above named individuals are not aware of any other purchases by a person who, or entity which, would be considered an associate of the named individuals under the Plan of Conversion.

THE CONVERSION

The Boards of Directors of ESSA Bancorp, Inc. and ESSA Bank & Trust have approved the plan of conversion. The plan of conversion must also be approved by the members of ESSA Bank & Trust (depositors and certain borrowers of ESSA Bank & Trust at _______). A special meeting of members has been called for this purpose. The Office of Thrift Supervision and the Pennsylvania Department of Banking have each conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

General

Pursuant to the plan of conversion, ESSA Bank & Trust will convert from mutual to stock form and will be wholly owned by ESSA Bancorp, Inc., a new Pennsylvania corporation. When the conversion is completed, all of the capital stock of ESSA Bank & Trust will be owned by ESSA Bancorp, Inc., our newly formed Pennsylvania holding company, and all of the common stock of ESSA Bancorp, Inc. will be owned by public stockholders.

We intend to retain between $91.5 million and $124.2 million of the net proceeds of the offering, or $143.1 million if the offering range is increased by 15%, and to contribute the balance of the net proceeds to ESSA Bank & Trust. The conversion will be consummated only upon the issuance of at least 9,350,000 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including the employee stock ownership plan and our 401(k), supplemental eligible account holders and other members (depositors and certain borrowers of ESSA Bank & Trust). If all shares are not subscribed for in the subscription offering, we may, at our discretion, offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons residing in the Pennsylvania Counties of Monroe and Northampton.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the Office of Thrift Supervision. See “—Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated consolidated pro forma market value of ESSA Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of ESSA Bank & Trust and at the Northeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to ESSA Bank & Trust’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See “Where You Can Find Additional Information.”

Reasons for the Conversion

The primary reasons for the conversion and related stock offering are:

•	to support our internal growth through lending in communities we serve or may serve in the future;

•	to enhance our existing products and services and to support the development of new products and services;

•	to improve our overall competitive position;

•	to provide additional financial resources to pursue limited de novo branching opportunities and future acquisition opportunities;

•	to reduce a portion of our existing borrowings;

•	to provide better capital management tools, including the ability to pay dividends and to repurchase shares of our common stock; and

•	to retain and attract qualified personnel by establishing stock benefit plans for management and employees, including a stock option plan, a stock recognition and retention plan and an employee stock ownership plan.

In the stock holding company structure, we will have greater flexibility in structuring mergers and acquisitions. Potential sellers often want stock for at least part of the acquisition consideration. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.

We have no current arrangements or agreements to acquire other banks, thrifts and financial service companies or branch offices. We have received regulatory approval to open a new branch office in Tannersville, Pennsylvania which we anticipate opening in May 2007. There can be no assurance that we will be able to consummate any acquisitions or establish any additional new branches.

Approvals Required

The affirmative vote of a majority of the total eligible votes of the members of ESSA Bank & Trust at the special meeting of members is required to approve the plan of conversion.

The members of ESSA Bank & Trust will also be asked to approve the establishment and funding of ESSA Bank & Trust Foundation. The plan of conversion also must be approved by the Office of Thrift Supervision and the Pennsylvania Banking Department, which have each given its conditional approval.

A special meeting of members to consider and vote upon the plan of conversion and the charitable foundation has been set for __________.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, the normal business of ESSA Bank & Trust of accepting deposits and making loans will continue without interruption. ESSA Bank & Trust will continue to be a Pennsylvania chartered savings association and will continue to be regulated by the Pennsylvania Department of Banking. After the conversion, ESSA Bank & Trust will continue to offer existing services to depositors, borrowers and other customers. The directors serving ESSA Bank & Trust, at the time of the conversion will be the directors of ESSA Bancorp, Inc., a Pennsylvania corporation, and ESSA Bank & Trust after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of ESSA Bank & Trust at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from ESSA Bank & Trust will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors and certain borrowers of ESSA Bank & Trust are members of, and have voting rights in, ESSA Bank & Trust as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of ESSA Bank & Trust and will no longer have voting rights. Upon completion of the conversion, all voting rights in ESSA Bank & Trust will be vested in ESSA Bancorp, Inc. as the sole stockholder of ESSA Bank & Trust. The stockholders of ESSA Bancorp, Inc. will possess exclusive voting rights with respect to ESSA Bancorp, Inc. common stock.

Tax Effects. We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to ESSA Bank & Trust, ESSA Bancorp, Inc., members of ESSA Bank & Trust, eligible account holders, supplemental eligible account holders, or ESSA Bank & Trust See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in ESSA Bank & Trust has both a deposit account in ESSA Bank & Trust and a pro rata ownership interest in the net worth of ESSA Bank & Trust based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of ESSA Bank & Trust . Any depositor who opens a deposit account obtains a pro rata ownership interest in ESSA Bank & Trust without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of ESSA Bank & Trust, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that ESSA Bank & Trust is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of ESSA Bank & Trust after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that ESSA Bank & Trust were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the “liquidation account” to depositors as of ___________ and ____________________ who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to ESSA Bancorp, Inc. as the holder of ESSA Bank & Trust’s capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and bank regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. ESSA Bank & Trust and ESSA Bancorp, Inc. have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial will receive a fee of $90,000, and will be reimbursed for its expenses. RP Financial will receive an additional fee of $10,000 for each update to the valuation appraisal. ESSA Bank & Trust and ESSA Bancorp, Inc. have agreed to indemnify RP Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies identified by RP Financial, subject to valuation adjustments applied by RP Financial to account for differences between ESSA Bancorp, Inc. and the peer group. RP

Financial placed the greatest emphasis on the price-to-core earnings and price-to-book value approaches in estimating pro forma market value.

The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including the consolidated financial statements of ESSA Bank & Trust. RP Financial also considered the following factors, among others:

•	the present results and financial condition of ESSA Bank & Trust, and the projected results and financial condition of ESSA Bancorp, Inc., a Pennsylvania corporation;

•	the economic and demographic conditions in ESSA Bank & Trust’s existing market area;

•	certain historical, financial and other information relating to ESSA Bank & Trust;

•	a comparative evaluation of the operating and financial characteristics of ESSA Bank & Trust with those of other similarly situated publicly traded savings institutions located in the Commonwealth of Pennsylvania, and other states in the mid-Atlantic and midwest regions of the United States;

•	the impact of the conversion and the offering on ESSA Bancorp, Inc.’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of ESSA Bancorp, Inc.; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of ESSA Bancorp, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the recognition and retention plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of November 24, 2006, the estimated pro forma market value of ESSA Bancorp, Inc. ranged from $100.0 million to $135.4 million, with a midpoint of $117.7 million. The Board of Directors of ESSA Bancorp, Inc. decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 9,350,000 shares, the midpoint of the offering range will be 11,000,000 shares and the maximum of the offering range will be 12,650,000 shares, or 14,547,500 if the maximum amount is adjusted because of demand for shares or changes in market conditions.

The following table presents a summary of selected pricing ratios for ESSA Bancorp, Inc. and our peer group companies identified by RP Financial. These ratios are based on earnings for the twelve months ended September 30, 2006 and book value as of September 30, 2006. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 22.5% on a price-to-earnings basis, a discount of 42.6% on a price-to-book value basis and a discount of 45.7% on a price-to-tangible book value basis. The pricing ratios result from our generally having higher levels of equity but lower earnings than the companies in the peer group on a pro forma basis. Our Board of Directors, in reviewing and approving the valuation, considered the range of price-to-core earnings multiples and the range of price-to-book value ratios and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. Instead, the appraisal concluded that these ranges represented the appropriate balance of the two approaches to valuing ESSA Bancorp, Inc., and the number of shares to be sold, in comparison to the identified peer group institutions. Specifically, in approving the valuation, the board believed that ESSA Bancorp, Inc. would not be able to sell its shares at a price-to-book value that was in line with the peer group without unreasonably exceeding the peer group on a price-to-core earnings basis. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering.

	Pro forma price-to-earnings multiple		Pro forma price-to-book value ratio	Pro forma price-to-tangible book value ratio
ESSA Bancorp, Inc.
Maximum	22.73	x	81.04%	81.04%
Minimum	18.18		72.10	72.10
Valuation of peer group companies as of November 24, 2006
Averages	18.55	x	141.13%	149.25%
Medians	16.70		137.70	145.80

The Board of Directors of ESSA Bancorp, Inc. reviewed the independent valuation and, in particular, considered the following:

•	ESSA Bank & Trust’s financial condition and results of operations;

•	comparison of financial performance ratios of ESSA Bank & Trust to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of ESSA Bancorp, Inc. or ESSA Bank & Trust or market conditions generally.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers ESSA Bank & Trust as a going concern and should not be considered as an indication of the liquidation value of ESSA Bank & Trust. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $155.7 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 14,547,500 shares, in addition to the 1,018,325 shares to be issued to the ESSA Bank & Trust charitable foundation to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $155.7 million and a corresponding increase in the offering range to more than 14,547,500 shares, or a decrease in the minimum of the valuation range to less than $100.0 million and a corresponding decrease in the offering range to fewer than 9,350,000 shares, then, with regulatory approval, we may terminate the offering and promptly return, with interest at ESSA Bank & Trust’s passbook savings rate, all funds previously delivered to us to purchase shares of common stock and cancel deposit account withdrawal authorizations, and, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion. Alternatively, we may establish a new offering range and extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion and the offering. In the event that a resolicitation is commenced, we will notify subscribers of the extension of time and of the rights of subscribers to confirm, change or cancel their stock orders for a specified resolicitation period. If a subscriber does not respond, we will cancel the stock order and return funds, as described above. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and ESSA Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and ESSA Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of ESSA Bank & Trust and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each ESSA Bank & Trust depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) as of the close of business on April 30, 2005 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to $350,000 or 35,000 shares of our common stock or, if greater, 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on April 30, 2005. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of ESSA Bancorp, Inc. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding April 30, 2005.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each ESSA Bank & Trust depositor with a Qualifying Deposit as of the close of business on ____________________ who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $350,000 or 35,000 shares of common stock or, if greater, 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts or loan accounts in which he or she has an ownership interest at ____________________. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans and Supplemental Eligible Account Holders, each depositor of ESSA Bank & Trust on the voting record date of ____________________ and each borrower as of ___________ who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $350,000 or 35,000 shares of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member whose order remains unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts or loan accounts in which he or she has an ownership interest at ____________________. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The Subscription Offering will expire at 12:00 Noon, Eastern time, on ____________, unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible depositor or borrower can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void. We may extend the offering, without notice, until __________, 2007.

We will not execute orders until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 9,350,000 shares by ________, 2007, and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest calculated at ESSA Bank & Trust’s passbook savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the expiration date is granted by the Office of Thrift Supervision, for any reason, we will notify all subscribers in the stock offering of the extension of time and of the rights of subscribers to confirm, change or cancel their stock order during a specified resolicitation period. Aggregate extensions may not go beyond _________, which is two years after the special meeting of voting members of ESSA Bank & Trust to vote on the plan of conversion.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares may be offered with a preference to natural persons residing in the Pennsylvania Counties of Monroe and Northampton.

Subscribers in the community offering may purchase up to 35,000 shares of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Pennsylvania Counties of Monroe and Northampton, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in the Pennsylvania Counties of Monroe and Northampton whose orders remain unsatisfied on an equal number of shares basis per order.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Pennsylvania Counties of Monroe and Northampton, has a present intent to remain within this community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin with, during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering.

Syndicated Community Offering

The plan of conversion provides that, if necessary, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Ryan Beck & Co., Inc., acting as our agent. In such capacity, Ryan Beck & Co., Inc. may form a syndicate of other broker-dealers. Neither Ryan Beck & Co., Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Ryan Beck & Co., Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See “—Community Offering” above for a discussion of rights of subscribers in the event an extension is granted.

The syndicated community offering, if held, will be managed by Ryan Beck & Co., Inc., acting as our agent. In such capacity, Ryan Beck & Co., Inc., may form a syndicate of other brokers-dealers who are National Association of Securities Dealers, Inc. member firms. Neither Ryan Beck & Co., Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Ryan Beck & Co., Inc., a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate non-interest-bearing bank account. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering will be promptly delivered to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly, without interest. If the offering is not consummated, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Purchasers in the syndicated community offering are eligible to purchase up to $350,000 or 35,000 shares of common stock, subject to the overall purchase limitations.

See “—Limitations on Common Stock Purchases.” We may begin the syndicated community offering at any time following the commencement of the subscription offering.

If we are unable to find purchasers from the general public to meet the minimum of the offering range we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, we may do any of the following: terminate the offering and promptly return all funds; set a new offering range, notifying all subscribers of the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	No person (or persons exercising subscription rights through a single qualifying deposit or loan account held jointly) may purchase fewer than 25 shares of common stock or generally more than $350,000 or 35,000 shares;

•	Our tax-qualified stock benefit plans, including our employee stock ownership plan and 401(k) plan may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

•	Except for the tax-qualified employee benefit plans, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 or 50,000 shares in all categories of the offering combined; and

•	The maximum number of shares of common stock that may be purchased in all categories of the offering by our executive officers and directors and their associates, in the aggregate may not exceed 25% of the shares issued in the offering.

Depending upon market or financial conditions, our Board of Directors, with the approval of the Office of Thrift Supervision and without further approval of members of ESSA Bank & Trust, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(1)	to fill our tax-qualified employee benefit plans’ subscriptions for up to 10% of the total number of shares of common stock issued in the offering;

(2)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(3)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Pennsylvania Counties of Monroe and Northampton.

The term “associate” of a person means:

(1)	any corporation or organization, other than ESSA Bancorp, Inc., ESSA Bank & Trust or a majority-owned subsidiary of ESSA Bank & Trust, of which the person is a director, senior officer, partner or 10% beneficial stockholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or senior officer of ESSA Bancorp, Inc. or ESSA Bank & Trust, or a subsidiary of either of them

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

Any persons or companies having the same address on an account or stock order form may be considered to be acting in concert. A person or company which acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine whether prospective purchasers are associates or acting in concert. Shares of common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of ESSA Bancorp, Inc. or ESSA Bank & Trust and except as described below. Any purchases made by any associate of ESSA Bancorp, Inc. or ESSA Bank & Trust for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of the National Association of Securities Dealers, Inc., members of the National Association of Securities Dealers and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares After Conversion” and “Restrictions on Acquisition of ESSA Bancorp, Inc.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

We have engaged Ryan Beck & Co., Inc. a broker-dealer registered with the National Association of Securities Dealers, as a financial and marketing advisor in connection with the offering of our common stock. In its role in providing advisory, administrative and marketing services, Ryan Beck & Co. Inc. will assist us in the offering as follows:

•	acting as our financial advisor for the conversion and offering;

•	providing administrative services and managing the Stock Information Center;

•	educating our employees regarding the stock offering;

•	targeting our sales efforts, including assisting in the preparation of marketing materials;

•	soliciting orders for common stock; and

•	assisting in soliciting proxies of our members regarding the special meeting of members.

For these services, Ryan Beck & Co., Inc. will receive an advisory and administrative fee of $50,000 and if the conversion is consummated, a sales fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings up to $100 million; and 0.75% of the aggregate dollar amount in excess of $100 million, excluding in each case shares purchased by our charitable foundation, tax qualified employee benefit plans and shares purchased by our directors, officers and employees and their immediate families. For these services, we made an initial advance payment of $25,000 and a payment of $12,500 upon the initial filing of this prospectus. We will make another payment of $12,500 upon the closing of the conversion and offering.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Ryan Beck & Co., Inc. In such capacity, Ryan Beck & Co., Inc. may form a syndicate of other broker-dealers. Neither Ryan Beck & Co., Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Ryan Beck & Co., Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Ryan Beck & Co., Inc. will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total fees payable to Ryan Beck & Co., Inc. and other NASD member firms in the syndicated community offering will not exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We also will reimburse Ryan Beck & Co., Inc. for its reasonable out-of-pocket expenses associated with its marketing effort, up to a maximum of $20,000 unless otherwise agreed by us. We will also reimburse Ryan Beck & Co., Inc. for its legal fees (excluding the out-of-pocket expenses of counsel) up to $75,000. If the plan of conversion is terminated or if Ryan Beck & Co., Inc.’s engagement is terminated in accordance with the provisions of the agreement, Ryan Beck & Co., Inc. will only receive reimbursement of its reasonable out-of-pocket expenses and will return any amounts paid or advanced by us in excess of these expenses. We will indemnify Ryan Beck & Co., Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other trained employees of ESSA Bank & Trust may assist in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of ESSA Bank & Trust’s office facility apart from the area accessible to the general public. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Ryan Beck & Co., Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

The offering will comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

Procedure for Purchasing Shares

Expiration Date. The subscription offering is expected to expire at 12:00 Noon, Eastern time, on __________. The community offering is expected to expire at the same time. We may extend the offering for up to 45 days without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond ____________ would require the Office of Thrift Supervision’s approval.

To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Subscription funds will be maintained in a segregated account at ESSA Bank & Trust or at another insured depository institution and will earn interest at our passbook savings rate from the date of receipt.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds delivered to us, with interest calculated at ESSA Bank & Trust’s passbook savings rate from the date of receipt.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must complete an order form and remit full payment. We will not be required to accept incomplete order forms, unsigned order forms, orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) by the Stock Information Center prior to 12:00 Noon, Eastern time, on _____________. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms. We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the order reply envelope provided, by bringing your order form to our Stock Information Center or by overnight delivery to the indicated address on the order form. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by ESSA Bank & Trust or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany completed order forms, in order for the purchase to be valid. Payment for shares may only be made by:

(1)	personal check, bank check or money order, made payable to ESSA Bancorp, Inc.; or

(2)	authorization of withdrawal from the types of ESSA Bank & Trust deposit accounts designated on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at ESSA Bank & Trust are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by personal check these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at ESSA Bank & Trust and/or another insured depository institution and will earn interest at ESSA Bank & Trust’s passbook savings rate from the date payment is received until the offering is completed or terminated.

Cash and wire transfers will not be accepted. You may not use a check drawn on a ESSA Bank & Trust line of credit, and we will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to ESSA Bancorp, Inc. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, ESSA Bank & Trust’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in a ESSA Bank & Trust individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your ESSA Bank & Trust individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. An annual administrative fee may be payable to the new trustee. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. If you are interested in using funds in an ESSA Bank & Trust individual retirement account or any other retirement account to purchase shares of common stock please contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

We will have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until consummation of the offering, provided there is a loan commitment from an unrelated financial institution or ESSA Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Regulations prohibit ESSA Bank & Trust from knowingly lending funds or extending credit to any persons to purchase shares of common stock in the offering.

Delivery of Stock Certificates. Certificates representing shares of common stock issued in the offering will be mailed by ESSA Bancorp, Inc. to the persons entitled thereto at the certificate registration address noted by them on the order form, as soon as practicable following consummation of the offering. Any certificates returned as undeliverable will be held by our transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are delivered, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

Restrictions on Transfer of Subscription Rights and Shares

Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of subscription rights or stock shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

How You Can Obtain Additional Information

Our branch office personnel may not, by law, assist with investment-related questions about the offering or accept stock order forms or proxy cards. If you have any questions regarding the conversion or the offering, please call or visit our Stock Information Center, toll free, at 1-________, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center is located at _______________________________________. The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of ESSA Bancorp, Inc. prior to the conversion, all claims of creditors of ESSA Bancorp, Inc., including those of depositors of ESSA Bank & Trust (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of ESSA Bancorp, Inc. remaining, these assets would be distributed to stockholders, including ESSA Bank & Trust. In the unlikely event that ESSA Bank & Trust and ESSA Bancorp, Inc. liquidated prior to the conversion, all claims of their creditors would be paid first. Then, if there were any assets of ESSA Bank & Trust remaining, members of ESSA Bank & Trust would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in ESSA Bank & Trust immediately prior to liquidation. In the unlikely event that ESSA Bank & Trust were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to ESSA Bancorp, Inc. as the holder of ESSA Bank & Trust capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of ESSA Bank & Trust as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with ESSA Bank & Trust after the conversion with a liquidation interest in the unlikely event of the complete liquidation of ESSA Bank & Trust after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at ESSA Bank & Trust, would be entitled, on a complete liquidation of ESSA Bank & Trust after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of ESSA Bancorp, Inc. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in ESSA Bank & Trust on April 30, 2005 and ____________________, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on April 30, 2005 or ____________________, respectively, bears to the balance of all deposit accounts in ESSA Bank & Trust on such dates.

If, however, on any December 31 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on April 30, 2005 or ____________________, as applicable, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to ESSA Bancorp, Inc. as the sole stockholder of ESSA Bank & Trust.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to ESSA Bank & Trust or ESSA Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders, and other members of ESSA Bank & Trust. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that ESSA Bancorp, Inc. or ESSA Bank & Trust would prevail in a judicial proceeding.

ESSA Bank & Trust and ESSA Bancorp, Inc. have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The conversion of ESSA Bank & Trust to a Pennsylvania chartered stock savings association will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Neither ESSA Bancorp, Inc., a Pennsylvania corporation nor ESSA Bank & Trust will recognize any gain or loss upon the transfer of assets of ESSA Bancorp, Inc. to ESSA Bank & Trust in exchange for shares of common stock of ESSA Bank & Trust, which will be constructively received by ESSA Bank & Trust (Sections 361 and 1032(a) of the Internal Revenue Code).

3.	The basis of the assets of ESSA Bancorp, Inc. and the holding period of such assets to be received by ESSA Bank & Trust will be the same as the basis and holding period in such assets in the hands of ESSA Bancorp, Inc. immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code).

4.	The exchange of Eligible Account Holders’ and Supplemental Account Holders’ interests in ESSA Bank & Trust for interests in a liquidation account established in ESSA Bank & Trust will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

5.	None of ESSA Bank & Trust, nor Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, will recognize any gain or loss on the transfer of the assets of ESSA Bank & Trust to ESSA Bank & Trust in exchange for an interest in a liquidation account established in ESSA Bank & Trust for the benefit of Eligible Account Holders and Supplemental Eligible Account holders who remain depositors of ESSA Bank & Trust and nontransferable subscription rights to purchase shares of ESSA Bancorp, Inc. common stock.

6.

It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or other members upon distribution to them of nontransferable subscription rights to purchase shares of ESSA Bancorp, Inc. common stock, provided that the amount to be paid for ESSA Bancorp, Inc. common stock is equal to the fair market value of ESSA Bancorp, Inc. common stock.

7.	The basis of the shares of ESSA Bancorp, Inc. common stock purchased in the offering will be the purchase price. The holding period of the ESSA Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by ESSA Bancorp, Inc. on the receipt of money in exchange for shares of ESSA Bancorp, Inc. common stock sold in the offering.

In the view of RP Financial, LC. (who is acting as independent appraiser of the value of the shares of ESSA Bancorp, Inc. common stock in connection with the conversion), which view is not binding on the Internal Revenue Service, the subscription rights do not have any value for the reasons set forth in paragraph 6, above. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who exercise the subscription rights in an amount equal to their value, and ESSA Bancorp, Inc. could recognize gain on a distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service has announced that it will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of ESSA Bank & Trust, the members of ESSA Bank & Trust, ESSA Bancorp, Inc. and the Eligible Account Holders and Supplemental Eligible Account Holders who exercise their subscription rights. In the event of a disagreement, there can be no assurance that ESSA Bancorp, Inc. or ESSA Bank & Trust would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to ESSA Bancorp, Inc.’s registration statement. Advice regarding the Pennsylvania state income tax consequences consistent with the federal tax opinion has been issued by S.R. Snodgrass, A.C.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or an executive officer of ESSA Bank & Trust generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of ESSA Bancorp, Inc. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any recognition and retention plans or restricted stock plans.

Office of Thrift Supervision regulations prohibit ESSA Bancorp, Inc. from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

ESSA BANK & TRUST FOUNDATION

General

In furtherance of our commitment to our local community, the plan of conversion provides that we will establish ESSA Bank & Trust Foundation as a non-stock, nonprofit Delaware corporation in connection with the stock offering. The charitable foundation will be funded with cash and shares of ESSA Bancorp, Inc. common stock, as further described below. By further enhancing our visibility and reputation in our local community, we believe that the charitable foundation will enhance the long-term value of ESSA Bank & Trust’s community banking franchise. The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community and to receive the associated tax benefits.

The establishment and funding of the charitable foundation has been approved by the Board of Directors of ESSA Bancorp, Inc. and ESSA Bank & Trust and is subject to approval by members of ESSA Bank & Trust. If the members do not approve the charitable foundation, we may, in our discretion, complete the conversion and stock offering without the inclusion of the charitable foundation and without resoliciting subscribers. We may also determine in our discretion, not complete the conversion and stock offering if the members do not approve the charitable foundation.

Purpose of the Charitable Foundation

In connection with the closing of the stock offering, ESSA Bancorp, Inc. intends to contribute up to $1.5 million cash and issue a number of shares equal to 7.0% of the shares of common stock that will be sold in the stock offering to ESSA Bank & Trust Foundation. The purpose of the charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. ESSA Bank & Trust Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. ESSA Bank & Trust Foundation will also support our ongoing obligations to the community under the Community Reinvestment Act. ESSA Bank & Trust received an “outstanding” rating in its most recent Community Reinvestment Act examination by the Federal Deposit Insurance Corporation.

Funding ESSA Bank & Trust Foundation with shares of ESSA Bancorp, Inc. common stock is also intended to allow our community to share in the potential growth and success of ESSA Bank & Trust after the stock offering is completed because ESSA Bank & Trust Foundation will benefit directly from any increases in the value of ESSA Bancorp, Inc. common stock. In addition, ESSA Bank & Trust Foundation will maintain close ties with ESSA Bank & Trust, thereby forming a partnership within the communities in which ESSA Bank & Trust operates.

Structure of the Charitable Foundation

The ESSA Bank & Trust Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of ESSA Bank & Trust Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. ESSA Bank & Trust Foundation’s certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its directors or officers.

We have selected Messrs. _______________________________ of our current directors to serve on the initial board of directors of the charitable foundation. As required by Office of Thrift Supervision regulations, we also will select one additional person to serve on the initial board of directors who will not be one of our officers or directors and who will have experience with local charitable organizations and grant making. While there are no plans to change the size of the initial board of directors during the year following the completion of the stock offering, following the first anniversary of the stock offering, the charitable foundation may alter the size and composition of its board of directors. For five years after the stock offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and one seat on the charitable foundation’s board of directors will be reserved for one of ESSA Bank & Trust’s directors.

The business experience of our current directors is described in “Management of ESSA Bancorp, Inc.”

The board of directors of ESSA Bank & Trust Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of ESSA Bank & Trust Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors of ESSA Bank & Trust Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of common stock of ESSA Bancorp, Inc. held by the charitable foundation. However, as required by Office of Thrift Supervision regulations, all shares of common stock held by ESSA Bank & Trust Foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of ESSA Bancorp, Inc.

ESSA Bank & Trust Foundation’s place of business will be located at our administrative offices. The board of directors of ESSA Bank & Trust Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the Office of Thrift Supervision regulations governing transactions between ESSA Bank & Trust and the charitable foundation.

ESSA Bank & Trust Foundation will receive working capital from its initial cash contribution of up to $1.5 million and:

(1)	any dividends that may be paid on ESSA Bancorp, Inc.’s shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, ESSA Bank & Trust Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock is that the amount of shares of common stock that may be sold by ESSA Bank & Trust Foundation in any one year shall not exceed 5% of the average market value of the assets held by ESSA Bank & Trust Foundation, except where the board of directors of the charitable foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

Tax Considerations

Our independent tax advisor, Luse Gorman Pomerenk & Schick, P.C., has advised us that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. ESSA Bank & Trust Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as ESSA Bank & Trust Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Our independent tax advisor, however, has not rendered any advice on whether ESSA Bank & Trust Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of common stock of ESSA Bancorp, Inc. held by ESSA Bank & Trust Foundation must be voted in the same ratio as all other outstanding shares of common stock of ESSA Bancorp, Inc. on all proposals considered by stockholders of ESSA Bancorp, Inc.

ESSA Bancorp, Inc. and ESSA Bank & Trust are authorized by federal law to make charitable contributions. We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to ESSA Bank & Trust Foundation. We believe that the contribution to ESSA Bank & Trust Foundation in excess of the 10% annual limitation on charitable deductions described below is justified given ESSA Bank & Trust’s capital position and its earnings, the substantial additional capital being raised in the stock offering and the potential benefits of ESSA Bank & Trust Foundation to our community. See “Capitalization,” “Historical and Pro Forma Regulatory Capital Compliance”, and “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.” The amount of the contribution will not adversely affect our financial condition. We therefore believe that the amount of the charitable contribution is reasonable given our pro forma capital position, and it does not raise safety and soundness concerns.

We have received an opinion from our independent tax advisor that ESSA Bancorp, Inc.’s contribution of its shares of stock to ESSA Bank & Trust Foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that ESSA Bank & Trust Foundation is required to pay ESSA Bancorp, Inc. for such stock. We are permitted to deduct only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to ESSA Bank & Trust Foundation. We estimate that most of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to ESSA Bank & Trust Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

Although we have received an opinion from our independent tax advisor that we should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize ESSA Bank & Trust Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, our contribution to

ESSA Bank & Trust Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. ESSA Bank & Trust Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. ESSA Bank & Trust Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

Office of Thrift Supervision regulations impose the following requirements on the establishment of the charitable foundation:

•	the Office of Thrift Supervision may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the Office of Thrift Supervision;

•	the charitable foundation must provide annually to the Office of Thrift Supervision a copy of the annual report that the foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares in the same ratio as all of the other shares voted on each proposal considered by the stockholders of ESSA Bancorp, Inc.

Within six months of completing the stock offering, the ESSA Bank & Trust Foundation must submit to the Office of Thrift Supervision a three-year operating plan.

RESTRICTIONS ON ACQUISITION OF ESSA BANCORP, INC.

Although the Board of Directors of ESSA Bancorp, Inc. is not aware of any effort that might be made to obtain control of ESSA Bancorp, Inc. after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of ESSA Bancorp, Inc.’s articles of incorporation to protect the interests of ESSA Bancorp, Inc. and its stockholders from takeovers which the Board of Directors of ESSA Bancorp, Inc. might conclude are not in the best interests of ESSA Bank & Trust, ESSA Bancorp, Inc. or ESSA Bancorp, Inc.’s stockholders.

The following discussion is a general summary of the material provisions of ESSA Bancorp, Inc.’s articles of incorporation and bylaws, ESSA Bank & Trust’s charter and bylaws and certain other statutory and regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in ESSA Bancorp, Inc.’s articles of incorporation and bylaws and ESSA Bank & Trust’s charter and bylaws, reference should be made in each case to the document in question, each of which is part of ESSA Bank & Trust’s application for conversion with the Office of Thrift Supervision and ESSA Bancorp, Inc.’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

ESSA Bancorp, Inc.’s Articles of Incorporation and Bylaws

ESSA Bancorp, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of ESSA Bancorp, Inc. more difficult.

The following description is a summary of the provisions of the articles of incorporation and bylaws. See “Where You Can Find Additional Information” as to how to review a copy of these documents.

Directors. Initially, the Board of Directors will be divided into three classes. Only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of ESSA Bancorp, Inc.’s Board of Directors. Further, the articles of incorporation authorize the Board of Directors to fill any vacancies so created, including any vacancy created by an increase in the number of directors, by a majority vote of directors then in office. The bylaws impose notice, informational and other requirements and conditions in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

Any person appointed or elected to ESSA Bancorp, Inc.’s Board of Directors shall own, or within a reasonable time following such appointment or election shall acquire, at least 1,000 shares of the ESSA Bancorp, Inc.’s common stock. In addition, at the time of initial appointment/election, such person must reside, or work, in a county in which ESSA Bank & Trust maintains an office or in a county contiguous to a county in which ESSA Bank & Trust maintains an office.

Restrictions on Call of Special Meetings. The bylaws provide that special meetings of stockholders can be called by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors authorized by our articles of incorporation and bylaws. The articles of incorporation and the bylaws do not provide for stockholder ability to call a special meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of Directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns, directly or indirectly, more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors can be removed from office for cause if the removal is approved by the vote of stockholders owning not less than 60% of the total votes eligible to be cast by stockholders at a duly constituted meeting (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights).

Authorized but Unissued Shares. After the conversion, ESSA Bancorp, Inc. will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock.” The articles of incorporation authorize 40,000,000 shares of common stock and 10,000,000 shares of serial preferred stock. The Board of Directors of ESSA Bancorp, Inc. may amend the articles of incorporation, without action by the stockholders, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that ESSA Bancorp, Inc. has authority to issue. In addition, the Board of Directors of ESSA Bancorp, Inc. is authorized, without further approval of the stockholders, to issue additional shares of common or preferred stock and to classify or reclassify any unissued shares of stock (including common stock and preferred stock) from time to time into one or more classes or series subject to applicable provisions of law, and the Board of Directors is authorized to fix by setting or changing the designations, and the relative preferences, conversion or other rights (including offering rights), voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of ESSA Bancorp, Inc. that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of common stock or a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of common or preferred stock therefore may be to deter a future attempt to gain control of ESSA Bancorp, Inc. The Board of Directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Pennsylvania law provides that, subject to limited exceptions, the amendment or repeal of any provision of our articles of incorporation requires the approval of a majority of votes cast by all stockholders entitled to vote on the matter (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”). Our articles of incorporation, however, provide that amendments to certain provisions of our article of incorporation requires the approval of 80% of shares entitled to vote (after giving effect to the limitation on voting rights discussed above in

“—Limitation of Voting Rights”). The provisions of our articles of incorporation that require approval of 80% shares entitled to vote relate to the limitation on voting rights, the authority of the Board of Directors to fix terms of preferred stock, the number, classification, terms, prohibition of cumulative voting, board vacancies, removal of directors, meetings of shareholders, liability of directors and officers and the amendment of the articles of incorporation and bylaws. Our articles of incorporation also provide that, in any event, the proposed amendment or repeal of any provision of our articles of incorporation must be approved by a majority of our Board of Directors then in office before it can be submitted for consideration at an annual or special meeting.

The bylaws may be amended exclusively by the affirmative vote of a majority of the directors then in office or by the affirmative vote of at least 80% of the shares entitled to vote.

Approval of Consolidations, Mergers, and Other Similar Transactions. Pennsylvania law provides that, subject to limited exceptions, consolidations, mergers and other similar transactions require the approval of a majority of the votes cast by shareholders eligible to vote.

Pennsylvania General Corporate Law

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to ESSA Bancorp, Inc. that may have the effect of deterring or discouraging an attempt to take control of ESSA Bancorp, Inc. These provisions, among other things:

•	Require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the Business Corporation Law);

•	Prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Business Corporation Law);

•	Prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless “disinterested shareholders” approve such voting rights (Subchapter 25G of the Business Corporation Law);

•	Require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 18 months (Subchapter 25H of the Business Corporation Law);

•	Expand the factors and groups (including shareholders) which a corporation’s Board of Directors can consider in determining whether an action is in the best interests of the corporation;

•	Provide that a corporation’s Board of Directors need not consider the interests of any particular group as dominant or controlling;

•	Provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•	Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ fiduciary duty, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	Provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•	Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•	Act as the Board of Directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

One effect of these provisions may be to make it more difficult for a shareholder to successfully challenge the actions of ESSA Bancorp, Inc.’s Board of Directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the Pennsylvania Business Corporation Law grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

Conversion Regulations

Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change of Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings bank’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

(1)	the acquisition would result in a monopoly or substantially lessen competition;

(2)	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

(3)	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

DESCRIPTION OF CAPITAL STOCK

General

At the effective date, ESSA Bancorp, Inc. will be authorized to issue 40,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. ESSA Bancorp, Inc. currently expects to issue in the offering up to _________ shares of common stock, subject to adjustment. ESSA Bancorp, Inc. will not issue shares of preferred stock in the conversion. Each share of ESSA Bancorp, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of ESSA Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. ESSA Bancorp, Inc. may pay dividends out of statutory surplus or from net earnings if, as and when declared by its Board of Directors. The payment of dividends by ESSA Bancorp, Inc. is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of ESSA Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of ESSA Bancorp, Inc. out of funds legally available therefor. If ESSA Bancorp, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of ESSA Bancorp, Inc. will have exclusive voting rights in ESSA Bancorp, Inc. They will elect ESSA Bancorp, Inc.’s Board of Directors and act on other matters as are required to be presented to them under Pennsylvania law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of ESSA Bancorp, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If ESSA Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. See “Restrictions on Acquisition of ESSA Bancorp, Inc. – Pennsylvania General Corporate Law” for additional information regarding voting rights.

As a Pennsylvania stock savings association, corporate powers and control of ESSA Bank & Trust are vested in its Board of Directors, who elect the officers of ESSA Bank & Trust and who fill any vacancies on the Board of Directors. Voting rights of ESSA Bank & Trust are vested exclusively in the owners of the shares of capital stock of ESSA Bank & Trust, which will be ESSA Bancorp, Inc., and voted at the direction of ESSA Bancorp, Inc.’s Board of Directors. Consequently, the holders of the common stock of ESSA Bancorp, Inc. will not have direct control of ESSA Bank & Trust

Liquidation. In the event of any liquidation, dissolution or winding up of ESSA Bank & Trust, ESSA Bancorp, Inc., as the holder of 100% of ESSA Bank & Trust’s capital stock, would be entitled to receive all assets of ESSA Bank & Trust available for distribution, after payment or provision for payment of all debts and liabilities of ESSA Bank & Trust, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of ESSA Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of ESSA Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of ESSA Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of ESSA Bancorp, Inc.’s authorized preferred stock will be issued as part of the offering. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for ESSA Bancorp, Inc.’s common stock is ______________________.

EXPERTS

The Consolidated Financial Statements of ESSA Bank & Trust as of September 30, 2006 and 2005, and for the years then ended appearing elsewhere in this prospectus have been included herein and in the registration statement in reliance upon the report of S.R. Snodgrass, A.C. an independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

The Consolidated Financial Statements of ESSA Bank & Trust as of September 30, 2004 and for the year then ended elsewhere in this prospectus and in the registration statement have been audited by BMC LLP, an independent registered public accounting firm, as set forth in its report appearing elsewhere in this prospectus and elsewhere in the registration statement are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report to ESSA Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to ESSA Bancorp, Inc., ESSA Bank & Trust and ESSA Bank & Trust, will issue to ESSA Bancorp, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Certain legal matters will be passed upon for Ryan Beck & Co., Inc. by Rhoads & Sinon LLP, Harrisburg, Pennsylvania.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

ESSA Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including ESSA Bancorp, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

ESSA Bank & Trust has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision, located at Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

In connection with the offering, ESSA Bancorp, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, ESSA Bancorp, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, ESSA Bancorp, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the conversion and the offering.

ESSA BANK & TRUST

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

ESSA Bank & Trust

We have audited the consolidated balance sheet of ESSA Bank & Trust and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of income, changes in equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ESSA Bank & Trust and subsidiaries as of September 30, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
October 27, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ESSA Bank & Trust

Stroudsburg, Pennsylvania

We have audited the accompanying consolidated statements of income, changes in equity, and cash flows of ESSA Bank & Trust for the year ended September 30, 2004. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ESSA Bank & Trust and subsidiaries for the year ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

October 29, 2004

ESSA BANK & TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	September 30,
	2006	2005
	(dollars in thousands)
ASSETS
Cash and due from banks	$11,677	$12,240
Interest-bearing deposits with other institutions	1,053	1,068
Commercial paper	—	6,982

Total cash and cash equivalents	12,730	20,290
Investment securities available for sale	89,122	62,506
Investment securities held to maturity (market value of $19,193 and $21,297)	19,715	21,505
Loans receivable (net of allowance for loan losses of $3,855 and $3,563)	556,677	508,981
Federal Home Loan Bank stock	13,675	11,916
Premises and equipment	11,447	11,560
Bank-owned life insurance	13,376	12,864
Other assets	9,054	6,444

TOTAL ASSETS	$725,796	$656,066

LIABILITIES
Deposits	$402,153	$374,759
Short-term borrowings	35,299	27,479
Other borrowings	224,000	194,000
Advances by borrowers for taxes and insurance	2,198	1,591
Other liabilities	3,809	3,866

TOTAL LIABILITIES	667,459	601,695

Commitment and contingencies (Note 11)	—	—

EQUITY
Retained earnings	58,526	54,572
Accumulated other comprehensive loss	(189)	(201)

TOTAL EQUITY	58,337	54,371

TOTAL LIABILITIES AND EQUITY	$725,796	$656,066

See accompanying notes to the consolidated financial statements.

ESSA BANK & TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

	Year Ended September 30,
	2006	2005	2004
	(dollars in thousands)
INTEREST INCOME
Loans receivable	$31,744	$28,829	$27,152
Investment securities:
Taxable	3,579	2,225	1,070
Exempt from federal income tax	278	267	274
Other investment income	850	598	314

Total interest income	36,451	31,919	28,810

INTEREST EXPENSE
Deposits	9,012	5,851	5,011
Short-term borrowings	1,081	554	141
Other borrowings	9,124	7,918	6,781

Total interest expense	19,217	14,323	11,933

NET INTEREST INCOME	17,234	17,596	16,877
Provision for loan losses	300	550	530

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,934	17,046	16,347

NONINTEREST INCOME
Service fees on deposit accounts	3,825	3,747	2,825
Services charges and fees on loans	491	486	475
Trust and investment fees	642	404	515
Impairment loss on securities	—	(130)	—
Gain on sale of loans, net	7	96	—
Earnings on Bank-owned life insurance	512	495	369
Other	41	183	96

Total noninterest income	5,518	5,281	4,280

NONINTEREST EXPENSE
Compensation and employee benefits	9,194	9,035	7,872
Occupancy and equipment	2,395	2,218	2,054
Professional fees	736	828	955
Data processing	1,819	1,896	2,163
Advertising	577	477	503
Contributions	423	484	416
Other	1,541	1,555	1,577

Total noninterest expense	16,685	16,493	15,540

Income before income taxes	5,767	5,834	5,087
Income taxes	1,813	1,383	1,172

NET INCOME	$3,954	$4,451	$3,915

See accompanying notes to the consolidated financial statements.

ESSA BANK & TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity	Comprehensive Income
	(dollars in thousands)
Balance, September 30, 2003	$46,206	$175	$46,381

Net income	3,915	—	3,915	$3,915
Other comprehensive loss:
Unrealized loss on securities available for sale, net of income tax benefit of $12	—	(36)	(36)	(36)

Comprehensive income				$3,879

Balance, September 30, 2004	50,121	139	50,260

Net income	4,451		4,451	$4,451
Other comprehensive loss:
Unrealized loss on securities available for sale, net of reclassification adjustment, net of income tax benefit of $176		(340)	(340)	(340)

Comprehensive income				$4,111

Balance, September 30, 2005	54,572	(201)	54,371

Net income	3,954		3,954	$3,954
Other comprehensive income:
Unrealized gain on securities available for sale, net of income taxes of $6		12	12	12

Comprehensive income				$3,966

Balance, September 30, 2006	$58,526	$(189)	$58,337

	2006	2005	2004
Components of other comprehensive income (loss):
Change in net unrealized gain (loss) on investment securities available for sale	$12	$(426)	$(36)
Realized impairment loss included in net income, net of taxes of $44 in 2005	—	(86)	—

Total	$12	$(340)	$(36)

See accompanying notes to the consolidated financial statements.

ESSA BANK & TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended September 30,
	2006	2005	2004
	(dollars in thousands)
OPERATING ACTIVITIES
Net income	$3,954	$4,451	$3,915
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	300	550	530
Provision for depreciation and amortization.	1,063	969	956
Amortization (accretion) of discounts and premiums	(500)	(394)	348
Impairment loss on securities	—	130	—
Gain on sale of loans, net	(7)	(96)	—
Decrease (increase) in accrued interest receivable	(530)	(303)	76
Increase (decrease) in accrued interest payable	551	139	(2,924)
Increase in other receivables	(1,841)	—	—
Earnings on Bank-owned life insurance	(512)	(495)	(369)
Deferred federal income taxes	76	159	183
Other, net	(708)	(180)	352

Net cash provided by operating activities	1,846	4,930	3,067

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from principal repayments and maturities	23,537	11,356	16,165
Purchases	(50,213)	(27,126)	(38,639)
Investment securities held to maturity:
Proceeds from principal repayments and maturities	3,753	3,293	3,950
Purchases	(1,988)	(17,191)	(10,305)
Increase in loans receivable, net	(47,800)	(36,244)	(39,906)
Proceeds from sale of loans	340	5,605	—
Redemption of FHLB stock	2,325	2,696	1,394
Purchase of FHLB stock	(4,084)	(3,254)	(3,565)
Purchase of Bank-owned life insurance	—	(2,000)	(10,000)
Proceeds from sale of other real estate	83	118	221
Purchase of premises, equipment, and software	(1,180)	(1,053)	(2,152)

Net cash used for investing activities	(75,227)	(63,800)	(82,837)

FINANCING ACTIVITIES
Increase in deposits, net	27,394	41,232	14,032
Net increase (decrease) in short-term borrowings	7,820	16,345	(6,786)
Proceeds from other borrowings	57,000	23,000	64,000
Repayment of other borrowings	(27,000)	(23,000)	(13,000)
Increase (decrease) in advances by borrowers for taxes and insurance	607	125	(105)

Net cash provided by financing activities	65,821	57,702	58,141

Decrease in cash and cash equivalents	(7,560)	(1,168)	(21,629)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	20,290	21,458	43,087

CASH AND CASH EQUIVALENTS AT END OF YEAR	$12,730	$20,290	$21,458

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid:
Interest	$18,666	$14,303	$11,982
Income taxes	1,550	900	1,375
Noncash items:
Other real estate owned	74	42	81

See accompanying notes to the consolidated financial statements.

ESSA BANK & TRUST AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

Nature of Operations and Basis of Presentation

ESSA Bank & Trust (the “Bank”) is a Pennsylvania chartered savings and loan institution located in Stroudsburg, Pennsylvania. The Bank’s primary business consists of the taking of deposits and granting of loans to customers generally in Monroe and Northampton counties, Pennsylvania. The Bank is subject to regulation and supervision by the Pennsylvania Department of Banking and the Office of Thrift Supervision (the “OTS”).

The consolidated financial statements include the accounts of ESSA Bank & Trust and its wholly owned subsidiaries, ESSACOR Inc. and Pocono Investment Company. All intercompany transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The accounting principles followed by the Bank and its subsidiaries and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and related revenues and expenses for the period. Actual results could differ significantly from those estimates.

Securities

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains and losses are reported in other comprehensive income, net of the related deferred tax effects. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, recognized in interest income using the interest method over the period to maturity.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities (Continued)

Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers: (1) the length of time and the extent to which the fair value has been less than cost; (2) the financial condition and near-term prospects of the issuer; and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Federal law requires a member institution of the Federal Home Loan Bank (“FHLB”) system to hold stock of its district FHLB according to a predetermined formula. This restricted stock is carried at cost.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan. Mortgage loans sold in the secondary market are sold without recourse.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level by management which represents the evaluation of known and inherent risks in the loan portfolio at the consolidated balance sheet date. Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The allowance consists of specific and general components. The specific component related to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassfied loans and is based on historical loss experience adjusted for qualitative factors.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures.

Loan Servicing

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance to the extent that fair value is less than the capitalized amount. Total servicing assets included in other assets as of September 30, 2006 and 2005, were $215,000 and $253,000, respectively.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the useful lives of the related assets, which range from 10 to 40 years for building and leasehold improvements and 3 to 7 years for furniture, fixtures, and equipment. Expenditures for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

Real Estate Owned

Real estate owned acquired in settlement of foreclosed loans is carried at the lower of cost or fair value minus estimated costs to sell. Valuation allowances for estimated losses are provided when the carrying value of the real estate acquired exceeds fair value minus estimated costs to sell. Operating expenses of such properties, net of related income, are expensed in the period incurred. Foreclosed real estate included in other assets totaled $0 and $19,000 at September 30, 2006 and 2005, respectively.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Employee Benefit Plans

The Bank maintains a noncontributory, defined benefit pension plan for all employees who have met age and length of service requirements. The Bank’s funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. The Bank also maintains a defined contribution Section 401(k) plan covering eligible employees. Contributions matching those made by eligible employees and an elective contribution are made annually at the discretion of the Board of Directors.

Advertising Costs

In accordance with Statement of Position No. 93-7, Reporting on Advertising Costs, the Bank expenses all advertising expenditures incurred.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Federal Income Taxes

Deferred tax assets and liabilities are reflected based on the differences between the financial statement and the income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expense and benefit are based on the changes in the deferred tax assets or liabilities from period to period.

The Bank files a consolidated federal income tax return. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which such items are expected to be realized or settled. As changes in tax rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Cash and Cash Equivalents

The Bank has defined cash and cash equivalents as cash and due from banks, interest-bearing deposits with other institutions, and commercial paper with original maturities of 90 days or less.

Comprehensive Income

The Bank is required to present comprehensive income and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income is composed exclusively of net unrealized holding gains or losses on its available-for-sale investment and mortgage-backed securities portfolio. The Bank has elected to report the effects of other comprehensive income as part of the Consolidated Statement of Changes in Equity.

Reclassification of Comparative Amounts

Certain items previously reported have been reclassified to conform to the current year’s reporting format. Such reclassifications did not affect net income or equity.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS No. 123R). FAS No. 123R revised FAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. FAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statement (with limited exceptions). The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period during which an employee provides service in exchange for the award.

In April 2005, the Securities and Exchange Commission adopted a new rule that amends the compliance dates for FAS No. 123R. The statement requires that compensation cost relating to share-based payment transactions be recognized in financial statements and that this cost be measured based on the fair value of the equity or liability instruments issued. FAS No. 123R covers a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. The Bank will adopt FAS No. 123R on October 1, 2006, and unless options are granted, management does not anticipate any compensation expense as a result of the adoption of this statement.

In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107 (“SAB No. 107”), Share-Based Payment, providing guidance on option valuation methods, the accounting for income tax effects of share-based payment arrangements upon adoption of FAS No. 123R, and the disclosures in MD&A subsequent to the adoption. Unless options are granted management does not anticipate any compensation expense as a result of the adoption of this statement.

In June 2005, the FASB issued FAS No. 154, Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20 and FAS No. 3. The statement applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting of a change in accounting principle. FAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impractical. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS No. 154 improves the financial reporting because its requirements enhance the consistency of financial reporting between periods. The provisions of FAS No. 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Bank’s results of operations or financial position.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140. FAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Bank’s results of operations or financial position.

In March 2006, the FASB issued FAS No. 156, Accounting for Servicing of Financial Assets. This Statement, which is an amendment to FAS No. 140, will simplify the accounting for servicing assets and liabilities, such as those common with mortgage securitization activities. Specifically, FAS No. 156 addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. FAS No. 156 also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability, requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable, and permits an entity with a separately recognized servicing asset or servicing liability to choose either of the amortization or fair value methods for subsequent measurement. The provisions of FAS No. 156 are effective as of the beginning of the first fiscal year that begins after September 15, 2006. The Bank is currently evaluating the impact the adoption of the standard will have on the Bank’s results of operations.

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The Standard does not expand the use of fair value in any new circumstances. FAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Early adoption is permitted. The adoption of this standard is not expected to have a material effect on the Bank’s results of operations or financial position.

In September 2006, the FASB issued FAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R). FAS No. 158 requires that a company recognize the overfunded or underfunded status of its defined benefit post retirement plans (other than multiemployer plans) as an asset or liability in its statement of financial position and that it recognize changes in the funded status in the year in which the changes occur through other comprehensive income. FAS No. 158 also requires the measurement of defined benefit plan assets and obligations as of the fiscal year end, in addition to footnote disclosures. FAS No. 158 is effective for fiscal years ending after December 15, 2006. The Bank is currently evaluating the impact the adoption of the standard will have on the Bank’s financial position.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. FIN 48 is an interpretation of FAS No. 109, Accounting for Income Taxes, and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. In addition, FIN No. 48 requires expanded disclosure with respect to the uncertainty in income taxes and is effective for fiscal years beginning after December 15, 2006. The Bank is currently evaluating the impact the adoption of the standard will have on the Bank’s results of operations.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”), Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, providing guidance on quantifying financial statement misstatement and implementation when first applying this guidance. Under SAB No. 108, companies should evaluate a misstatement based on its impact on the current year income statement, as well as the cumulative effect of correcting such misstatements that existed in prior years existing in the current year’s ending balance sheet. SAB 108 is effective for fiscal years ending after November 15, 2006. The Bank is currently evaluating the impact the adoption of the standard will have on the Bank’s results of operations.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-4 (“EITF 06-4”), Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. The guidance is applicable to endorsement split-dollar life insurance arrangements, whereby the employer owns and controls the insurance policy, that are associated with a postretirement benefit. EITF 06-4 requires that for a split-dollar life insurance arrangement within the scope of the Issue, an employer should recognize a liability for future benefits in accordance with FAS No. 106 (if, in substance, a postretirement benefit plan exists) or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract) based on the substantive agreement with the employee. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The Bank is currently evaluating the impact the adoption of the standard will have on the Bank’s results of operations or financial condition.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-5(“EITF 06-5”), Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance. EITF 06-5 states that a policyholder should consider any additional amounts included in the contractual terms of the insurance policy other than the cash surrender value in determining the amount that could be realized under the insurance contract. EITF 06-5 also states that a policyholder should determine the amount that could be realized under the life insurance contract assuming the surrender of an individual-life by individual-life policy (or certificate by certificate in a group policy). EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The Bank is currently evaluating the impact the adoption of the standard will have on the Bank’s results of operations or financial condition.

2.	INVESTMENT SECURITIES

The amortized cost and estimated market value of investment securities available for sale and held to maturity are summarized as follows (in thousands):

	2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for Sale
Fannie Mae	$6,988	$33	$(31)	$6,990
Freddie Mac	22,836	3	(523)	22,316
Governmental National Mortgage Association securities	10,503	98	—	10,601

Total mortgage-backed securities	40,327	134	(554)	39,907
Obligations of states and political subdivisions	6,240	225	—	6,465
U.S. government agency securities	41,960	35	(180)	41,815

Total debt securities	88,527	394	(734)	88,187
Equity securities	882	64	(11)	935

Total	$89,409	$458	$(745)	$89,122

Held to Maturity
Fannie Mae	$9,263	$4	$(309)	$8,958
Freddie Mac	5,722	—	(168)	5,554

Total mortgage-backed securities	14,985	4	(477)	14,512
U.S. government agency securities	4,730	—	(49)	4,681

Total	$19,715	$4	$(526)	$19,193

2.	INVESTMENT SECURITIES (Continued)

	2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for Sale
Fannie Mae	$1,599	$5	$(24)	$1,580
Freddie Mac	17,135	4	(292)	16,847
Governmental National Mortgage Association securities	65	—	(1)	64

Total mortgage-backed securities	18,799	9	(317)	18,491
Obligations of states and political subdivisions	5,102	275	—	5,377
U.S. government agency securities	34,989	—	(260)	34,729
Corporate securities	3,039	—	(9)	3,030

Total debt securities	61,929	284	(586)	61,627
Equity securities	882	15	(18)	879

Total	$62,811	$299	$(604)	$62,506

Held to Maturity
Fannie Mae	$11,724	$5	$(131)	$11,598
Freddie Mac	5,051	1	(57)	4,995

Total mortgage-backed securities	16,775	6	(188)	16,593
U.S. government agency securities	4,730	—	(26)	4,704

Total	$21,505	$6	$(214)	$21,297

The amortized cost and estimated market value of debt securities at September 30, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):

	AVAILABLE FOR SALE		HELD TO MATURITY
	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value
Due in one year or less	$23,479	$23,399	$—	$—
Due after one year through five years	29,608	29,032	11,991	11,655
Due after five years through ten years	2,091	2,114	3,312	3,248
Due after ten years	33,349	33,642	4,412	4,290

Total	$88,527	$88,187	$19,715	$19,193

The Bank had no sale of investment securities for the three years ending September 30, 2006.

Investment securities with a carrying value of $6,493,000 and $4,448,000 at September 30, 2006 and 2005, respectively, were pledged to secure public deposits and other purposes as required by law.

3.	UNREALIZED LOSSES ON SECURITIES

The following table shows the Bank’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position (in thousands):

	2006
		Less than Twelve Months		Twelve Months or Greater		Total
	Number of Securities	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses
Fannie Mae	11	$3,081	$(97)	$6,730	$(243)	$9,811	$(340)
Freddie Mac	34	9,911	(69)	15,776	(622)	25,687	(691)
U.S. government agency securities	28	12,898	(32)	27,509	(197)	40,407	(229)
Equity securities	1	489	(11)	—	—	489	(11)

Total	74	$26,379	$(209)	$50,015	$(1,062)	$76,394	$(1,271)

	2005
		Less than Twelve Months		Twelve Months or Greater		Total
	Number of Securities	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses
Fannie Mae	10	$7,104	$(88)	$3,565	$(67)	$10,669	$(155)
Freddie Mac	28	15,432	(217)	5,779	(132)	21,211	(349)
Governmental National Mortgage Association securities	1	64	(1)	—	—	64	(1)
U.S. government agency securities	29	38,440	(279)	993	(7)	39,433	(286)
Corporate securities	3	3,030	(9)	—	—	3,030	(9)
Equity securities	1	—	—	482	(18)	482	(18)

Total	72	$64,070	$(594)	$10,819	$(224)	$74,889	$(818)

The Bank’s investment securities portfolio contains unrealized losses on securities, including mortgage-related instruments issued or backed by the full faith and credit of the United States government, or generally viewed as having the implied guarantee of the U.S. government, and debt obligations of a U.S. state or political subdivision.

The policy of the Bank is to recognize an other-than-temporary impairment of equity securities where the fair value has been significantly below cost for three consecutive quarters. For fixed maturity investments with unrealized losses due to interest rates where the Bank has the positive intent and ability to hold the investment for a period of time sufficient to allow a market recovery, declines in value below cost are not assumed to be other than temporary. The Bank reviews its position quarterly and has asserted that at September 30, 2006, the declines outlined in the above table represent temporary declines and the Bank does have the intent and ability to hold those securities either to maturity or to allow a market recovery.

The Bank has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes that are not expected to result in the noncollection of principal and interest during the period. However, as of September 30, 2005, the Bank recognized a loss of $130,000 on equity securities that it deemed, through analysis of the security, to be other than a temporary loss.

4.	LOANS RECEIVABLE

Loans receivable consist of the following (in thousands):

	2006	2005
Real estate loans:
Residential	$452,406	$421,169
Construction	5,943	7,597
Commercial	47,479	36,984
Commercial	6,159	5,310
Home equity loans and lines of credit	46,796	40,342
Other	4,247	4,204

	563,030	515,606
Less deferred loan fees	2,498	3,062

	560,532	512,544
Less allowance for loan losses	3,855	3,563

Net loans	$556,677	$508,981

Mortgage loans serviced by the Bank for others amounted to $21,894,000 and $25,554,000 at September 30, 2006 and 2005, respectively.

At September 30, 2006, 2005, and 2004, the Bank had nonaccrual loans of $476,000, $605,000, and $665,000, respectively. Additional interest income that would have been recorded under the original terms of the loan agreements amounted to $37,000, $56,000, and $23,000 for the years ended September 30, 2006, 2005, and 2004.

The Bank’s primary business activity is with customers located within its local trade area. Commercial, residential, and consumer loans are granted. The Bank also funds commercial and residential loans originated outside its immediate trade area provided such loans meet the Bank’s credit policy guidelines. Although the Bank has a diversified loan portfolio at September 30, 2006 and 2005, loans outstanding to individuals and businesses are dependent upon the local economic conditions in its immediate trade area.

4.	LOANS RECEIVABLE (Continued)

Activity in the allowance for loan losses for the years ended is summarized as follows (in thousands):

	2006	2005	2004
Balance, beginning of period	$3,563	$3,027	$2,509
Add:
Provision charged to operations	300	550	530
Loan recoveries	1	1	23

	3,864	3,578	3,062
Less loans charged off	(9)	(15)	(35)

Balance, end of period	$3,855	$3,563	$3,027

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, officers, their immediate families, and affiliated companies (commonly referred to as related parties), on the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with others. At September 30, 2006 and 2005, these persons were indebted to the Bank for loans totaling $1,750,000 and $1,838,000, respectively. During the year ended September 30, 2006, $82,000 of new loans were made and repayments totaled $170,000.

5.	FEDERAL HOME LOAN BANK STOCK

The Bank is a member of the Federal Home Loan Bank System. As a member, the Bank maintains an investment in the capital stock of the FHLB of Pittsburgh in an amount not less than 70 basis points of the outstanding unused FHLB borrowing capacity or 1/20 of its outstanding FHLB borrowings, whichever is greater, as calculated throughout the year.

6.	PREMISES AND EQUIPMENT

Premises and equipment consist of the following (in thousands):

	2006	2005
Land and land improvements	$2,199	$1,816
Buildings and leasehold improvements	10,043	9,896
Furniture, fixtures, and equipment	6,070	5,828
Construction in process	201	121

	18,513	17,661
Less accumulated depreciation	(7,066)	(6,101)

Total	$11,447	$11,560

Depreciation expense amounted to $985,000, $911,000, and $809,000 for the years ended September 30, 2006, 2005, and 2004, respectively.

7.	DEPOSITS

Deposits and their respective weighted average interest rate consist of the following major classifications (in thousands):

	2006		2005
	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate	Amount
Non-interest bearing demand accounts	—%	$23,675	—%	$21,134
NOW accounts	0.07	59,480	0.09	62,880
Money market accounts	2.78	33,255	1.66	33,749
Savings and club accounts	0.40	76,166	0.40	83,852
Certificates of deposit	4.40	209,577	3.67	173,144

Total	2.59%	$402,153	1.94%	$374,759

	2006		2005
	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Time certificates of deposit:
0.00 - 2.00%	$49	1.76%	$4,737	1.52%
2.01 - 4.00%	69,429	3.66	117,580	3.31
4.01 - 6.00%	140,096	4.76	50,601	4.70
6.01 - 8.00%	3	6.11	226	6.06

Total	$209,577	4.40%	$173,144	3.67%

At September 30, scheduled maturities of certificates of deposit are as follows (in thousands):

2007	$147,246
2008	29,196
2009	14,907
2010	10,944
2011	7,284

Total	$209,577

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $81,035,000 and $56,835,000 at September 30, 2006 and 2005, respectively.

The scheduled maturities of time certificates of deposit in denominations of $100,000 or more are as follows (in thousands):

2006
Within three months	$15,157
Three through six months	17,882
Six through twelve months	22,969
Over twelve months	25,027

Total	$81,035

7.	DEPOSITS (Continued)

A summary of interest expense on deposits for the years ended is as follows (in thousands):

	2006	2005	2004
NOW accounts	$44	$79	$100
Money market accounts	687	421	245
Savings and club accounts	355	388	442
Certificates of deposits	7,926	4,963	4,224

Total	$9,012	$5,851	$5,011

8.	SHORT-TERM BORROWINGS

As of September 30, 2006 and 2005, the Bank had $35,299,000 and $27,479,000 of short-term borrowings, respectively, of which $22,298,000 and $25,479,000, respectively, were advances on a $75,000,000 line of credit with the FHLB.

All borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined principally as investment securities and mortgage loans which are owned by the Bank free and clear of any liens or encumbrances. During 2006, the Bank had a borrowing limit of approximately $496 million, with a variable rate of interest, based on the FHLB’s cost of funds.

The following table sets forth information concerning short-term borrowings (in thousands):

	2006	2005
Balance at year-end	$35,299	$27,479
Maximum amount outstanding at any month-end	35,299	27,479
Average balance outstanding during the year	21,957	18,991
Weighted-average interest rate:
As of year-end	5.40%	3.84%
Paid during the year	4.92%	2.92%

Average balances outstanding during the year represent daily average balances, and average interest rates represent interest expenses divided by the related average balance.

9.	OTHER BORROWINGS

The following table presents contractual maturities of FHLB long-term advances (in thousands):

	Maturity range		Weighted- average interest rate	Stated interest rate ranged		2006	2005
Description	from	to		from	to
Convertible	2/20/2008	8/25/2015	5.46%	4.17%	6.06%	$32,000	$33,000
Fixed rate	11/15/2006	5/5/2014	4.39	2.49	5.95	147,000	126,000
Mid-term	12/22/2006	9/21/2009	4.56	2.46	5.69	45,000	35,000

Total						$224,000	$194,000

9.	OTHER BORROWINGS (Continued)

Maturities of FHLB long-term advances are summarized as follows (in thousands):

Year Ending September 30,	Amount	Weighted- average Rate
2007	$27,000	3.49%
2008	43,000	4.43
2009	56,000	4.61
2010	20,000	4.74
2011	45,000	5.17
2012 and thereafter	33,000	4.67

Total	$224,000	4.57%

Included above are seven convertible notes which total $32,000,000 and are convertible to variable-rate advances on specific dates at the discretion of the FHLB. Should the FHLB convert these advances, the Bank has the option of accepting the variable rate or repaying the advance without penalty.

The advances are secured by qualifying assets of the Bank which include the FHLB stock, securities, and first mortgage loans.

10.	INCOME TAXES

The provision for income taxes consists of (in thousands):

	2006	2005	2004
Federal:
Current	$1,737	$1,224	$989
Deferred	76	159	183

Total	$1,813	$1,383	$1,172

10.	INCOME TAXES (Continued)

The tax effects of deductible and taxable temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows (in thousands):

	2006	2005
Deferred tax assets:
Allowance for loan losses	$1,311	$1,211
Net unrealized loss on securities	97	104
Charitable contributions carryover	145	163
Other	135	232

Total gross deferred tax assets	1,688	1,710

Deferred tax liabilities:
Pension plan	632	468
Mortgage servicing rights	73	86
Premises and equipment	568	652
Other	88	94

Total gross deferred tax liabilities	1,361	1,300

Net deferred tax assets	$327	$410

No valuation allowance was established at September 30, 2006 and 2005, in view of the Bank’s ability to carryback to taxes paid in previous years and certain tax strategies, coupled with the anticipated future taxable income as evidenced by the Bank’s earnings potential.

The reconciliation of the federal statutory rate and the Bank’s effective income tax rate is as follows (in thousands):

	2006		2005		2004
	Amount	% of Pre tax Income	Amount	% of Pre tax Income	Amount	% of Pre tax Income
Provision of statutory rate	$1,961	34.0%	$1,984	34.0%	$1,730	34.0%
Income from Bank-owned life insurance	(174)	(3.0)	(168)	(2.9)	(125)	(2.5)
Tax-exempt income	(124)	(2.2)	(117)	(2.0)	(116)	(2.3)
Low-income housing credits	(68)	(1.2)	(72)	(1.2)	(138)	(2.7)
Other, net	218	3.8	(244)	(4.2)	(179)	(3.5)

Actual tax expense and effective rate	$1,813	31.4%	$1,383	23.7%	$1,172	23.0%

10.	INCOME TAXES (Continued)

The Bank is subject to the Pennsylvania Mutual Thrift Institutions Tax that is calculated at 11.5 percent of earnings based on U.S. generally accepted accounting principles with certain adjustments.

Retained earnings include $4,308,000 at September 30, 2006, for which no provision for federal income tax has been made. This amount represents deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits or liquidates. The Act also provides for the recapture of deductions arising from “applicable excess reserve: defined as the total amount of reserve over the base year reserve.” The Bank’s total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

11.	COMMITMENTS

In the normal course of business, management makes various commitments which are not reflected in the consolidated financial statements. These commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet. The Bank’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts as disclosed. Losses, if any, are charged to the allowance for loan losses. The Bank minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures and collateral requirements, as deemed necessary, in compliance with lending policy guidelines.

The off-balance-sheet commitments consist of the following (in thousands):

	2006	2005
Commitments to extend credit	$10,939	$10,333
Standby letters of credit	2,758	1,491
Unfunded lines of credit	42,073	42,900

Commitments to extend credit consist of fixed-rate commitments with interest rates ranging from 5.85 percent to 10.25 percent. The commitments outstanding at September 30, 2006, contractually mature in less than one year.

The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The amount of collateral obtained, as deemed necessary, is based upon management’s credit evaluation in compliance with the lending policy guidelines. Since many of the credit line commitments are expected to expire without being fully drawn upon, the total contractual amounts do not necessarily represent future funding requirements.

Standby letters of credit and financial guarantees represent conditional commitments issued to guarantee performance of a customer to a third party. The coverage period for these instruments is typically a one-year period with renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized over the coverage period. For secured letters of credit, the collateral is typically Bank deposit instruments.

12.	LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

The Bank leases various branch locations and other offices under long-term operating leases. Future minimum lease payments by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more, consisted of the following at September 30, 2006 (in thousands):

2007	$210
2008	181
2009	116
2010	78
2011	56
2012 and beyond	209

Total	$850

The total rental expense for the above leases for the years ended September 30, 2006, 2005, and 2004, were $368,000, $343,000, and $361,000, respectively.

13.	EMPLOYEE BENEFITS

The Bank sponsors a trusteed, noncontributory defined benefit pension plan covering substantially all employees and officers. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Bank and compensation rates near retirement. The Bank’s funding policy is to make annual contributions, if needed, based upon the funding formula developed by the plan’s actuary.

Pension Plan

The following table sets forth the status (in thousands):

	2006	2005
Change in benefit obligation
Benefit obligation at beginning of year	$4,966	$4,740
Service cost	534	377
Interest cost	397	295
Actuarial loss	873	213
Benefits paid	(696)	(659)

Benefit obligation at end of year	6,074	4,966

Change in plan assets
Fair value of plan assets at beginning of year	4,322	3,106
Actual return on plan assets	254	456
Employer contribution	1,654	1,419
Benefits paid	(696)	(659)

Fair value of plan assets at end of year	5,534	4,322

Funded status	(540)	(644)
Unrecognized transition adjustment	—	2
Unrecognized net actuarial loss	2,383	1,499
Unrecognized prior service cost	47	56

Net Prepaid Benefit Cost Recognized	$1,890	$913

13.	EMPLOYEE BENEFITS (Continued)

Pension Plan (Continued)

The accumulated benefit obligation for the defined benefit pension plan was $3,044,000 and $2,805,000 as of September 30, 2006 and 2005, respectively.

The following table comprises the components of net periodic benefit cost for the years ended (in thousands):

	2006	2005	2004
Service cost	$534	$377	$393
Interest cost	397	295	314
Expected return on plan assets	(387)	(235)	(186)
Amortization of prior service cost	9	9	9
Amortization of unrecognized loss	122	43	84
Amortization of transition obligation	2	3	3

Net periodic benefit cost	$677	$492	$617

Weighted-average assumptions used to determine benefit obligations:

	2006	2005
Discount rate	6.25%	6.25%
Rate of compensation increase	5.50	5.50

Weighted-average assumptions used to determine net periodic benefit cost for years ended:

	2006	2005	2004
Discount rate	6.25%	6.25%	7.00%
Expected long-term return on plan assets	8.00	8.00	8.00
Rate of compensation increase	5.50	5.50	5.50

The expected long-term rate of return was estimated using market benchmarks by which the plan assets would outperform the market in the future, based on historical experience adjusted for changes in asset allocation and expectations for overall lower future returns on similar investments compared to past periods.

Plan Assets

The Bank’s pension plan weighted-average asset allocations by asset category are as follows:

	2006	2005
Cash and fixed income securities	35.4%	35.4%
Equity securities	64.6	64.6

Total	100.0%	100.0%

The Bank believes that the plan’s risk and liquidity position are, in large part, a function of the asset class mix. The Bank desires to utilize a portfolio mix that results in a balanced investment strategy. Three asset classes are outlined, as above. The target allocations of these classes are as follows: equities, 65 percent; cash and fixed income, 35 percent.

13.	EMPLOYEE BENEFITS (Continued)

Pension Plan (Continued)

The Bank expects to contribute $536,000 to its pension plan in 2007.

Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows (in thousands):

2007	$40
2008	42
2009	73
2010	74
2011	80
2012 - 2016	576

401(k) Plan

The Bank also has a savings plan qualified under Section 401(k) of the Internal Revenue Code which covers substantially all employees over 21 years of age. Employees can contribute to the Plan, but are not required to. Employer contributions are allocated based on employee contribution levels. The expense related to the Plan for the years ended September 30, 2006, 2005, and 2004, were $190,000, $152,000, $106,000, respectively.

Supplemental Executive Retirement Plan

On September 15, 2004, the Bank entered into a salary continuation agreement with certain executives of the Bank, which provides for benefits upon retirement to be paid to the executive for no less than 192 months, unless the executive elects to receive the present value of the payments as a lump sum. The Bank has recorded an accrual of $284,000 and $124,000, at September 30, 2006 and September 30, 2005, respectively, which represents the estimated present value (using a discount rate of 7.5 percent) of the benefits earned under this agreement.

14.	REGULATORY RESTRICTIONS

The Bank is required to maintain reserve funds in cash or in deposit with the Federal Reserve Bank. The required reserve at September 30, 2006 and 2005, was $4 million and $0, respectively.

15.	REGULATORY CAPITAL REQUIREMENTS

Federal regulations require the Bank to maintain certain minimum amounts of capital. Specifically, the Bank is required to maintain certain minimum dollar amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average total assets.

In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) established five capital categories ranging from “well capitalized” to “critically undercapitalized.” Should any institution fail to meet the requirements to be considered “adequately capitalized,” it would become subject to a series of increasingly restrictive regulatory actions. Management believes as of September 30, 2006, the Bank met all capital adequacy requirements to which they are subject.

As of September 30, 2006 and 2005, the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be classified as a well capitalized financial institution, Total risk-based, Tier 1 risk-based, core capital, and tangible equity capital ratios must be at least 10 percent, 6 percent, 5 percent, and 1.5 percent, respectively. There have been no conditions or events since the notification that management believes have changed the Bank’s category.

15.	REGULATORY CAPITAL REQUIREMENTS (Continued)

The following table reconciles the Bank’s capital under U.S. generally accepted accounting principles to regulatory capital (in thousands):

	2006	2005
Total equity	$58,337	$54,371
Accumulated other comprehensive loss	189	201
Disallowed servicing assets	(193)	(229)

Tier I, core, and tangible capital	58,333	54,343

Allowance for loan losses	3,855	3,563
Unrealized gains on equity securities	24	—

Total risk-based capital	$62,212	$57,906

The Bank’s actual capital ratios are presented in the following table (dollars in thousands):

	2006		2005
	Amount	Ratio	Amount	Ratio
Total Capital (to Risk-Weighted Assets)

Actual	$62,212	15.8%	$57,906	15.6%
For Capital Adequacy Purposes	31,557	8.0	32,993	8.0
To Be Well Capitalized	39,446	10.0	37,242	10.0

Tier I Capital (to Risk-Weighted Assets)

Actual	$58,333	14.8%	$54,343	14.6%
For Capital Adequacy Purposes	15,778	4.0	14,897	4.0
To Be Well Capitalized	23,667	6.0	22,345	6.0

Tier I Capital (to Average Assets)

Actual	$58,333	8.1%	$54,343	8.3%
For Capital Adequacy Purposes	28,959	4.0	26,193	4.0
To Be Well Capitalized	36,199	5.0	32,741	5.0

Tangible Capital (to Adjusted Assets)

Actual	$58,333	8.1%	$54,343	8.3%
For Capital Adequacy Purposes	10,859	1.5	9,822	1.5

16.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Bank’s financial instruments are as follows (in thousands):

	2006		2005
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Cash and cash equivalents	$12,730	$12,730	$20,290	$20,290
Investment and mortgage- backed securities:
Available for sale	89,122	89,122	62,506	62,506
Held to maturity	19,715	19,193	21,505	21,297
Loans receivable, net	556,677	554,405	508,981	508,162
Accrued interest receivable	3,185	3,185	2,655	2,655
FHLB stock	13,675	13,675	11,916	11,916
Mortgage servicing rights	215	244	253	253
Bank-owned life insurance	13,376	13,376	12,864	12,864

Financial liabilities:
Deposits	$402,153	$401,035	$374,759	$373,662
Short-term borrowings	35,299	35,299	27,479	27,479
Other borrowings	224,000	224,495	194,000	191,652
Advances by borrowers for taxes and insurance	2,198	2,198	1,591	1,591
Accrued interest payable	1,399	1,399	848	848

Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling.

As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated values are based may have a significant impact on the resulting estimated values.

As certain assets and liabilities, such as deferred tax assets, premises and equipment, and many other operational elements of the Bank, are not considered financial instruments but have value, this estimated fair value of financial instruments would not represent the full market value of the Bank.

16.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The Bank employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Cash and Cash Equivalents, Accrued Interest Receivable, Short-Term Borrowings, Advances by Borrowers for Taxes and Insurance, and Accrued Interest Payable

The fair value approximates the current book value.

Bank-Owned Life Insurance

The fair value is equal to the cash surrender value of the Bank-owned life insurance.

Investment and Mortgage-Backed Securities Available for Sale and Held to Maturity and FHLB Stock

The fair value of investment and mortgage-backed securities available for sale is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities. Since the FHLB stock is not actively traded on a secondary market and held exclusively by member financial institutions, the estimated fair market value approximates the carrying amount.

Loans Receivable, Deposits, Other Borrowings, and Mortgage Servicing Rights

The estimated fair values for loans and mortgage servicing rights are estimated by discounting contractual cash flows and adjusting for prepayment estimates. Discount rates are based upon rates generally charged for such loans with similar characteristics. Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year end. Fair values for time deposits and other borrowings are estimated using a discounted cash flow calculation that applies contractual costs currently being offered in the existing portfolio to current market rates being offered for deposits and borrowings of similar remaining maturities.

Commitments to Extend Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments are presented in Note 11.

17.	PLAN OF REORGANIZATION AND STOCK ISSUANCE

On July 25, 2006, the Board of Directors of the Bank unanimously adopted a Plan of Conversion (the “Plan”) pursuant to which the Bank will convert into a Pennsylvania chartered stock savings association (the “Stock Savings Association”) and form ESSA Bancorp, Inc., a Pennsylvania chartered company (the “Stock Holding Company”). The newly chartered Stock Holding Company will offer shares of its common stock to the Bank’s eligible account holders, to the Bank’s tax-qualified employee benefit plans, and, if necessary, to the general public in accordance with the priorities set forth in the Plan. The Plan is subject to the approval of the OTS, the Pennsylvania Department of Banking, as well as the Members of the Bank, as set forth in the Plan.

Following the sale of common stock, all depositors who had membership or liquidation rights with respect to the Bank as of the effective date of the transaction will continue to have such rights solely with respect to the Stock Savings Association as long as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the date of the transaction will have such membership and liquidation rights with respect to the Stock Savings Association. Borrowers of the Bank as of the date of the transaction will have the same membership rights in the Stock Savings Association that they had in the Bank immediately prior to the date of the transaction as long as their existing borrowings remain outstanding.

The regulations of the OTS prohibit the Bank from declaring or paying a cash dividend if the effect thereof would cause the Bank’s regulatory capital to be reduced below either the amount required for the liquidation account or the federal regulatory capital requirement in section 567.2 of the Rules and Regulations of the OTS.

Costs associated with the conversion will be deferred and deducted from the proceeds of the stock offering. If, for any reason, the offering is not successful, the deferred costs will be charged to operations. As of September 30, 2006, there was approximately $119,000 of costs incurred with the conversion.

You should rely only on the information contained in this document or that to which we have referred you. No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by ESSA Bancorp, Inc. or ESSA Bank & Trust. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of ESSA Bancorp, Inc. or ESSA Bank & Trust since any of the dates as of which information is furnished herein or since the date hereof.

ESSA Bancorp, Inc.

(Proposed Holding Company for

ESSA Bank & Trust)

12,650,000 Shares of

Common Stock

Par value $0.01 per share

(Subject to Increase to up to 14,547,500)

PROSPECTUS

Ryan Beck & Co., Inc.

Until __________ or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount(1)
*	Registrant’s Legal Fees and Expenses	$450,000
*	Marketing Agent Legal Fees and Expenses	75,000
*	Registrant’s Accounting Fees and Expenses	120,000
*	Conversion Agent and Data Processing Fees	50,000
*	Marketing Agent Fees and Expenses	1,221,753
*	Appraisal and Business Plan Fees and Expenses	127,000
*	Printing, Postage and Mailing	225,000
*	Filing Fees (OTS, NASD, Nasdaq and SEC)	132,783
*	Other	18,464

*	Total	$2,420,000

*	Estimated

(1)	ESSA Bancorp, Inc. has retained Ryan Beck & Co., Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the midpoint of the offering range.

Item 14.	Indemnification of Directors and Officers

Indemnification of Directors and Officers of ESSA Bank & Trust. Article VI of the bylaws of ESSA Bank & Trust, set forth circumstances under which directors, officers, employees and agents of ESSA Bank & Trust may be insured or indemnified against liability which they incur in their capacities as such:

Article VI; Indemnification and Liability of Directors and Officers

Section 1. Personal Liability of Directors. A director of ESSA Bank & Trust shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law (including the Director’s Liability Act, 42 Pa. C.S. 8361 et seq.) a director’s liability for monetary damages may not be limited.

Section 2. Indemnification. The Bank shall indemnify in accordance with its Indemnification Policy any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of ESSA Bank & Trust, whether civil, criminal, administrative or investigative, by reason of the fact that such a person is or was a director or officer of ESSA Bank & Trust, or is or was serving while a director or officer of ESSA Bank & Trust and at the request of ESSA Bank & Trust, as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid n settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

Section 3. Advancement of Expenses. Reasonable expenses incurred by an officer or director of ESSA Bank & Trust in defending a civil or criminal action, suit or proceeding described in Section 2 shall be paid by ESSA Bank & Trust in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by ESSA Bank & Trust.

Section 4. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5. Insurance. The Bank shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ESSA Bank & Trust, or is or was serving at the request of ESSA Bank & Trust as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not ESSA Bank & Trust should have the power to indemnify him/her against such liability under the provisions of these By-Laws.

Section 6. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction) ESSA Bank & Trust may create and fund a trust or fund of any nature, any may enter into agreements with its officers and directors, for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article.

Section 7. Modification. The duties of ESSA Bank & Trust to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between ESSA Bank & Trust and each such director or officer, and no amendment or repeal of any provision of the Article, and no amendment or termination of any trust or other fund created pursuant to Section 6 shall alter, the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

Indemnification of Directors and Officers of ESSA Bancorp, Inc. Article VI of the bylaws of ESSA Bancorp, Inc., a Pennsylvania corporation, set forth circumstances under which directors, officers, employees and agents of ESSA Bancorp, Inc. may be insured or indemnified against liability which they incur in their capacities as such:

Article VI; Indemnification

6.1 Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, ESSA Bancorp, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of ESSA Bancorp, Inc., whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of ESSA Bancorp, Inc., or is or was serving at the request of ESSA Bancorp, Inc. as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

6.2 Derivative Actions.

(a) In the case of a threatened, pending, or completed action or suit by or in the right of ESSA Bancorp, Inc. against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, ESSA Bancorp, Inc. shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

(b) In the case of a threatened, pending, or completed action or suit by or in the right of ESSA Bancorp, Inc., a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of ESSA Bancorp, Inc. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to ESSA Bancorp, Inc. unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

6.3 Third-Party Actions.

(a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of ESSA Bancorp, Inc., together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, ESSA Bancorp, Inc. shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys’ fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

(b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

6.4 Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

(1) the Board of Directors by a majority vote of a quorum consisting of directors of ESSA Bancorp, Inc. who were not parties to the action, suit, or proceeding;

(2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) the shareholders of ESSA Bancorp, Inc.

6.5 Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

6.6 Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of ESSA Bancorp, Inc. in defending a civil or criminal action, suit, or proceeding described in Section 6.1 shall be paid by ESSA Bancorp, Inc. in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by ESSA Bancorp, Inc.

6.7 Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not ESSA Bancorp, Inc. would have the power to indemnify such person against such liability under the provisions of this Article VI.

6.9 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), ESSA Bancorp, Inc. may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

6.10 Modification. The duties of ESSA Bancorp, Inc. to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between ESSA Bancorp, Inc. and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

6.11 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, ESSA Bancorp, Inc. shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

6.12 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then ESSA Bancorp, Inc. shall nevertheless indemnify each director, officer, employee, and agent of ESSA Bancorp, Inc. as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of ESSA Bancorp, Inc., to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of ESSA Bancorp, Inc., then ESSA Bancorp, Inc. shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the Board of Directors or the shareholders of ESSA Bancorp, Inc. shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letter between ESSA Bank & Trust and Ryan Beck & Co., Inc.

1.2	Form of Agency Agreement between ESSA Bank & Trust, ESSA Bancorp, Inc., and Ryan Beck & Co., Inc. *

2	Plan of Conversion

3.1	Articles of Incorporation of ESSA Bancorp, Inc.

3.2	Bylaws of ESSA Bancorp, Inc.

4	Form of Common Stock Certificate of ESSA Bancorp, Inc.

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8	Federal Tax Opinion of Luse Gorman Pomerenk & Schick

10.1	Form of Employee Stock Ownership Plan

10.2	Form of Employment Agreement for Chief Executive Officer

10.3	Form of Employment Agreement for Executive Officers

10.4	Form of Change in Control Agreement

10.5	Director Emeritus Plan

10.6	Supplemental Retirement Plan for Gary S. Olson

10.7	Supplemental Retirement Plan for Robert S. Howes, Jr.

10.8	Supplemental Retirement Plan for Diane K. Reimer

10.9	Supplemental Retirement Plan for Thomas J. Grayuski

21	Subsidiaries of Registrant

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)

23.2	Consent of S.R. Snodgrass, A.C.

23.3	Consent of Beard Miller Company LLP

23.4	Consent of RP Financial, LC.

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between ESSA Bank & Trust and RP Financial, LC.

99.2	Letter of RP Financial, LC. with respect to Subscription Rights

99.3	Appraisal Report of RP Financial, LC.**

99.4	Marketing Materials*

99.5	Order and Acknowledgment Form*

*	To be filed supplementally or by amendment.

**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stroudsburg, Commonwealth of Pennsylvania on December 7, 2006.

ESSA BANCORP, INC.

By:	/s/ Gary S. Olson
Gary S. Olson
Chief Executive Officer and President
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of ESSA Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Gary S. Olson as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Gary S. Olson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Gary S. Olson shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gary S. Olson Gary S. Olson	President, Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2006

/s/ Allan A. Muto Allan A. Muto	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 7, 2006

/s/ John E. Burrus John E. Burrus	Director	December 7, 2006

/s/ William P. Douglass William P. Douglass	Director	December 7, 2006

/s/ Daniel J. Henning Daniel J. Henning	Director	December 7, 2006

/s/ Frederick E. Kutteroff Frederick E. Kutteroff	Director	December 7, 2006

/s/ Robert C. Selig, Jr. Robert C. Selig, Jr.	Director	December 7, 2006

/s/ John S. Schoonover, Jr. John S. Schoonover, Jr.	Director	December 7, 2006

/s/ William A. Viechnicki, D.D.S. William A. Viechnicki, D.D.S.	Director	December 7, 2006

/s/ Elizabeth B. Weeks Elizabeth B. Weekes	Director	December 7, 2006